UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Definitive Proxy Statement

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Soliciting Material under § 240.14a-12

WORKDAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

# 2022 Annual Report

Workday. For a changing world.™

WORKDAY, INC.
6110 STONERIDGE MALL ROAD
PLEASANTON, CALIFORNIA 94588
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Date	June 22, 2022 (Wednesday)	Location Online at www.virtualshareholdermeeting.com/WDAY2022
Time	9:00 AM (Pacific Daylight Time)	Who Can Vote Stockholders of record as of April 25, 2022
The 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Workday, Inc., a Delaware corporation (referred to as “Workday,” “we,” “us,” and “our”) will be held via live audio webcast on Wednesday, June 22, 2022, at 9:00 a.m. PDT to consider the Items of Business listed below and more fully described in the accompanying Proxy Statement. The Annual Meeting is being held in a virtual format to help reduce costs, expand access, enable improved communication, and address public health concerns arising from the COVID-19 pandemic.
Items of Business
1.
To elect four nominees to our Board of Directors to serve as Class I directors until the 2025 Annual Meeting of Stockholders;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2023;

3.
To approve, on an advisory basis, the compensation paid to Workday’s named executive officers;

4.
To approve the 2022 Equity Incentive Plan to replace our 2012 Equity Incentive Plan; and

5.
To approve the Amended and Restated 2012 Employee Stock Purchase Plan.

All stockholders of record at the close of business on April 25, 2022 — which the Board of Directors has established as the record date — are entitled to vote on the above items and to attend the Annual Meeting. Beginning on or about May 10, 2022, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) is being mailed to stockholders of record. It contains instructions on how to access the Proxy Statement for our Annual Meeting and our Annual Report to Stockholders on Form 10-K for our fiscal year ended January 31, 2022 (together, the “proxy materials”) online at www.proxyvote.com. The Internet Notice also includes instructions on how to vote online, as well as how to receive a paper or email copy of the proxy materials, which will include instructions on voting by telephone or mail, as applicable.
You will be able to listen to the Annual Meeting, submit your questions, and vote during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/WDAY2022 and entering the 16-digit control number provided to you. Further details about voting and attending the Annual Meeting are set forth in the Question and Answer section beginning on page 80 of the Proxy Statement.
If you have any questions regarding this information or the proxy materials, please visit our website at www.workday.com or contact our Investor Relations department at (925) 379-6000 or via email at IR@workday.com.
YOUR VOTE IS IMPORTANT Whether or not you plan to join our virtual Annual Meeting, please vote as promptly as possible to ensure your representation at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2022: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com
We appreciate your continued support of Workday and look forward to receiving your proxy.
By order of the Board of Directors,
Aneel Bhusri
Co-Founder, Co-Chief Executive Officer, and
Chairman of the Board of Directors
May 10, 2022

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements, which are subject to safe harbor protection under the Private Securities Litigation Reform Act of 1995. All statements contained in this report other than statements of historical fact, including statements regarding our strategies and objectives, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and our other filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date hereof. Although we believe that the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. We undertake no duty to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.
TRADEMARKS
Workday, the Workday logo, For a Changing World, Opportunity Onramps, Peakon, VIBE, VNDLY, and Zimit are trademarks of Workday, Inc., which may be registered in the United States and elsewhere. Other trademarks, service marks, or trade names appearing in this Proxy Statement are the property of their respective owners.
NO INCORPORATION OF WEBSITES BY REFERENCE
This Proxy Statement includes several website addresses. These are intended to provide inactive, textual references only, and the information on these websites is not a part of this Proxy Statement.
FISCAL YEAR
Our fiscal year ends on January 31. References to “fiscal 2022,” for example, refer to the fiscal year ended January 31, 2022.

PROXY STATEMENT SUMMARY
This Proxy Statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Workday, also referred to as the “Board,” for use at the 2022 Annual Meeting of Stockholders. The below summary highlights the proposals to be acted on, as well as selected information about our corporate governance, executive compensation, and business. We encourage you to read the entire Proxy Statement for more information prior to voting.
2022 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	June 22, 2022, 9:00 a.m. Pacific Daylight Time
Location:	The Annual Meeting will be held online at www.virtualshareholdermeeting.com/ WDAY2022 via a live audio webcast. You will not be able to attend the Annual Meeting in person.
Record Date:	April 25, 2022
Meeting Access:	Stockholders who held shares of our common stock as of the record date will be able to access and vote at the Annual Meeting by using the 16-digit control number included in the Internet Notice or with the proxy materials they received. Others may also access and listen to the virtual meeting via the link above but are not eligible to vote.
Who Can Vote:	Holders of record of our Class A and Class B common stock as of the record date are entitled to vote. Our Class A common stock, which is publicly traded, has one vote per share. Our Class B common stock, which is primarily held by our executive officers, directors, and other affiliates, has 10 votes per share. We strongly encourage all stockholders to vote and to do so as promptly as possible.
How to Vote:	Below are the ways stockholders who held shares of our common stock as of the record date can vote ahead of and during the Annual Meeting. If you only received an Internet Notice, you can vote online. If you received a copy of the proxy materials, you can vote online, by phone, or by mail following the instructions provided. If you hold your shares through a broker, bank, or other nominee, you should receive a voting instruction form that contains voting instructions.

HOW TO VOTE (requires the 16-digit control number included in your Internet Notice, proxy card, or voting instruction form)
ONLINE BEFORE ANNUAL MEETING	PHONE (if you received proxy materials)	MAIL (if you received proxy materials)	ONLINE DURING ANNUAL MEETING

Go to www.proxyvote.com until 11:59 p.m. EDT on June 21, 2022	Call toll-free at 1-800-690-6903 until 11:59 p.m. EDT on June 21, 2022	Complete and mail your proxy card so it is received prior to the Annual Meeting	Go to www.virtualshareholdermeeting.com/ WDAY2022
Please see the “Question and Answer” section beginning on page 80 for additional information about the Annual Meeting, voting, and other procedures.
2022 Proxy Statement | 1

PROXY STATEMENT SUMMARY

PROPOSALS AND BOARD RECOMMENDATIONS
PROPOSALS	BOARD RECOMMENDATION	FURTHER DETAILS

1.
To elect to our Board of Directors the following four nominees to serve as Class I directors until the 2025 Annual Meeting of Stockholders: LYNNE M. DOUGHTIE, CARL M. ESCHENBACH, MICHAEL M. MCNAMARA, AND JERRY YANG

	“FOR” each director nominee	Pages 6-14
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2023	“FOR”	Pages 15-16
3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement	“FOR”	Page 17
4. To approve the 2022 Equity Incentive Plan (the "2022 Plan”) to replace our 2012 Equity Incentive Plan (the “2012 Plan”)	“FOR”	Pages 18-25
5. To approve the Amended and Restated 2012 Employee Stock Purchase Plan (the “Restated ESPP”)	“FOR”	Pages 26-29
ELECTION OF DIRECTORS AND GOVERNANCE
Workday’s business and affairs are managed by or under the direction of our Board of Directors. The Board is organized into three classes, with the members of each class up for election once every three years. The Board monitors and reviews with management both the performance of Workday (in relation to its financial objectives, major goals, strategies, and competitors) and Workday’s long-term strategic business plans, as well as other pertinent issues affecting our company.
Our Board recommends that you vote FOR each of the below nominees to serve as Class I directors until the 2025 Annual Meeting of Stockholders.
NOMINEES	DIRECTOR SINCE	INDEPENDENT	CURRENT COMMITTEES
Lynne M. Doughtie, 59 Former U.S. Chairman and CEO, KPMG - US	2021		Audit
Carl M. Eschenbach, 55 General Partner, Sequoia Capital Operations, LLC	2018		Compensation, Investment
Michael M. McNamara, 65 Former CEO, Flex Ltd.	2011		Audit, Nominating & Governance
Jerry Yang, 53 Founding Partner of AME Cloud Ventures	2013		Compensation, Investment
2 | workday.com

PROXY STATEMENT SUMMARY

The below chart shows key attributes for the 11 current members of our Board, including the four nominees.
We are committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens Board and management accountability. Some highlights of our governance program include:
Lead Independent Director
Ongoing Board Refreshment — Two New Directors Added in 2021-2022 (one independent)
Highly Independent Board (8 of 11 Directors) and 100% Independent Audit, Nominating & Governance, and Compensation Committees
55% of Directors are Gender and/or Ethnically Diverse
Annual Board and Committee Evaluations
Robust Board Succession Planning
Majority Voting for Directors
Regular Executive Sessions of Independent Directors
Stock Ownership Guidelines for Directors and Executives

EXECUTIVE COMPENSATION PROGRAM
We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to employ the talent necessary to execute against our business objectives. Our compensation philosophy is therefore designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals. The key elements of our total rewards philosophy include:
Focus on ownership	Focus on innovation and performance	Be fair and flexible
Our executive compensation program is comprised of base salary, cash bonuses (other than for Mr. Bhusri), equity-based awards, and health and welfare programs. Our executive compensation program has been, and continues to be, weighted more heavily towards equity compensation. During fiscal 2022, the Compensation Committee of our Board of Directors reviewed and assessed our compensation philosophy, and together with the assistance of our independent compensation consultants and management, reviewed, evaluated, and approved the compensation arrangements of our executive officers.
2022 Proxy Statement | 3

PROXY STATEMENT SUMMARY

Below is an excerpt from our fiscal 2022 Summary Compensation Table. See page 67 for the full table and related footnotes.
Name	Title	Cash Compensation (Salary and Bonus)	Stock Awards	All Other Compensation	Total
Aneel Bhusri	Co-Founder, Co-Chief Executive Officer, and Chairman of the Board	$65,000	$15,404,483	$2,961,923	$18,431,405
James J. Bozzini	Chief Operating Officer	559,000	9,756,190	8,700	10,323,890
Luciano “Chano” Fernandez	Co-Chief Executive Officer and Director	1,384,938	20,539,224	91,351	22,015,513
Douglas A. Robinson(1)	Co-President	777,000	11,699,995	7,670	12,484,665
Richard H. Sauer	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	798,000	5,134,741	9,700	5,942,441
Robynne D. Sisco	Co-President	559,000	9,756,190	9,700	10,324,890

(1)
Mr. Robinson was promoted to Executive Vice President, Global Sales in February 2021 and received an RSU award in the amount of $2,000,000 as a promotion grant. Additionally, in connection with his subsequent promotion to Co-President, Mr. Robinson received an RSU award in the amount of $2,000,000 as a promotion grant.

WORKDAY AT-A-GLANCE
At Workday, our purpose is to inspire a brighter work day for all. We strive to make the world of work and business better and hope to empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries — from medium-sized businesses to more than 50% of the Fortune 500. Central to our purpose is a set of core values — with our employees as number one — followed by customer service, innovation, integrity, fun, and profitability. We believe that having happy employees leads to happy customers, and we are committed to helping our customers drive their digital transformations in this increasingly dynamic business environment.
Our Business
Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday provides more than 9,500 organizations with software-as-a-service solutions to help solve some of today’s most complex business challenges, including supporting and empowering their workforce, managing their finances and spend in an ever-changing environment, and planning for the unexpected.
Fiscal 2022 Financial Highlights
Our solid fiscal 2022 results are a testament to the strategic, mission-critical nature of our solutions and the strength of our business. Financial highlights for fiscal 2022 include:
•
Total Revenues. Total revenues of $5.14 billion, an increase of 19.0% year over year

•
Subscription Revenues. Subscription revenues of $4.55 billion, an increase of 20.0% year over year

•
Operating Cash Flows. Operating cash flows of $1.65 billion, an increase of 30.1% year over year

Environmental, Social, and Governance (“ESG”)
When Workday was founded in 2005, we set out not only to redefine the enterprise software industry, but to do what’s right as we did it. We built the company on a set of core values, which still guide all our decisions and actions to this day. Our values have long embodied what is today branded as ESG — Environmental, Social, and Governance. They compel us to be a leading corporate citizen, and to protect and serve the communities around us and the planet we live on.
4 | workday.com

PROXY STATEMENT SUMMARY

ESG and our People	~15,200 employees in 32 countries as of January 31, 2022
Workday was founded with the idea of putting people at the center of enterprise software, which is why employees are our number one core value. We believe a supportive and inclusive workplace, where everyone feels valued and engaged, is the key to great products, happy customers, and an enduring company. Our Chief People Officer, in partnership with our Chief Diversity Officer, is responsible for developing and executing Workday’s human capital strategy, including programs focused on total rewards; belonging and diversity; and employee development, engagement, and wellbeing. These executives and our Co-CEOs regularly update our Board of Directors and the Compensation Committee on human capital matters and seek their input on subjects such as succession planning, executive compensation, and company-wide equity programs.
ESG and the World Around Us
We believe that talent is everywhere, but opportunity is not. In support of our efforts to give back to the communities where we live and work, our employees donate time and expertise as mentors and volunteers to help close the skills gap. We also invest in leading workforce development organizations and provide direct training and employment opportunities for candidates facing barriers to employment through our Opportunity Onramps programs.
Workday is committed to caring for people and the planet. As a leading provider of enterprise cloud applications, our approach to environmental stewardship focuses on the key areas that are most material to our business. These include our carbon footprint, investments in renewable energy, stakeholder collaboration, reducing and responsibly disposing of our e-waste, and engaging with our employees to maximize their collective impact on how we operate.
ESG and our Customers
In line with our core values of customer service and innovation, we have increased our focus on how our technology can enable our customers to advance their own ESG goals, and how we can help them comply with the myriad of new and emerging ESG compliance and disclosure obligations. With our intelligent data core, customers are able to gather internal and external data with ease and report with confidence. Customers can use Workday to source, evaluate, and manage sustainable suppliers; deliver compliance training; and, with our planning solutions, proactively plan and track ESG goals. As stewards of information that is valuable to us, our customers, suppliers, and partners, we prioritize trust and security.
Stockholder Engagement
Our Board values and takes seriously the views of our stockholders, regularly reviews current governance and executive compensation policies and practices, risk oversight, and culture and human capital issues, and will consider appropriate changes as we grow and mature. In addition to our Annual Meeting each year, we provide stockholders with opportunities to deliver feedback on our corporate governance, compensation programs, and sustainability practices.
60,000,000+ We serve a community of more than 60 million workers at over 9,500 global customers	Committed to Sustainability Listed on Corporate Knights' index of the world's 100 most sustainable corporations
2022 Proxy Statement | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 TO ELECT LYNNE M. DOUGHTIE, CARL M. ESCHENBACH, MICHAEL M. MCNAMARA, AND JERRY YANG AS CLASS I DIRECTORS.
Our Board of Directors currently consists of 11 members. Our Certificate of Incorporation and Bylaws (together, our “formation documents”) provide for a classified Board consisting of three classes of directors, with directors serving staggered three-year terms. Directors in a particular class are nominated for additional three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors is elected at each annual meeting, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or until his or her earlier resignation or removal.
Our formation documents also provide that our Board may make changes by resolution concerning the authorized number of directors and that any additional directorships resulting from an increase in the authorized number of directors shall be distributed among the three classes as the Board determines in its discretion. The formation documents further provide that our Board or our stockholders may fill vacant directorships, except that in the event that the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, only our Board may fill vacancies.
Vote Required
In February 2021, the Board of Directors amended and restated Workday’s Bylaws to implement a majority voting standard in uncontested director elections in place of the previous plurality standard. The revised Bylaws provide that if an incumbent director fails, in an uncontested election, to receive the affirmative vote of a majority of the votes properly cast, then the director shall tender his or her resignation to the Nominating and Governance Committee of the Board. That committee will then make a recommendation to the Board on whether to accept or reject the resignation, nominate a replacement, or recommend any other related action be taken.
Accordingly, for the 2022 Annual Meeting, the election of each nominee requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against a nominee.
Upon the recommendation of the Nominating and Governance Committee, the Board has designated the four nominees listed below for election at the Annual Meeting, each of whom currently serves as a director of Workday. Together with the other members of the Board, these nominees bring a wide variety of relevant skills, professional experience, and backgrounds, as well as diverse viewpoints and perspectives to represent the long-term interests of stockholders and to fulfill the leadership and oversight responsibilities of the Board. The following table sets forth certain information about each of our directors, including our nominees.
6 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Director	Class	Age	Year Elected Director	Current Term Expires	Expiration of Term for Which Nominated
Lynne M. Doughtie(1)(2)	I	59	2021	2022	2025
Carl M. Eschenbach(1)(3)(4)	I	55	2018	2022	2025
Michael M. McNamara(1)(2)(5)	I	65	2011	2022	2025
Jerry Yang(1)(3)(4)	I	53	2013	2022	2025
Continuing Directors
Aneel Bhusri(4)	III	56	2005	2024	—
Thomas F. Bogan	III	70	2022	2024	—
Ann-Marie Campbell(1)(5)	III	57	2019	2024	—
Christa Davies(1)(2)(5)	II	51	2012	2023	—
Luciano “Chano” Fernandez	II	52	2021	2023	—
George J. Still, Jr.(1)(3)(4)(5)	II	64	2009	2023	—
Lee J. Styslinger III(1)(2)	III	61	2016	2024	—

(1)
Independent member of the Board

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

(4)
Member of the Investment Committee

(5)
Member of the Nominating and Governance Committee

 = Lead Independent Director
2022 Proxy Statement | 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Director
LYNNE M. DOUGHTIE
Director since 2021
Biography
Lynne M. Doughtie has served as a Director since February 2021. Ms. Doughtie was U.S. Chairman and Chief Executive Officer of KPMG LLP, a global leader in audit, tax, transaction, and advisory services, from July 2015 until her retirement in June 2020. Prior to that, she served in many leadership roles after joining KPMG in 1985, including as Vice Chair of the firm’s U.S. Advisory business from 2011 to June 2015. Ms. Doughtie has been a director of The Boeing Company since January 2021. She also serves on the board of directors of several nonprofit organizations and on the board of advisors of various private companies and educational institutions.
Qualifications
Ms. Doughtie received a bachelor’s degree in accounting from Virginia Tech University. She brings to our Board extensive experience in risk management and information security from her years at KPMG, as well as her experience advising organizations on complex global business matters and strategies across industries and financial expertise.
CARL M. ESCHENBACH
Director since 2018
Biography
Carl M. Eschenbach has served as a Director since February 2018. Mr. Eschenbach is a general partner at Sequoia Capital Operations, LLC, a venture capital firm, which he joined in April 2016. Prior to that, Mr. Eschenbach spent 14 years at VMware, Inc., a leading innovator in enterprise software, where he held a number of leadership roles in operations, most recently as its President and Chief Operating Officer from 2012 to 2016. Prior to that, Mr. Eschenbach held various sales management positions with Inktomi Corporation, 3Com Corporation, Lucent Technologies, Inc., and EMC Corporation. He has served as a director of Aurora Innovation, Inc. since November 2021, UiPath, Inc. since December 2020, Snowflake Inc. since May 2019, Zoom Video Communications, Inc. since November 2016, and Palo Alto Networks, Inc. since May 2013, and is also a director of several private companies.
Qualifications
Mr. Eschenbach received an electronics technician diploma from DeVry University. He brings to our Board over 30 years of operational and sales experience in the technology industry and deep knowledge of high-growth companies.
8 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

MICHAEL M. MCNAMARA
Director since 2011
Biography
Michael M. McNamara has served as a Director since 2011. Mr. McNamara served as a venture partner at Eclipse Ventures, a Silicon Valley venture capital firm, from January 2019 to March 2022. From 2006 to December 2018, Mr. McNamara was Chief Executive Officer of Flex Ltd., a company that delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets. He also held other senior roles at Flex after joining the company in 1994. Mr. McNamara has served as a director of Carrier Global Corporation since April 2020 and is also a director of several private companies. Mr. McNamara served as a director of Slack Technologies, Inc. from December 2019 to July 2021, and of Flex from 2005 to December 2018. He has served as a member of the Visiting Committee of the Sloan School of Management at Massachusetts Institute of Technology (“MIT”) since 2018, on the board of advisors of MIT from 2014 to 2019, and of Tsinghua University School of Economics and Management from 2006 to 2019, and is an advisor to several other private companies and one investment fund.
Qualifications
Mr. McNamara received a bachelor’s degree in industrial management from the University of Cincinnati and a master’s degree in business administration from Santa Clara University. He brings to our Board extensive leadership and experience in managing international operations. His prior service as Flex’s Chief Executive Officer provides a management perspective to business and strategic decisions of the Board.
JERRY YANG
Director since 2013
Biography
Jerry Yang has served as a Director since 2013. He is the founding partner of AME Cloud Ventures, an innovation investment firm that he started in 2012. Mr. Yang was a co-founder of Yahoo! Inc., where he served as a director from 1995 to 2012, and as Chief Executive Officer from 2007 to 2009. Mr. Yang also led Yahoo’s investments in Yahoo! Japan Corporation and Alibaba Group Holding Limited. He has been a director of Alibaba Group Holding Limited since 2014 and was also a director from 2005 to 2012. Mr. Yang has been a director of Lenovo, Inc. since 2014 and is a director and/or advisor of several other companies and foundations.
Qualifications
Mr. Yang received a bachelor’s degree and a master’s degree in electrical engineering from Stanford University, where he served on the Board of Trustees from 2005 until September 2015 and from October 2017 to the present. He brings to our Board extensive global leadership skills and deep experience in consumer internet technology.
2022 Proxy Statement | 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Continuing Directors
ANEEL BHUSRI
Director since 2005
Biography
Aneel Bhusri co-founded Workday in 2005 and has served as a Director since then, including as Chairman from 2012 to 2014 and from April 2021 to the present. He has been our Co-Chief Executive Officer since August 2020 after serving as Chief Executive Officer since 2014. Mr. Bhusri also served as Co-Chief Executive Officer from 2009 to 2014 and as President from 2007 to 2009. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc., including Vice Chairman of its board of directors from 1999 to 2002. Mr. Bhusri is currently an advisory partner at Greylock Partners, a Silicon Valley venture capital firm that he has been associated with since 1999, and prior to that time worked at Norwest Venture Partners and Morgan Stanley. He has served as a director of General Motors Company since October 2021 and currently serves as a director of the Workday Foundation. He served as a director of Intel Corporation from 2014 to November 2019 and of Pure Storage, Inc. from 2010 to February 2018.
Qualifications
Mr. Bhusri received bachelor’s degrees in electrical engineering and economics from Brown University, and a master’s degree in business administration from Stanford University, where he has served as a member of the Board of Trustees since June 2019. He brings to our Board extensive executive leadership and operational experience, including his experience and familiarity with our business as a co-founder and Co-Chief Executive Officer.
THOMAS F. BOGAN
Director since 2022
Biography
Tom Bogan has served as a Director since 2022. Mr. Bogan joined Workday in August 2018 through our acquisition of Adaptive Insights and served as Vice Chairman, Corporate Development, from February 2021 to January 2022. From February 2020 to February 2021, Mr. Bogan served as Vice Chairman with responsibility for our Workday Strategic Sourcing business, and from August 2018 to February 2020, he was Executive Vice President of our Planning Business Unit. At Adaptive Insights, Mr. Bogan was Chief Executive Officer and a director from 2015 until its acquisition by Workday. From 2007 until January 2019, he was a director of Apptio, Inc., including its Chairman from 2012 to January 2019, and a director of Citrix Systems, Inc. from 2003 to 2016. He currently serves as a director of various privately held companies.
Qualifications
Mr. Bogan received a bachelor’s degree in accounting from Stonehill College. He brings to our Board extensive executive leadership experience and expertise in software technology companies, including experience and familiarity with our business.
10 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

ANN-MARIE CAMPBELL
Director since 2019
Biography
Ann-Marie Campbell has served as a Director since April 2019. Ms. Campbell is Executive Vice President of U.S. Stores and International Operations at The Home Depot, Inc., a large home improvement retailer. From February 2016 until appointment to her current role in October 2020, she served as Executive Vice President — U.S. Stores at The Home Depot. Ms. Campbell began her career with The Home Depot in 1985 and has held roles of increasing responsibility since then, including vice president roles in the company’s operations, merchandising, and marketing departments. Ms. Campbell served as a director of Potbelly Corporation from 2014 to May 2019.
Qualifications
Ms. Campbell received a bachelor’s degree in philosophy and a master’s degree in business administration from Georgia State University. She brings to our Board extensive operational experience, expertise in strategic planning, and keen insights in identifying and capturing new business opportunities.
CHRISTA DAVIES
Director since 2012
Biography
Christa Davies has served as a Director since 2012. Ms. Davies is the Chief Financial Officer and Executive Vice President of Global Finance at Aon plc, a global risk management, insurance, and human resources solutions company. She has served as Aon’s Chief Financial Officer since 2008 and as Executive Vice President of Global Finance since 2007. Prior to joining Aon, Ms. Davies spent five years at Microsoft Corporation, most recently as a Corporate Vice President and the Chief Financial Officer of the Platforms & Services Division. Ms. Davies has also served as a director of Stripe, Inc. since August 2020.
Qualifications
Ms. Davies received a bachelor’s degree in mechanical engineering, majoring in Aerospace, from the University of Queensland, Australia, and a master’s degree in business administration from the Harvard Business School. She brings to our Board extensive experience in the software and technology industries, as well as financial expertise.
2022 Proxy Statement | 11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

LUCIANO “CHANO” FERNANDEZ
Director since 2021
Biography
Chano Fernandez has served as a director since April 2021. Mr. Fernandez joined Workday in 2014 and currently is our Co-Chief Executive Officer, a role he has held since August 2020. He has held other various leadership roles at Workday, including Co-President from February 2018 to August 2020; Executive Vice President, Global Field Operations from February 2017 to February 2018; and President, EMEA and APJ from 2014 to February 2017. From 2007 to 2013, Mr. Fernandez served as Senior Vice President and Head of Innovation Sales at SAP EMEA, a global provider of enterprise application software. Prior to that, he was Vice President of EMEA Sales at Infor, Inc., a founding partner and General Manager at Blue C, and a senior consultant for McKinsey & Company.
Qualifications
Mr. Fernandez received a bachelor’s degree in physics from the University of Salamanca in Spain and a master’s degree in business administration from Instituto de Empresa in Spain. He brings to our board strong leadership and sales experience, including a passion for empowering our people, customers, and the broader Workday community.
GEORGE J. STILL, JR.
Director since 2009
Biography
George J. Still, Jr. has served as a Director since 2009, as Lead Independent Director since 2012, and as Vice Chairman of the Board since 2014. Mr. Still is a partner emeritus at Norwest Venture Partners, a global venture capital firm that he joined in 1989, and was a managing partner from 1994 to 2012. Prior to that, he was with Ernst & Young LLP, an accounting firm, and a partner at Centennial Funds, a venture capital firm. Mr. Still led the sole venture investment in PeopleSoft, Inc., where he served as a director from 1991 to 2001. He has served as a director and Chairman of the Board of Stillwater Growth Corp I, LLC, a special purpose acquisition company, as well as one private company since February 2021. Mr. Still served on the Board of Advisors at the Tuck School of Business from 2011 to 2019, and has been on the Board of Advisors of the Center of Private Equity and Venture Capital at Tuck since 2011.
Qualifications
Mr. Still received a bachelor’s degree in accounting from Pennsylvania State University and a master’s degree in business administration from the Tuck School of Business at Dartmouth College. He brings to our Board financial and investing acumen through his many years with Norwest Venture Partners. His service as an advisor to technology companies provides a valuable resource for our Board.
12 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

LEE J. STYSLINGER III
Director since 2016
Biography
Lee J. Styslinger III has served as a Director since August 2016. Mr. Styslinger was a member of Workday’s CEO Advisory Board from February 2015 until his appointment to our Board. He has been the Chief Executive Officer of Altec, Inc., a holding company for businesses that design, manufacture, and market equipment for the electric and telecommunications industries globally, since 1997, and served as its Chairman from 2011 to 2021 and Co-Chairman from 2021 to present. Mr. Styslinger has served as a director of Glass Houses Acquisition Corp., a blank check company targeting businesses powering the new industrial economy, since 2021, of Vulcan Materials Company since 2013, and of Regions Financial Corporation since 2003. Mr. Styslinger is also on the boards of several educational, civic, business, and leadership organizations, including the Harvard Business School.
Qualifications
Mr. Styslinger received a bachelor’s degree from Northwestern University and a master’s degree in business administration from Harvard Business School. He brings to our Board extensive experience managing a large company in today’s global market, as well as financial expertise.
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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board Diversity Matrix
As of May 10, 2022
The following chart shows certain self-identified personal characteristics of our directors and nominees, in accordance with Nasdaq Listing Rule 5605(f).
Total number of directors: 11
	Female	Male	Non-binary	Did not disclose gender
Directors	3	8	—	—
Number of directors who identify in any of the categories below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—
14 | workday.com

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2023.

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending January 31, 2023. During our fiscal year ended January 31, 2022, Ernst & Young LLP served as our independent registered public accounting firm and has audited our consolidated financial statements since its appointment in 2008.
Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Workday and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2023. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or to be billed by Ernst & Young LLP and affiliates for professional services rendered with respect to the fiscal years ended January 31, 2022 and 2021. All of these services were approved by the Audit Committee.
	Fiscal Year Ended January 31,
	2022	2021
Audit Fees(1)	$4,613,548	$4,306,709
Audit Related Fees(2)	1,051,133	915,099
Tax Fees(3)	725,017	401,390
All Other Fees	—	—
Total	$6,389,698	$5,623,198

(1)
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and audits of our statutory financial statements in non-U.S. jurisdictions.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No. 18.

(3)
Consists of fees in connection with tax compliance and tax consulting services.

Auditor Independence
Under its charter, the Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has determined that the rendering of non-audit services for assurance and related services that are reasonably related to the performance of the audit services, audit-related services, tax services, and other services by Ernst & Young LLP is compatible with maintaining the principal accountants’ independence.

2022 Proxy Statement | 15

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or its Chair if such approval is required prior to the next Audit Committee meeting) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.
Vote Required
The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
16 | workday.com

PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO WORKDAY’S NAMED EXECUTIVE OFFICERS.
We are seeking an advisory, non-binding stockholder vote with respect to the compensation awarded to our named executive officers (or “NEOs”), referred to as a “Say-on-Pay” vote, for the fiscal year ended January 31, 2022, in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our executive compensation program and the compensation paid to our NEOs are described on pages 52-66 of this Proxy Statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our NEOs, in ways that support the following principles that we believe reflect our core values:
•
motivate, attract, and retain the best talent;

•
support a high-performance culture by rewarding excellence and achievement;

•
recognize and retain top-performing talent via differentiated rewards and opportunities;

•
reinforce alignment with Workday’s values (in particular, a focus on excellence and an attitude of ownership);

•
create alignment with Workday’s strategy and long-term performance; and

•
provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our NEOs’ compensation to reward the achievement of short-term and long-term strategic and operational goals.
Based on the above, we request that stockholders approve on a non-binding, advisory basis, the compensation of Workday’s NEOs as described in this Proxy Statement pursuant to the following resolution:
RESOLVED, that the compensation paid to Workday’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and narrative discussion, is hereby APPROVED.
Vote Required
Approval of our named executive officers’ compensation requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Stockholders should be aware that this advisory vote occurs after significant NEO compensation decisions have been made in the current fiscal year. In addition, because the compensation elements integrate into an overall compensation package, it may not be possible or appropriate to change the compensation package to reflect the results of one year’s advisory vote on NEO compensation before the next annual meeting of stockholders.
Unless the Board modifies its policy on the frequency of holding advisory votes on NEO compensation, the next such advisory vote will occur at our 2023 Annual Meeting of Stockholders.
2022 Proxy Statement | 17

PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4 TO APPROVE OUR NEW 2022 EQUITY INCENTIVE PLAN TO REPLACE OUR 2012 EQUITY INCENTIVE PLAN.
We are asking our stockholders to approve our new Workday, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to replace our 2012 Equity Incentive Plan (the “2012 Plan”). If approved by our stockholders, the 2022 Plan will become effective on June 22, 2022, the date of our Annual Meeting. No additional shares will be issued under the 2012 Plan once the 2022 Plan becomes effective.
Our Board of Directors believes that the 2022 Plan will enable us to continue to attract, retain, and motivate talented individuals who will help achieve our strategic objectives and benefit all of our stockholders as a result. The 2022 Plan is intended to be the successor to our 2012 Plan, which was adopted by our Board of Directors in August 2012 and approved by our stockholders thereafter in connection with our initial public offering. The 2012 Plan will expire in October 2022. In light of the impending expiration of our 2012 Plan, our Board of Directors adopted the 2022 Plan on April 20, 2022, subject to approval by our stockholders. If the 2022 Plan is not approved by our stockholders, we may continue to issue awards under our 2012 Plan, but only until it expires in October 2022. We believe that if the 2022 Plan is not approved, our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this would affect our long-term success. Accordingly, if the 2022 Plan is not approved, we would be required to seek approval from our stockholders for a new equity incentive plan at a special meeting prior to our 2023 annual meeting of stockholders, which would increase costs and be a distraction from our management team’s execution of our business goals. Likewise, we would possibly need to increase cash-based incentive compensation if we could not continue our equity compensation practice.
Equity Compensation Is a Critical Element of Our Compensation Program
We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain, and motivate highly qualified personnel. The market for skilled personnel in the software industry is very competitive. As we are headquartered in the Bay Area, we face intense competition among large and small firms in the Silicon Valley and greater Bay Area market. A cornerstone of our method for attracting and retaining top caliber talent has been our equity-based compensation programs, including the grant of time-based restricted stock units (“RSUs”) and, from time to time, performance-based RSUs (“PRSUs”). Providing employees the opportunity to participate in stock ownership, and in turn, our long-term future performance, helps align the objectives of our stockholders and our employees. Currently, we use new hire RSUs as a key tool in attracting top talent. We grant RSUs and, from time to time, PRSUs subject to time- and performance-based vesting, to certain employees on a targeted basis to incentivize retention and performance objectives. We also grant RSUs to our non-employee directors.
We Have Carefully Considered and Forecasted Our Need for Shares
We are requesting approval of 30,000,000 shares for the 2022 Plan, which our Board of Directors believes is reasonable and prudent. As of April 20, 2022, there were 51,974,231 shares available for grant under our 2012 Plan. If the 2022 Plan is approved, we will have 30,000,000 shares available for grant, which reflects a reduction of 21,974,231 shares relative to the number of shares currently authorized under the 2012 Plan. We will not “rollover” available shares from the 2012 Plan into the 2022 Plan. Additionally, unlike the 2012 Plan, the 2022 Plan will not include an evergreen provision, so there will not be an automatic increase in the number of shares available for grant under the 2022 Plan. If approved, we expect the shares to last approximately until our 2025 Annual Meeting. This number of shares should allow us to continue to grant awards to our employees, consultants, officers, and directors, which has been successful in attracting high-performing personnel and generating stockholder value, and enable us to respond to growth, market competition, and potential stock price fluctuations.
Our Compensation Committee thoughtfully manages our equity incentive programs to manage long-term stockholder dilution, burn rate, and stock-based compensation expense while maintaining our ability to attract, reward, and retain key talent in a hypercompetitive market. As a result of the Compensation Committee’s prudent management, we made
18 | workday.com

PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

the decision to forego the evergreen automatic increase under the 2012 Plan for fiscal 2021, 2022, and 2023. In evaluating the proposed 2022 Plan, our Board of Directors considered a number of factors, including the costs of the 2022 Plan and an analysis of certain burn rate, dilution, and overhang metrics as summarized below.
As of April 20, 2022, there were 253,668,066 million total shares of our Class A and Class B common stock outstanding. The closing market price of our Class A common stock on April 20, 2022, was $220.14.
We are committed to effectively managing our employee equity compensation programs in light of potential stockholder dilution. For this reason, we considered both our “burn rate” and our “overhang” in evaluating the impact of the 2022 Plan on our stockholders. We define “burn rate” as the number of equity awards granted during the year, divided by the weighted average total number of shares of common stock outstanding. The burn rate measures the potential dilutive effect of our outstanding equity grants. We define “overhang” as stock options outstanding but not exercised, plus outstanding full value awards (which include PRSUs, RSUs, and similar awards), plus shares available to be granted as equity awards, divided by the total number of shares of common stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards plus shares available for grant under our equity compensation plans. The burn rate and overhang figures included below are based on shares available for grant under our 2012 Plan, plus equity awards granted and outstanding under our 2012 plan and our 2005 Stock Plan (the “2005 Stock Plan”), as applicable, and exclude potential dilution resulting from shares issued pursuant to (i) awards remaining outstanding under the Adaptive Insights, Inc. 2013 Equity Incentive Plan (assumed in connection with an acquisition) (the “Adaptive Plan”), (ii) our 2012 Employee Stock Purchase Plan (the “ESPP”), or (iii) if approved, our Amended and Restated 2012 Employee Stock Purchase Plan. We assumed stock options outstanding but not exercised and outstanding RSUs under the Adaptive Plan, which were converted into stock options and RSUs to acquire 1,123,216 shares of our common stock in connection with our acquisition of Adaptive Insights, Inc. in August 2018. As of April 20, 2022, 127,059 of such assumed awards remained outstanding.
During the past three fiscal years, we granted equity awards under our 2012 Plan as summarized in the table below and our three-year average burn rate was approximately 3.09% for these years, as set forth in the table below.
Three-Year Average Burn Rate Calculation
	FY20	FY21	FY22	Average
Options Granted under 2012 Plan	—	—	—	—
RSUs and PRSUs Granted under 2012 Plan(1)	6,545,309	8,825,349	6,579,065	7,316,574
Total Granted	6,545,309	8,825,349	6,579,065	7,316,574
Weighted Average Number of Common Shares Outstanding	227,184,989	237,019,325	247,249,334	237,151,216
Burn Rate	2.88%	3.72%	2.66%	3.09%

(1)
PRSUs are included at maximum achievement levels.

Equity Awards Outstanding
As of April 20, 2022, there were (i) 253,668,066 total shares of our Class A and Class B common stock outstanding, (ii) 51,974,231 shares available for grant under our 2012 Plan, (iii) no shares available for grant under our 2005 Stock Plan, and (iv) equity awards outstanding under the 2012 Plan, our 2005 Stock Plan, and the Adaptive Plan as summarized in the table below. Accordingly, as of April 20, 2022, our 10,570,605 outstanding awards (not including awards under our ESPP, but including awards assumed in acquisitions) plus 51,974,231 shares available for future grant under our 2012 Plan represented approximately 24.66% of our common stock outstanding, which we refer to as our “overhang.”
2022 Proxy Statement | 19

PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

Please see the table below for a breakdown of the outstanding equity awards granted under the 2012 Plan, our 2005 Stock Plan and the Adaptive Plan, and the number of shares remaining for grant under our 2012 Plan, in each case as of April 20, 2022. The closing market price of our Class A common stock on April 20, 2022, was $220.14. The table below excludes awards under our ESPP.
Outstanding options under all plans(1)	Weighted-average exercise price of options	Weighted-average remaining term in years of options	Outstanding RSUs and PRSUs under all plans(2)	Number of shares available for grant under all plans(3)
271,997	$22.9656	0.52	10,298,608	51,974,231

(1)
Includes 126,316 options assumed in acquisitions.

(2)
Includes 743 RSUs and PRSUs assumed in acquisitions.

(3)
Excludes awards under our ESPP.

2022 Plan Share Pool & Expected Utilization
As noted above, none of the shares of our common stock that remain available for future grant of awards under the 2012 Plan will be added to the 2022 Plan. 30,000,000 shares of our common stock will be reserved and available for future grant of awards under the 2022 Plan. We believe, and the Compensation Committee considered, that the 2022 Plan will provide us with a share reserve that will allow us to make equity awards such as for new hires, consultant grants, refresh awards, any special retention needs, merger and acquisition activities, and non-employee director grants for approximately three years. We anticipate making future requests for additional increases in the share reserve periodically, so that we can continue to engage with our stockholders and allow them to routinely evaluate the 2022 Plan’s continued effectiveness. Circumstances such as changes in global economic conditions, business conditions, our compensation programs, merger and acquisition activity, or our strategy could alter this projection and our expectations.
Summary of the 2022 Equity Incentive Plan
The material terms of the 2022 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2022 Plan, which is attached as Appendix A to this Proxy Statement.
Purpose
The 2022 Plan provides for the grant of stock options, restricted stock awards, stock bonuses, stock appreciation rights, RSUs, and performance awards, as described below. The purpose of the 2022 Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to our success.
Key Terms
The following is a summary of the key provisions of the 2022 Plan.
Plan Term:	Ten Years
Eligible Participants:
Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the 2022 Plan.
As of April 20, 2022, there were approximately 15,900 employees and nine non-employee directors who were eligible to participate in the 2022 Plan.

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PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

Administration:
Our Compensation Committee administers the 2022 Plan. Subject to the terms and limitations expressly set forth in the 2022 Plan, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the grants. Our Compensation Committee may construe and interpret the 2022 Plan and prescribe, amend, and rescind any rules and regulations relating to the 2022 Plan.
Our Compensation Committee may delegate to a committee of one or more executive officers the ability to grant awards to Plan participants (generally, other than officers or members of the Board of Directors), subject to certain limitations, as permitted by applicable law.

Shares Authorized:
If the 2022 Plan is approved, there will be 30,000,000 shares available for grant, subject to adjustment to reflect stock splits and similar events.
In addition, the following shares are available for grant under the 2022 Plan: (a) shares subject to issuance upon exercise of stock options or other awards granted under the 2012 Plan and 2005 Stock Plan (collectively, the “Prior Plans”) but which cease to be subject to the options or other awards by forfeiture or otherwise after the effective date; (b) shares issued under the Prior Plans before or after the effective date pursuant to the exercise of stock options that are, after the effective date, forfeited; (c) shares subject to awards granted under the Prior Plans that are forfeited or are repurchased by the Company at the original issue price; and (d) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
In addition, the following shares are available for grant under the 2022 Plan: (i) shares that are subject to issuance upon exercise of an option or SAR granted under the 2022 Plan but which cease to be subject to the option or SAR for any reason other than exercise of the option or SAR; (ii) shares that are subject to awards granted under the 2022 Plan that are forfeited or are repurchased at the original issue price or otherwise forfeited; (iii) shares that are subject to awards granted under the 2022 Plan that otherwise terminate without such shares being issued; or (iv) shares that are surrendered pursuant to a stockholder approved exchange program.
Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than Shares, such cash payment will not result in a reduction in the number of Shares available for issuance under the 2022 Plan.
Shares that otherwise become available for grant and issuance because of the above provisions shall not include shares subject to awards that initially became available because of the substitution of awards.
The 2022 Plan does not have an evergreen.

Adjustments:	As is typical in equity plans, in the event of a stock dividend, an extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin off, or similar change of our capital structure without consideration, the number and class of shares available for grant under the 2022 Plan, the exercise prices of and number of shares subject to outstanding awards, and the maximum number of shares that may be issued as incentive stock options to an individual, will be proportionately adjusted, subject to the various limitations set forth in the 2022 Plan.
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PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

Award Types:	(1) Non-qualified and incentive stock options (2) Restricted stock awards (3) Stock bonus awards (4) Stock appreciation rights (5) Restricted stock units (6) Performance awards
Performance Factors:	The Compensation Committee may establish performance goals from the performance criteria set forth in Section 29 of the 2022 Plan.
Terms applicable to Stock Options and Stock Appreciation Rights:
Stock options have a maximum term of ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a maximum term of ten years from the date they were granted.
The exercise price of grants made under the 2022 Plan of stock options or stock appreciation rights may not be less than the fair market value of our common stock on the date of grant. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Bonus Awards:	Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance awards, and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention, and/or vesting of restricted stock awards, restricted stock unit awards, performance awards, cash-settled performance awards and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.
Stockholder Approval Required for Repricing:	Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without stockholder approval under the 2022 Plan. Such prohibited repricing includes substituting, or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by stockholders.
Prohibition on Dividend Payments on Unvested Shares:	Shares of common stock subject to unvested awards shall not be eligible for payment of dividends.
Change in Control:	In the event of a merger or asset sale, any or all outstanding awards may be continued, or may be assumed or an equivalent award substituted by a successor corporation. In the event the successor corporation refuses to assume or substitute the awards outstanding under the 2022 Plan, the outstanding awards shall accelerate in full. All awards need not be treated similarly. Awards held by non-employee directors shall accelerate in full.
Director Awards:	No non-employee director may receive awards that, when combined with cash compensation for service as a non-employee director, exceed $750,000 in value in any calendar year, increased to $1,750,000 in value in the calendar year of his or her initial service; provided that any initial award granted to a non-employee director in connection with the commencement of his or her services shall not exceed $1,000,000 in value.
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PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

New Plan Benefits
The following table shows the dollar value of shares subject to restricted stock units that will be granted, subject to approval by our Board of Directors, under our existing director compensation program in fiscal 2023 to each of our non-employee directors pursuant to the equity incentive grant formula set forth below if the 2022 Plan is approved by our stockholders.
Name and Position	Dollar Value
Non-Employee Director Group (9 persons)	$320,000(1)
Chairman of the Board	50,000
Vice Chairman of the Board and Lead Independent Director	50,000
Chair of the Audit Committee	75,000
Member of the Audit Committee	37,500
Chair of each of Board of Directors’ other Committees	50,000
Member of each of the Board of Directors’ other Committees.	25,000

(1)
The number of shares of restricted stock units granted annually to each non-employee director under our existing director equity grant program is calculated as the dollar value divided by the trailing 20-day simple moving average stock price of our Class A common stock, using the 20 trading days prior to the date of grant (to occur after filing a Registration Statement on Form S-8 with respect to the 2022 Plan), rounded down to the nearest share.

Future awards under the 2022 Plan to executive officers, employees, or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted pursuant to the grant formula described above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.
Amendments
The Board may terminate or amend the 2022 Plan at any time, provided that no action may be taken by the Board if stockholder approval is required.
Recoupment
All awards under the 2022 Plan shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board of Directors or Compensation Committee, or required by law during the term of an individual’s employment or other service with our company, in each case that is applicable to our employees, directors, or other service providers. In addition to any other remedies available under any such policy and applicable law, the 2022 Plan may require the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards.
Certain U.S. Federal Income Tax Consequences
The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to us and participants in the 2022 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2022 Plan.
Non-Qualified Stock Options
A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2022 Plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.
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PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

Incentive Stock Options
A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.
Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition,” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.
Stock Appreciation Rights
A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.
Restricted Stock
A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.
Restricted Stock Units
In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Restricted stock units usually vest over a time period specified by the Board.
Performance Stock Units
Similar to restricted stock units, in general, no taxable income is realized upon the grant of a performance stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the performance stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance stock units usually vest upon the achievement of metrics established by the Board.
Performance Shares
The participant will not realize income when a performance share is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred
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PROPOSAL NO. 4: APPROVAL OF THE 2022 EQUITY INCENTIVE PLAN

shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.
ERISA Information
The 2022 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Approval of the 2022 Plan
If the 2022 Plan is approved by our stockholders, it will become effective on the date of the Annual Meeting. Our Board of Directors intends to cause the additional shares of common stock that would become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at our expense. If stockholders do not approve this proposal, the 2022 Plan will not become effective.
Vote Required
The approval of the 2022 Plan requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
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PROPOSAL NO. 5: APPROVAL OF THE AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5 TO APPROVE OUR AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.
We are asking our stockholders to approve the amendment and restatement, in its entirety, of our 2012 Employee Stock Purchase Plan (the "Restated ESPP") to enable our employees to continue to purchase shares of our common stock under our 2012 Employee Stock Purchase Plan (the “ESPP”). Our Board of Directors adopted the Restated ESPP on April 20, 2022, subject to approval by our stockholders. The approval of this amendment and restatement of the ESPP will (i) extend the term of the ESPP, (ii) remove the automatic increase (“evergreen”) provision, and (iii) make certain clarifying revisions. We are not asking for any additional shares for the Restated ESPP. Extending the term of the Restated ESPP will enable use of its remaining, previously approved shares.
The Board of Directors believes that our success is due in large part to our highly talented employee base and that our future success depends on our ability to attract and retain high caliber personnel. The Restated ESPP will be an important incentive tool supporting us in our continued efforts to attract, retain, and motivate qualified personnel, while also aligning the long-term value creation objectives of our workforce with those of our stockholders.
If approved by our stockholders, the Restated ESPP will be effective June 22, 2022, the date of our Annual Meeting. If the Restated ESPP is not approved, the ESPP will expire on May 31, 2023, the 10-year anniversary of the first purchase date under the ESPP. The Restated ESPP will extend the term until the issuance of all of the shares of common stock reserved for issuance under the Restated ESPP or an earlier termination of the Restated ESPP by our Board of Directors.
As of April 20, 2022, there were approximately 5,731,795 shares available for issuance under the ESPP, which is expected to satisfy our equity needs for approximately five years or through our 2027 Annual Meeting of Stockholders. The total number of shares reserved under the Restated ESPP since its original adoption in 2012 is 11,650,917, which includes shares that have already been issued under the Restated ESPP and are no longer available for issuance. As noted above, no new shares are being requested for the Restated ESPP.
Summary of the Restated ESPP
The Restated ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount through accumulated payroll deductions. The principal terms of the Restated ESPP are summarized below. This summary is qualified in its entirety by reference to the full text of the Restated ESPP, which is attached as Appendix B to this Proxy Statement.
The Restated ESPP, including the right of participants to make purchases under the Restated ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Code, although we may offer sub-plans or offerings that are not intended to meet the Section 423 requirements for employees outside the United States pursuant to the terms of the Restated ESPP. The provisions of the Restated ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The Restated ESPP will not be a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.
Purpose
The purpose of the Restated ESPP is to provide our employees with a means of acquiring an equity interest in Workday through payroll deductions, to enhance such employees’ sense of participation in our business, and to provide an incentive for continued employment through the opportunity to acquire equity at a discounted price.
Shares Reserved for Issuance
As of April 20, 2022, there were approximately 5,731,795 shares available for issuance under the ESPP. The total number of shares reserved under the Restated ESPP since its original adoption in 2012 is 11,650,917, which includes
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PROPOSAL NO. 5: APPROVAL OF THE AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

shares that have already been issued under the Restated ESPP and are no longer available for issuance. The Restated ESPP does not include an evergreen provision, thereby eliminating an annual automatic increase of shares. The closing price per share of our Class A common stock on April 20, 2022, was $220.14. We are not asking for any additional shares for the Restated ESPP. Extending the term of the Restated ESPP will enable use of its remaining, previously approved shares.
Offering Periods
The Restated ESPP is currently expected to be administered through consecutive six-month periods referred to as “Offering Periods,” commencing on each December 1 and June 1, and ending on the succeeding May 31 and November 30, respectively. The Compensation Committee may change the duration and structure of future Offering Periods in accordance with the terms of the Restated ESPP, provided that no Offering Period may extend for a period longer than 27 months.
On the first trading day of each Offering Period (the “Offering Date”), each eligible employee who has properly enrolled in that Offering Period in accordance with the rules prescribed by the Compensation Committee will be granted an option to purchase shares of our common stock to be funded by payroll deductions, based on the participant’s elected contribution rate. Unless a participant has properly withdrawn from the Offering Period, each option granted under the Restated ESPP will automatically be exercised on the last trading day of the Offering Period (the “Purchase Date”). The purchase price will be equal to 85% of the lesser of the fair market value of our common stock on (i) the Offering Date and (ii) the Purchase Date.
Plan Administration
The Restated ESPP will be administered by our Compensation Committee. Subject to the terms of the Restated ESPP, the Compensation Committee will have the authority to, among other matters, determine the eligibility of participants, determine the terms and conditions of offerings under the Restated ESPP, and construe and interpret the terms of the Restated ESPP.
Eligibility
Generally, all of our employees, and employees of any of our subsidiaries designated by the Compensation Committee, will be eligible to participate in the Restated ESPP; provided that employees who own (or are deemed to own as a result of stock attribution rules) stock constituting 5% or more of the total combined voting power or value of all classes of our stock or any of our subsidiaries will not be permitted to participate in the Restated ESPP. The Compensation Committee may, in its discretion, exclude the following categories of employees from participation: (i) employees who are not employed prior to the beginning of an Offering Period, (ii) employees who are customarily employed 20 hours or less per week in a calendar year; (iii) employees who are customarily employed five months or less in a calendar year; (iv) certain “highly compensated” employees; (v) employees who are citizens or residents of a foreign jurisdiction, if such employee’s participation is prohibited under the laws of the jurisdiction governing such employee or compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; (vi) employees who do not meet any other eligibility requirements that the Compensation Committee may choose to impose (within the limits permitted by the Code); and (vii) individuals who provide services to Workday who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
As of April 20, 2022, approximately 15,900 of our employees would be eligible to participate in the Restated ESPP.
Enrollment in the Restated ESPP
Eligible employees become participants in the Restated ESPP by completing a subscription agreement or enrolling online authorizing payroll deductions prior to the applicable Offering Date. A person who becomes employed after the commencement of an Offering Period may not participate in the Restated ESPP until the commencement of the next Offering Period.
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PROPOSAL NO. 5: APPROVAL OF THE AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

Contribution and Purchase Limitations
Unless otherwise determined by the Compensation Committee in accordance with the terms of the Restated ESPP, no participant may (i) elect a contribution rate of more than 15% of his or her compensation (as defined in the Restated ESPP) for the purchase of shares under the Restated ESPP; (ii) purchase more than 1,500 shares of our common stock (which limit the Compensation Committee may increase or decrease provided such limit does not exceed 10,000 shares) under the Restated ESPP on any one Purchase Date; or (iii) purchase shares that have a fair market value of more than $25,000, determined as of the Offering Date, in any calendar year in which the Offering Period is in effect.
Certain Corporate Transactions
If the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the Compensation Committee will proportionately adjust the number of shares available under the Restated ESPP, the purchase price, the number of shares any participant has elected to purchase, and the limit on the number of shares a participant may purchase on any one Purchase Date.
In the event of a Corporate Transaction (as defined in the Restated ESPP), each outstanding right to purchase common stock under the Restated ESPP will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened and provide for a new final Purchase Date, which shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Compensation Committee. The Restated ESPP shall terminate on the closing of the Corporate Transaction.
Term; Amendments and Termination
The Restated ESPP terminates upon the issuance of all of the shares of common stock reserved for issuance under the Restated ESPP or an earlier termination of the Restated ESPP by our Board of Directors or our Compensation Committee. The Compensation Committee may generally amend, suspend, or terminate the Restated ESPP at any time without stockholder approval, except as may be required by applicable law or exchange listing rules.
Certain U.S. Federal Income Tax Consequences
The following is a general summary of the United States federal income tax consequences to us and to participants in the Restated ESPP based on tax laws in effect as of the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to any particular participant. Among other considerations, this summary does not describe the tax laws of any state, municipality or foreign jurisdiction, or describe gift, estate, excise, payroll or other employment taxes. Participants are advised to consult with their tax advisors regarding the tax consequences of participation in the Restated ESPP. The Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and the following discussion is based on the assumption that it is so qualified.
Each participant’s payroll deductions under the Restated ESPP will be made on an after-tax basis. Generally, the participant will not recognize any taxable income at the time he or she is granted an option to purchase shares of common stock during an Offering Period or at the time the option is exercised to purchase shares on behalf of the participant. The participant will generally only recognize taxable income (or loss) on the date the participant sells or otherwise disposes of the acquired shares. The particular tax consequence depends on the length of time such shares are held by the participant prior to the sale or disposition.
If the shares are sold or disposed of more than two years from the first day of the Offering Period during which the shares were purchased, and more than one year from the Purchase Date or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the amount by which the fair market value of the shares on the Offering Date exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Offering Date) and (ii) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the
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PROPOSAL NO. 5: APPROVAL OF THE AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

expiration of either of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.
We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
New Plan Benefits
Participation in the Restated ESPP is voluntary and each eligible employee will have the discretion to determine whether and to what extent to participate in and contribute to the Restated ESPP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the Restated ESPP are not determinable at this time. Our non-employee directors will not be eligible to participate in our Restated ESPP. We are not asking for any additional shares for the Restated ESPP. Extending the term of the Restated ESPP will enable use of its remaining, previously approved shares.
Historical Plan Benefits
The closing price per share of our Class A common stock on April 20, 2022 was $220.14. The following table shows, as to each of the individuals or groups indicated, the aggregate number of shares of common stock purchased under the ESPP since its inception through April 20, 2022. Our non-employee directors are not eligible to participate in our ESPP.
Named Executive Officers	Number of Shares Issued Under ESPP
Aneel Bhusri, Co-Chief Executive Officer and Chairman of the Board	—
James Bozzini, Chief Operating Officer	2,217
Chano Fernandez, Co-Chief Executive Officer and Director	309
Douglas A. Robinson, Co-President	493
Richard H. Sauer, Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	400
Robynne D. Sisco, Co-President	2,223
All current executive officers as a group (seven persons)	7,265
All employees (excluding current executive officers)	5,911,857
Vote Required
The approval of the Restated ESPP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
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DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance
Workday is committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens Board and management accountability. Our Corporate Governance Guidelines establish the governance framework within which the Board conducts its business and fulfills its responsibilities. These guidelines are available on our website at www.workday.com/governanceguidelines. The Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices, and other developments, and approves updates as appropriate.
Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our stockholders. In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation through a sound leadership structure and by providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to help ensure accountability.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our directors, officers, employees, and contractors. The Code of Conduct helps simplify our commitment to integrity by providing a framework for doing the right thing. Our Code of Conduct is available on our website at https://www.workday.com/code-of-conduct.
Risk Oversight by Our Board of Directors
Our Board exercises its risk oversight function both directly and indirectly through its various committees. It reviews strategic and operational risks, including cybersecurity risks, in the context of reports from the management team on a regular basis, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions. Our Board assists in determining the appropriate level of risk for our company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing identified risks.
Our Audit Committee, Nominating and Governance Committee, and Compensation Committee support our Board in discharging its risk oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face, and that our Board leadership structure supports this approach.
Committee	Areas of Focused Risk Oversight
Audit Committee
•
Oversees the overall enterprise risk management framework of the company

•
Oversees the accounting and financial reporting processes of the company

•
Oversees risks relating to financial accounting, reporting and controls, and ethical, legal, and regulatory matters, including cybersecurity and other information technology risk

Compensation Committee
•
Assesses risks created by the incentives inherent in our compensation policies and oversees human capital management, including belonging and diversity. See “Compensation Policies and Practices as they relate to Risk Management” in the Compensation Discussion and Analysis section elsewhere in this Proxy Statement for additional information

Nominating and Governance Committee
•
Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and ESG matters, including corporate governance, government relations activities, and sustainability initiatives

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Security, Privacy, and Trust
At Workday, keeping our customers' data secure is among our top priorities. We employ rigorous measures at the organizational, architectural, and operational levels to help ensure that customer data, applications, and infrastructure remain safe and in compliance with global privacy laws and regulations. Our Board of Directors devotes significant time to our privacy practices as well as cyber security and information security risk and cyber incident preparedness and response. Our Chief Privacy Officer reports at least annually to the Board and our Chief Information Security Officer regularly reports to the Audit Committee and the Board on cyber threats, incident response, and our security framework.
Stockholder Engagement
Our Board values and takes seriously the views of our stockholders, regularly reviews current governance and executive compensation policies and practices, risk oversight, and culture and human capital issues, and will consider appropriate changes as we grow and mature. In addition to our Annual Meeting each year, we provide stockholders with opportunities to deliver feedback on our corporate governance, compensation programs, sustainability practices, and other areas. Our Investor Relations team regularly meets with investors and investment analysts. Meetings often include participation by our business leaders and members of our Legal, Environmental Sustainability, Executive Compensation, and Belonging and Diversity teams.
In fiscal 2022, specific meetings with our stockholders included:
•
Financial performance;

•
Board composition, corporate governance, and our dual-class share structure;

•
Our executive compensation program including alignment of pay with performance; and

•
ESG matters and disclosure, including diversity and inclusion and sustainability metrics, initiatives, and disclosures.

We intend to continue the dialogue with our stockholders on these matters and will consider stockholder feedback along with best practices, market standards, and applicable regulations in making governance and other key board decisions.
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate about bona fide issues or questions with the Board or with an individual member of the Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary at generalcounsel@workday.com or by mail to the Corporate Secretary, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. The communication should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed. Workday will generally not forward to the Board a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about Workday.
Director Independence
Our Class A common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that none of our directors who are not current or former employees (Messrs. Eschenbach, McNamara, Still, Styslinger, and Yang and Mses. Campbell, Davies, and Doughtie) has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Select Market.
Leadership Structure
Our corporate governance framework provides the Board of Directors flexibility to determine the appropriate leadership structure for Workday. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board may appoint a Chairman of the Board and Vice Chairmen of the Board, at least one of
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DIRECTORS AND CORPORATE GOVERNANCE

whom will be an independent director. If the role of Chairman is filled by a director who does not qualify as an independent director, the Board will designate a lead independent director.
Mr. Bhusri and Mr. Fernandez serve as our Co-Chief Executive Officers and as members of our Board. Mr. Bhusri assumed the role of Chairman of the Board in April 2021. Because our Chairman is a current executive officer of Workday, Mr. Still also serves as a Vice Chairman and Lead Independent Director of the Board. Our Board believes that the current leadership structure, coupled with a strong emphasis on independence, provides effective independent oversight of management while allowing the Board and management to benefit from the extensive executive leadership and operational experience of Messrs. Bhusri and Fernandez. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside of our company, while Messrs. Bhusri and Fernandez bring company-specific experience and expertise. In February 2022, David Duffield, Workday’s co-founder and former Co-Chief Executive Officer, resigned as a member of the Board and as Chairman Emeritus, and was appointed to the newly formed role of CEO Emeritus of Workday, an honorary, non-officer role, and serves as an advisor to the management of Workday and the Board.
Lead Independent Director
Mr. Still serves as Vice Chairman and as Lead Independent Director of the Board of Directors. As Lead Independent Director, among other responsibilities, Mr. Still presides over regularly scheduled meetings at which only our independent directors are present; serves as a liaison between the Co-Chief Executive Officers, Chairman, and the independent directors; and performs such additional duties as our Board may otherwise determine and delegate.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our Lead Independent Director. The Lead Independent Director provides feedback to Workday’s Co-Chief Executive Officers, as needed, promptly after the executive sessions.
Meetings of the Board of Directors
The Board met seven times during fiscal 2022 and took action by unanimous written consent three times. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2022.
It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. All members of the Board during fiscal 2022 attended our annual meeting held on June 8, 2021. We have scheduled our 2022 Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by our Board members.
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Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Investment Committee. The current composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for each of our Board committees:
	Audit Committee	Compensation Committee	Nominating & Governance Committee	Investment Committee
Aneel Bhusri
Thomas F. Bogan
Ann-Marie Campbell
Christa Davies
Lynne M. Doughtie
Carl M. Eschenbach
Chano Fernandez
Michael M. McNamara
George J. Still, Jr.
Lee J. Styslinger III
Jerry Yang
= Chairman of the Board	= Chair
= Lead Independent Director	= Member
Audit Committee
Our Audit Committee is composed of Mses. Davies and Doughtie, and Messrs. McNamara and Styslinger, each of whom is independent and financially literate within the meaning of the Nasdaq Global Select Market rules. Ms. Davies is the Chair of the committee. Each of Mses. Davies and Doughtie, and Messrs. McNamara and Styslinger also satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mses. Davies and Doughtie, and Mr. Styslinger are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the Nasdaq Global Select Market. The designation does not impose on any of them any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
The Audit Committee met eight times during fiscal 2022 and took action by unanimous written consent one time. The committee is directly responsible for, among other things:
•
selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•
ensuring the independence of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•
establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters or alleged violations of our Code of Conduct or applicable laws;

•
considering the adequacy of our internal controls and internal audit function;

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DIRECTORS AND CORPORATE GOVERNANCE

•
overseeing our overall enterprise risk management framework and reviewing our major financial risk exposures, cybersecurity and other information technology risks, and processes to manage risk;

•
overseeing our global ethics and compliance function;

•
reviewing proposed waivers of the Code of Conduct for directors and executive officers;

•
reviewing material related party transactions or those that require disclosure; and

•
approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Audit Committee charter is available on our website at www.workday.com/audit-committee-charter.
Compensation Committee
Our Compensation Committee is composed of Messrs. Still, Eschenbach, and Yang, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. Still is the Chair of our Compensation Committee. Each member of the committee is also a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act and is free from any relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment as a Compensation Committee member.
The Compensation Committee met six times during fiscal 2022 and took action by unanimous written consent 13 times. The committee is responsible for, among other things:
•
reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•
reviewing and recommending to our Board the compensation of our directors;

•
reviewing and approving, or recommending that our Board approve, the terms of any employment arrangements with our executive officers;

•
reviewing and approving the selection of peer companies used for compensation analysis;

•
reviewing and approving, or recommending that our Board approve, any amendment of our recoupment policies and practices and stock ownership guidelines applicable to our Board and/or executive officers;

•
administering our stock and equity incentive plans;

•
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

•
reviewing our strategies and policies related to human capital management, including belonging and diversity;

•
reviewing our major compensation and human capital-related risk exposures; and

•
reviewing our overall compensation philosophy.

The Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Compensation Committee charter is available on our website at www.workday.com/compensation-committee-charter.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. McNamara and Still and Mses. Campbell and Davies, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. McNamara is the Chair of our Nominating and Governance Committee.
The Nominating and Governance Committee met five times during fiscal 2022. The committee is responsible for, among other things:
•
identifying and recommending candidates for membership on our Board of Directors;

•
reviewing and recommending our Corporate Governance Guidelines and policies;

•
overseeing and periodically reviewing our policies and programs concerning environmental sustainability, social responsibility, and governance, as well as our participation and visibility as a global corporate citizen;

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•
conducting an annual review of the independence of the non-employee directors and members of the Nominating and Governance Committee, the Audit Committee, and the Compensation Committee;

•
reviewing and recommending the composition of our Board and its committees in light of the current needs of the Board, including determining whether it may be appropriate to add or remove directors after considering issues of judgment, diversity, age, skills, background, and experience;

•
overseeing the process of evaluating the performance of our Board;

•
reviewing any feedback received from stockholder engagement efforts and reviewing any proposals properly submitted by stockholders for action at annual meetings of stockholders and making recommendations to our Board regarding action to be taken in response to such proposals; and

•
assisting our Board on other corporate governance matters.

The Nominating and Governance Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Nominating and Governance Committee charter is available on our website at www.workday.com/nominating-governance-committee-charter.
Investment Committee
Our Investment Committee is composed of Messrs. Yang, Bhusri, Eschenbach, and Still. Mr. Yang is the Chair of our Investment Committee. Our Investment Committee is responsible for reviewing and approving, or recommending that the Board of Directors approve, certain mergers, acquisitions, joint ventures, and investments, and working with management to develop effective and scalable processes for the review and execution of such transactions. The Investment Committee met four times during fiscal 2022.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or at any time during the past year has been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending candidates to the Board of Directors for Board membership, or the Board may conduct the process of identifying and evaluating Board candidates directly. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing an experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders, or other persons.
The Nominating and Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and, if requested by the Board, will recommend all director nominees to be appointed by the Board to fill interim director vacancies.
The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board may, either directly or upon the recommendation of the Nominating and Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise, and characteristics of Board members.
Director Qualifications
The Nominating and Governance Committee and the Board of Directors believe that candidates for director should have certain minimum qualifications, including, without limitation:
•
demonstrated business acumen and leadership, and high levels of accomplishment;

•
experience with high-growth companies and global public companies;

•
ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

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•
commitment to understand Workday and its business, industry, and strategic objectives;

•
integrity and adherence to high personal ethics and values, consistent with our Code of Conduct;

•
ability to read and understand financial statements and other financial information pertaining to Workday;

•
commitment to enhancing stockholder value;

•
willingness to act in the interest of all stockholders; and

•
for directors who are not current or former employees, independence under Nasdaq Global Select Market listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.
In addition, under Workday’s Corporate Governance Guidelines, the Board and each of its committees conduct a self- evaluation annually, which considers responsibilities under their charters and best practices. The Nominating and Governance Committee oversees each individual director’s performance, the Board of Director’s performance, and the operation and composition of each committee. Also, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. To help ensure that our directors devote sufficient time to carry out their duties and responsibilities effectively, our Corporate Governance Guidelines provide that each director may not serve on more than three other public company boards without prior approval of the Nominating and Governance Committee and that each director should engage in discussion with our Nominating and Governance Committee prior to accepting an invitation to serve on a public or for-profit private company board of directors. Also, under the Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered.
When considering nominees, our Nominating and Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, financial and other business expertise, breadth of experience, relevant skills, and experience in and knowledge about our business or industry. Additionally, although Workday does not have a formal diversity policy with regards to directors, Workday values diversity on a company- wide basis and endeavors to assemble a board with diverse perspectives and demographics (e.g., age, race, gender) and is in compliance with the board diversity requirements of Nasdaq and the State of California. The committee does not assign specific weights to any particular criteria and reviews the candidate’s qualifications in light of the specific needs of the Board at that time.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article I, Section 1.12 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Corporate Secretary, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a registered stockholder or a beneficial owner of shares held in street name and has held their stock for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.
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All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at the principal executive offices of Workday not later than the dates described below under “Additional Information — Stockholder Proposals for 2023 Annual Meeting.”
Non-Employee Director Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Our Board has historically approved annual refresh grants for our non-employee directors in respect of their Board and committee service at levels recommended by our Compensation Committee. Our compensation practices for non-employee directors are reviewed annually by our Compensation Committee. In addition, our executive compensation consultant, Semler Brossy Consulting Group, analyzes the competitive position of our director compensation program against the peer group used to review our executive compensation and examines how our director compensation levels, practices, and design features compare to members of our compensation peer group. Our Compensation Committee reviews this peer group to assess our director compensation against companies that have a similar size and growth trajectory as Workday and have similar business characteristics, such as companies focused on cloud applications or enterprise software. You can find additional information on our compensation peer group in the Compensation Discussion and Analysis section included elsewhere in this Proxy Statement.
During fiscal 2022, in accordance with the practices described above, our Compensation Committee reviewed our non-employee director compensation program and recommended that, to position more competitively against our peers, the Board increase the annual refresh grant of restricted stock units (“RSUs”) to our non-employee directors from $300,000 to $320,000 worth of RSUs and maintain the additional grant level of RSUs to the Chairman, Vice Chairman, Lead Independent Director, and Committee members at the same levels disclosed in our 2021 Proxy Statement, which are set forth in the table below. The number of RSUs awarded to each director is determined by dividing the value of RSUs approved by the Board for each director by the trailing 20-day simple moving average stock price of Workday’s Class A common stock, calculated using the 20 trading days prior to the date of grant. These equity awards vest in one annual installment on May 15th of the year following the year of grant, assuming continuous service through the vest date.
Grant Type	Annual RSU Award
Non-Employee Director	$320,000
Chairman of the Board	50,000
Vice Chairman of the Board and Lead Independent Director	50,000
Chair of the Audit Committee	75,000
Member of the Audit Committee	37,500
Chair of each of the Board of Directors’ other Committees	50,000
Member of each of the Board of Directors’ other Committees	25,000
Additionally, upon joining our Board, a non-employee director will generally be granted an initial equity award in connection with his or her appointment to the Board. New directors joining our Board between annual meetings may also receive a pro-rated annual grant. Our 2012 Equity Incentive Plan provides, and our 2022 Equity Incentive Plan, if approved, will provide, that a non-employee director may receive awards representing no more than $750,000 total value in any calendar year, and a newly appointed non-employee director may receive awards up to $1,750,000 in total value in the calendar year in which the individual first becomes a non-employee director, provided that any initial award granted in connection with the commencement of his or her initial service as a non-employee director shall not exceed $1,000,000 in value.
Consistent with the above, in fiscal 2022, the Compensation Committee granted awards to the non-employee directors as set forth in the following table. We also reimburse directors for travel expenses incurred in connection with attendance at Board meetings and other Workday events and for expenses incurred for continuing education related to their service as directors. Other than as set forth in the table below, in fiscal 2022, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to any person who served as a non-employee director for all or a portion of fiscal 2022 in respect of their service as members of our Board.
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Name	Grant Date	Number of Shares Subject to RSU Award(1)	Value of RSU Award on the Date of Grant(2)	All Other Compensation	Total Compensation
David A. Duffield (Former Chairman)(3)	06/08/2021	1,398	$314,159	$—	$—
George J. Still, Jr. (Vice Chairman)	06/08/2021	2,053	461,350	—	461,350
Michael C. Bush(4)	06/08/2021	1,398	314,159	—	—
Ann-Marie Campbell	06/08/2021	1,507	338,653	—	338,653
Christa Davies	06/08/2021	1,834	412,136	—	412,136
Lynne M. Doughtie	06/08/2021	1,398	314,159
	03/15/2021	2,940(5)	749,347	—	1,063,506
Carl M. Eschenbach	06/08/2021	1,616	363,148	—	363,148
Michael M. McNamara	06/08/2021	1,780	400,002	—	400,002
Lee J. Styslinger III	06/08/2021	1,561	350,788	—	350,788
Jerry Yang	06/08/2021	1,725	387,642	—	387,642

(1)
RSU awards shown in the table above vest in full on May 15, 2022, assuming continuous service through such date.

(2)
The amounts included in the “Value of RSU Award on the Date of Grant” column represent the aggregate grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our Class A common stock on the date of grant.

(3)
Mr. Duffield’s RSU award was terminated on February 24, 2022, in connection with his resignation from the Board.

(4)
Mr. Bush’s RSU award was terminated on September 16, 2021, in connection with his resignation from the Board.

(5)
As previously disclosed in our 2021 Proxy Statement, Ms. Doughtie was also granted RSUs in the amount of $750,000 in connection with her appointment to our Board on February 23, 2021, one-fourth of which vested on March 15, 2022, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates.

The following table provides information regarding outstanding equity awards held by non-employee directors as of January 31, 2022:
	OPTION AWARDS			RSU AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
David A. Duffield	—	$—	—	1,398(3)	$353,708(3)
George J. Still, Jr.	30,000	9.20	08/27/2022	2,053	519,430
Michael C. Bush(4)	—	—	—	—	—
Ann-Marie Campbell	—	—	—	1,507	381,286
	—	—	—	1,632	412,912
Christa Davies	—	—	—	1,834	464,020
Lynne M. Doughtie	—	—	—	1,398	353,708
	—	—	—	2,940	743,849
Carl M. Eschenbach	—	—	—	1,616	408,864
				537	135,866
Michael M. McNamara	15,000	9.20	08/27/2022	1,780	450,358
Lee J. Styslinger III	—	—	—	1,561	394,949
Jerry Yang	—	—	—	1,725	436,442

(1)
All options are fully vested.

(2)
The market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable director by the closing price of our Class A common stock on January 31, 2022, the last trading day of our fiscal year, which was $253.01.

(3)
Mr. Duffield’s RSU award was terminated on February 24, 2022, in connection with his resignation from the Board.

(4)
Mr. Bush’s RSU awards were terminated on September 16, 2021, in connection with his resignation from the Board.

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ESG at Workday*
ESG and Our People
When Workday was founded in 2005, co-founders Aneel Bhusri and David Duffield wanted to make one thing clear: culture comes first. With a strong belief that happy employees lead to happy customers, maintaining a strong culture of inclusivity, belonging, and fun was integral to the foundation of Workday. This culture-first philosophy has helped shape Workday into the global leader that it is today, and our people continue to be a top priority.
Our Values
Our core values give us a framework for leadership, daily decisions, and employee satisfaction, and help us enjoy our time at work. Staying true to our values has helped to preserve our culture, even virtually, and has guided our decisions to help protect and take care of our people, our customers, and our communities.
Total Rewards
Our compensation philosophy is designed to establish and maintain a fair and flexible compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives, create long-term value for our stockholders, grow our business, and assist in the achievement of our strategic goals. We believe that providing employees with competitive pay, ownership in the company, and a wide range of benefits is fundamental to employees feeling valued, motivated, and recognized for their contributions. Equity ownership is a key element of our compensation program, allowing employees to share in Workday’s successes and aligning the interests of our employees with our stockholders. Starting in the fourth quarter of fiscal 2022, we have extended our key employee cash bonus program to all employees not covered under an existing sales or customer experience incentive plan. Additionally, our total rewards package includes an employee stock purchase plan, healthcare and retirement benefits, paid time off, family leave, and other wellness programs. It also offers specialized benefits such as support for fertility options and new parents, as well as reimbursement of adoption costs. In the wake of the COVID-19 pandemic, we felt that it was important for employees to have a safe, convenient way to access healthcare and have introduced a global virtual healthcare network and onsite healthcare resources, including COVID-19 vaccine and testing drive-thru clinics and flu shot clinics, in addition to expanded healthcare benefits.
Belonging and Diversity
We strive to be a workplace where all employees are valued for their unique perspectives and where we all collectively contribute to Workday’s success and innovation. Belonging and Diversity ("B&D") plays an integral part in that as we aim to provide our employees with programs and resources that strengthen our culture and empower our communities. In support of our efforts, we have created our own unique approach to diversity called VIBE, which stands for Value Inclusion, Belonging, and Equity.
To further support equity in our workplace and in our communities, we have established four guiding principles: hiring and developing diverse talent; cultivating a culture of belonging; strengthening our communities; and building inclusive products and technology. We have made solid progress towards our ongoing company commitments that map to these global guiding principles. To track progress and plan for the future, we use internally-developed products to bring diversity-and inclusion-related data into one centralized location and set our B&D strategy. Through these products, we can assess, measure, benchmark, and manage diversity and inclusion as well as empower our leaders to create B&D plans and measure performance and outcomes across areas such as hiring, development, and employee experience.

*
Our goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this Proxy Statement.

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ESG at Workday

Looking at our diversity data, we continue to make strides in our representation. As of January 31, 2022, women represented 41.2% of our global employees, and underrepresented minorities (defined as those who identify as Alaskan native, American Indian, Black, Latinx, Native Hawaiian, Other Pacific Islander, and/or two or more races) represented 13.7% of our U.S. employees. We have committed to increasing the overall representation of our Black and Latinx employees in the U.S. by 30% by 2023, and to double the number of Black and Latinx leaders in the U.S. by 2023. We have achieved and exceeded our target on overall representation (103%) and are 70% of the way to our target on leaders.
Learning and Development
Our employees tell us they are most engaged when they are continuously being exposed to new things, empowered to build new skills, and able to make an impact. We offer a number of educational resources, development opportunities, and a support community to guide employees throughout their Workday careers, which we refer to as journeys. These begin right from the moment employees start at Workday, with Learning at Workday, journeys designed to help new employees onboard and get acquainted with our culture, business, and technology. These are complimented by Career Building at Workday, journeys designed to deepen expertise, grow capabilities, and make meaningful connections; Leading at Workday, journeys that help employees understand our leadership identity and prepare them to take on increasing leadership responsibilities; and The VIBE Way at Workday, journeys designed to equip and empower all employees with the tools and resources to incorporate VIBE into everything we do — from the language we use every day, to how we approach our work and each other, to the way we recruit and hire diverse talent at Workday.
Communication and Engagement
Our culture and how we treat people are paramount at Workday, and we believe that being transparent and facilitating information sharing are key to our success. Workday leverages multiple communication channels to engage and inform employees, including company meetings, town halls, internal websites, and social collaboration tools. We also use Workday Peakon Employee Voice to collect feedback in real time from our employees and turn that feedback into dialog and action. We receive data points from these surveys that help us identify actions to take to improve our company and our culture.
Buoyed by the opportunities offered by our own technology, our talent strategy philosophy puts employees at the center of their own career and performance journey. A fundamental tenet of this approach is the belief that we should provide employees with the tools and framework to enable their careers, putting them in the driver’s seat. Our talent philosophy is centered on five factors that fuel employee success: enable contribution, grow capabilities, empower career, deepen connections, and align compensation and recognition.
Our talent and performance dashboard includes a summary of an employee’s five factors and provides a snapshot view of performance-related tasks, with a visual summary of goals, feedback, and growth opportunities. Employees can take action to update their contributions, capabilities, career, and connections using the quick links provided in the dashboard.
Health, Safety, and Wellbeing
At Workday, we take a holistic approach to our employees’ wellbeing and have created wellbeing programs that focus on four core pillars: happiness, health, movement, and nutrition. These programs go beyond traditional medical benefits and wellness offerings and allow employees to focus on their chosen wellness goals as well as their mental health.
ESG and the World Around Us
Workday is committed to caring for people and the planet, and we focus on sustainability efforts that support our commitments to our stakeholders and align with our core values. We believe that doing good is good for business, and we concentrate our corporate social responsibility efforts on ways to positively impact the communities where we live and work in alignment with our commitments to all of our stakeholders. In light of today's global challenges, innovation plays a key role in doing our part to help solve some of the world's toughest problems. Every year, we set ambitious goals rooted in our core values to help address some of the world's most complex societal and environmental challenges.
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ESG at Workday

Sustainability
Workday provides our more than 9,500 customers with a carbon-neutral cloud. We match 100% of the electricity we use at our offices and data centers globally with clean, renewable sources. In fiscal 2021, we achieved net-zero carbon emissions across our offices, data centers, and business travel. We achieved this milestone through a combination of operational efficiency, procurement of renewable electricity equal to 100% of our consumption, and investing in high-quality carbon offset projects. As of the end of fiscal 2022, we mitigated our carbon legacy through the purchase of high-quality, third-party-verified emission reductions, or carbon offsets, effectively reducing Workday’s lifetime net carbon footprint to zero. In 2020, we committed to science-based emissions reduction targets — across the entire value chain — that are consistent with keeping global warming to 1.5°C above pre-industrial levels. In early 2022, our ambitious science-based targets were approved by the Science Based Targets initiative. With this commitment, we are taking our next steps toward minimizing our impact on the planet and helping our world transition to a net-zero future by 2050. We are committed to:
•
continue annually sourcing 100% renewable electricity through fiscal 2030;

•
reducing absolute scope 3 business travel GHG emissions by 25% by fiscal 2026 from a fiscal 2020 base year; and

•
70% of our suppliers by spend covering purchased goods & services and capital goods having science-based targets by fiscal 2026.

We also work to actively shape broader ESG policy by engaging with industry leaders, policymakers, regulators, and industry partners. We advocate for government policies that aid the transition to a low-carbon economy, an equitable just transition for workers in carbon-intensive industries, and support the objectives of the Paris Agreement and the United Nations Sustainable Development Goals.
Communities
We believe in doing good for the greater good. In a time where our global community continues to battle ongoing health, economic, and social crises, our pledge to create opportunity for all helps to guide our strategic approach to making a positive social impact in the communities where we live and work.
We believe that talent is everywhere, but opportunity is not. In support of our efforts to give back to the communities where we live and work, our employees donate time and expertise as mentors and volunteers to help close the skills gap and connect job seekers to work. We also invest in leading non-profit workforce development organizations and provide direct training and employment opportunities for candidates facing barriers to employment through our Opportunity Onramps programs. On top of our strategic, company-led social impact and employee volunteerism efforts, we also believe that giving back is even more rewarding when people get to make an impact through their favorite causes. We encourage and support employee giving and volunteering through programs such as our charitable donation matching gift program, our paid time off benefit for employees to volunteer and give back to their communities, and our team volunteer experience, where employee teams of five or more can volunteer with a charity partner of their choice and receive a $5,000 grant.
Additional information about our Environmental and Social strategies and programs can be found in our Global Impact Report at https://globalimpact.workday.com.
ESG and our Customers
In line with our core values of customer service and innovation, we have increased our focus on how our technology can enable our customers to advance their own ESG goals, and how we can help them comply with the myriad of new and emerging ESG compliance and disclosure obligations. Workday is well positioned to play an important supporting role for our customers who are focused on ESG compliance because we are for our customers a central source of data - a centralized location whereby internal and external data can be brought together and analyzed. With our intelligent data core, customers are able to gather information with ease and report with confidence. For example, with Workday as the single source of worker data, customers can measure belonging and diversity outcomes across the employee lifecycle. Customers can also use Workday to source, evaluate, and manage sustainable suppliers; deliver compliance training; and, with our planning solutions, proactively plan and track ESG goals.
When it comes to innovation, we build with trust top of mind. Our customers expect us to create and deliver products with integrity, and because of that, privacy, ethics, and security have been embedded into Workday's design since day
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one. We are focused on delivering unparalleled security and data privacy across all aspects of the Workday service. This includes complying — and helping our customers comply — with various international privacy regulations and staying true to our privacy-by-design principles. By providing a consistent security model, employing industry-leading safeguards, and continuously monitoring our service, we prioritize the safeguarding of our customers' data. In addition to our commitment to privacy in the products we deliver, we believe privacy is a fundamental right. We are a leader in the enterprise cloud sector and work constructively with policymakers to advance a modern legal framework that protects individuals and enhances understanding and trust in technology around the world.
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RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation,” we describe below transactions for fiscal 2022 in which Workday has been a participant, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our Class A common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.
Stock Voting Agreement
Messrs. Duffield and Bhusri, our co-founders, have entered into a stock voting agreement with each other and Workday. This agreement applies to all Class B common stock owned from time to time by our co-founders and each of their permitted transferees, which represents approximately 72% of the outstanding voting power of our capital stock as of April 20, 2022.
Employee Members of our Board of Directors
During fiscal 2022, Thomas Bogan, who joined our Board of Directors in February 2022, was employed by Workday and was paid aggregate compensation of $408,700, including base salary and other cash compensation for his services as an employee of Workday in the role of Vice Chairman of the company.
During fiscal 2022, in addition to his role as a member of our Board of Directors through March 2021, Mr. Stankey was employed by Workday as Vice Chairman and was paid aggregate compensation of $65,000, comprised of base salary.
Real Estate Leases
In fiscal 2022, we leased certain office space in Pleasanton, California under various lease agreements with NPC Holdings, LLC (“NPC”), an affiliate of Mr. Duffield, as set forth in the table below:
Location	Expiration	Base Rent per Square Foot as of March 16, 2021	Tenant Improvement Allowance Received in Fiscal 2022	Base Rent Paid in Fiscal 2022
Building 6120	07/31/2025	$31.80-38.19	$—	$269,857
Building 6130	03/31/2023	27.60-38.19	—	413,632
Building 6140	02/09/2025	30.60-38.93	—	798,856
Building 6150	02/28/2025	31.20-38.93	944,090	290,293
Building 6160	05/31/2024	30.60-34.20	1,867,920	353,173
Total			$2,812,010	$2,125,811
Real Estate Purchase Transaction
In October 2020, we entered into a Grant of Option to Purchase Real Property (the “Option Agreement”) with NPC for consideration of $1.5 million. The Option Agreement, which was approved by our Audit Committee and Board, gave Workday the option to purchase the property commonly described as 6120-6160 Stoneridge Mall Road in Pleasanton, California (the “Option to Purchase”), which is space we had been leasing from NPC and have described under Real Estate Leases above (the “Property”). The purchase price for the Property was determined to be $172.5 million, based on the average of two independent appraisals commissioned by each of NPC and Workday. The Option Agreement further provided that if Workday did not exercise the Option to Purchase by March 1, 2021, the existing leases would each be extended for approximately four years at an agreed upon rental rate based on a fair value rent analysis. In February 2021, Workday exercised the Option to Purchase and entered into a Purchase and Sale Agreement dated as of March 3, 2021, by and between NPC and Workday (the “Purchase Agreement”). This transaction was completed on March 16, 2021.
In deciding to enter into the Option Agreement and subsequently exercise the Option to Purchase, the Audit Committee and Board considered the benefits to Workday of purchasing the Property, including the importance to Workday of obtaining control of the Property, which is part of Workday’s headquarters campus, and the long-term cost savings from
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RELATED PARTY TRANSACTIONS

ownership as compared to continuing to lease the Property. The Audit Committee and Board also considered the independent appraisals, comparable transaction data, and other factors supporting the valuation of the property, such as its location and proximity to public transportation. Additionally, the Audit Committee and Board reviewed and considered the extent and nature of Mr. Duffield’s interest in the transaction.
In connection with the purchase of the Property, Workday has agreed to lease approximately 6,600 square feet of office space for a 10-year term on a rent-free basis to a current occupant, Maddie’s Fund, a charitable foundation founded by Mr. Duffield and managed by Mr. Duffield’s children. The Audit Committee and Board considered this arrangement to be in the best interests of Workday in the overall context of the purchase of the Property.
Aircraft Purchase Transaction
In October 2021, we entered into an Aircraft Purchase Agreement with Pegasus VI, LLC (“Pegasus”), an affiliate of Mr. Duffield, to purchase an aircraft for approximately $24.0 million. The purchase price for the aircraft was determined by the average of three independent appraisals commissioned by each of Pegasus and Workday, and a mutually agreeable independent appraiser. The aircraft was purchased primarily for the purposes of business travel by Mr. Bhusri and other Workday executives. In deciding to enter into the Aircraft Purchase Agreement and approving the related-party transaction, the Audit Committee considered the benefits to Workday of purchasing the aircraft, including the need to purchase an aircraft capable of international air travel, ensuring the safety of Mr. Bhusri and other Workday executives, and decreasing our reliance on third-party charter flight providers. The Audit Committee also considered the independent appraisals, the terms of the Aircraft Purchase Agreement, and the extent and nature of Mr. Duffield’s interest in the transaction.
Relationship with Incline Alchemy, Inc.
As of April 20, 2022, Mr. Duffield held approximately 36% of the outstanding capital stock of Incline Alchemy, Inc., a company majority-owned by Mr. Duffield’s son, Mike Duffield, a former employee of Workday. Incline Alchemy is part of a network of partners who provide implementation services for Workday’s customers. During fiscal 2022, Workday paid $538,759 to Incline Alchemy for the provision of professional services to Workday customers and related expenses. In fiscal 2022, Incline Alchemy made payments to Workday in the amount of $442,024 for training hours and tools, as well as fees paid to Workday for professional service hours. Additionally, Incline Alchemy is a customer of Workday and made customer payments to Workday in the amount of $276,022 in fiscal 2022. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Christina Erickson, a sister-in-law to James J. Bozzini, our Chief Operating Officer, has been employed by us since June 2015. She currently serves as Senior Environments Update Validation Analyst. During fiscal 2022, Ms. Erickson had total cash compensation, including base salary and other cash compensation, of $142,043.
Diep Romano, a sister-in-law to Mr. Bozzini, has been employed by us since February 2021. She currently serves as Senior Financial Analyst. During fiscal 2022, Ms. Romano had total cash compensation, including base salary and other cash compensation, of $151,290.
John Still, the son of George J. Still, Jr., one of our directors, has been employed by us since October 2017. He currently serves as Manager, Reporting & Insights. During fiscal 2022, Mr. Still had total cash compensation, including base salary and other cash compensation, of $169,091.
Lien Wolfe, a sister-in-law to Mr. Bozzini, was employed by us from February 2015 to July 2021. She served as Senior Director, Services Operations. During fiscal 2022, Ms. Wolfe had total cash compensation, including base salary, bonus, and other cash compensation, of $150,655.
The salary and bonus levels of Mses. Erickson, Romano, and Wolfe and Mr. Still were based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors. They also received equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.
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RELATED PARTY TRANSACTIONS

Relationship with Aon, plc
Ms. Davies, one of our directors, is the Chief Financial Officer and Executive Vice President of Global Finance of Aon plc. Aon is a customer of Workday and made payments to Workday of $8,770,543 in fiscal 2022. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Relationship with The Home Depot, Inc.
Ms. Campbell, one of our directors, is Executive Vice President of U.S. Stores and International Operations at The Home Depot, Inc. The Home Depot is a customer of Workday and made payments to Workday of $9,751,025 in fiscal 2022. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
Statement of Policy Regarding Related Party Transactions
We have adopted a written related-party transactions policy which provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing (each a “related party”) are not permitted to enter into a material related party transaction with us without the review, consideration, and approval or ratification of the disinterested members of the Audit Committee. For this policy, a material related party transaction is defined as a transaction with a related party in which the amount involved exceeds $120,000, or contributions to affiliated charities above $50,000. In approving or rejecting any proposed related party transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the committee in determining whether such transaction is fair to Workday and in the best interest of all of our stockholders, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related party’s interest in the transaction; the benefits that the transaction provides to us; and whether the transaction was undertaken in the ordinary course of business.
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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
With respect to Workday’s financial reporting process, the management of Workday is responsible for (1) establishing and maintaining internal controls and (2) preparing Workday’s consolidated financial statements. Workday’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of Workday’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Workday’s internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workday’s financial statements.
The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2022 with Workday’s management and EY, as well as management’s assessment and EY’s evaluation of the effectiveness of Workday’s internal control over financial reporting as of January 31, 2022. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from Workday.
Based on our review and discussions with Workday’s management and EY, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workday’s Annual Report on Form 10-K for fiscal 2022 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Christa Davies (Chair)
Michael M. McNamara
Lee J. Styslinger III
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EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT
The following table provides certain information about Workday’s executive officers and other executive management as of May 10, 2022.
Executive Officers	Age	Current Position(s) with Workday
Aneel Bhusri	56	Co-Founder, Co-Chief Executive Officer, and Chairman of the Board
James J. Bozzini	55	Chief Operating Officer
Chano Fernandez	52	Co-Chief Executive Officer and Director
Barbara A. Larson	51	Chief Financial Officer
Douglas A. Robinson	50	Co-President
Richard H. Sauer	59	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Robynne D. Sisco	56	Co-President

Other Executive Management
Christine Cefalo	44	Chief Marketing Officer
Sayan Chakraborty	54	Executive Vice President, Product and Technology
Ashley D. Goldsmith	49	Chief People Officer
Sheri Rhodes	53	Chief Customer Officer
Peter Schlampp	48	Chief Strategy Officer
Carin Taylor	56	Chief Diversity Officer
Executive Officers
Aneel Bhusri
Co-Founder, Co-Chief Executive Officer, and Chairman of the Board

For information on the business background of Mr. Bhusri, see “Proposal No. 1 — Election of Directors — Continuing Directors”.
James J. Bozzini
Chief Operating Officer

James J. Bozzini joined Workday in 2007 and currently serves as our Chief Operating Officer, a role he has held since February 2017. Since joining Workday, Mr. Bozzini has led our services and operations organizations, including as Executive Vice President, Customer Operations from 2015 until February 2017 and SVP, Services from 2014 until 2015. Prior to joining Workday, Mr. Bozzini served as Chief Operating Officer at Evolve Software Inc., which provides service industry software, and he held a number of senior management positions at PeopleSoft, Inc, including Senior Vice President of Services. Mr. Bozzini received a bachelor’s degree in business administration from California State University, Chico.

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EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

Luciano “Chano” Fernandez
Co-Chief Executive Officer and Director

For information on the business background of Mr. Fernandez, see “Proposal No. 1 — Election of Directors — Continuing Directors”.
Barbara A. Larson
Chief Financial Officer

Barbara A. Larson joined Workday in 2014 and currently serves as our Chief Financial Officer, a role she has held since February 2022. Since joining Workday, Ms. Larson has served in various leadership roles across the finance and product organizations, most recently as Senior Vice President, Accounting, Tax, & Treasury from February 2021 to January 2022; General Manager, where she led the product strategy, management, and engineering teams responsible for Workday Financial Management from May 2019 to January 2021; and prior to that, as Vice President of Business Finance from April 2016 to April 2019. Prior to joining Workday, Ms. Larson held senior finance roles at VMware, Inc., TIBCO Software Inc., and Symantec Corporation. Ms. Larson received a bachelor’s degree in business administration with an emphasis in accounting and finance from the University of Arizona.
Douglas A. Robinson
Co-President

Douglas A. Robinson joined Workday in 2010 and currently serves as our Co-President, a role he has held since November 2021. Since joining Workday, Mr. Robinson has served in a variety of leadership roles within our sales organization, including Executive Vice President, Global Sales from February 2021 to November 2021, Senior Vice President, Sales-Americas from May 2018 to February 2021; Group Vice President, Sales from September 2016 to May 2018; Vice President, North America Sales Strategy from February 2016 to September 2016; and earlier as a regional sales vice president and regional sales director. Prior to joining Workday, Mr. Robinson was in various sales roles at Oracle Corporation and PeopleSoft, Inc. Mr. Robinson received a bachelor’s degree in finance and management information systems from Ohio University.
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EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary

Richard H. Sauer joined Workday in September 2019 and currently serves as our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, a role he has held since April 2021. He was our Executive Vice President, General Counsel, and Corporate Secretary from September 2019 to April 2021. Prior to joining Workday, Mr. Sauer was at Microsoft Corporation for over 20 years, where he served in several senior legal positions, most recently as Vice President and Deputy General Counsel, Artificial Intelligence, Research, and Human Rights from June 2018 to September 2019, and as Corporate Vice President and Deputy General Counsel, Global Sales, Marketing, and Operations from 2013 to May 2018. Prior to joining Microsoft in 1999, Mr. Sauer was an attorney at Sullivan & Cromwell LLP. Mr. Sauer received a bachelor’s degree from Bowling Green State University and a juris doctor degree from American University’s Washington College of Law.
Robynne D. Sisco
Co-President

Robynne D. Sisco joined Workday in 2012 and currently serves as our Co-President, a role she has held since February 2022. She was our Co-President and Chief Financial Officer from November 2021 to January 2022, President and Chief Financial Officer from August 2020 to November 2021, Co-President and Chief Financial Officer from February 2018 to August 2020, Chief Financial Officer from April 2016 to February 2018, and Senior Vice President and Chief Accounting Officer from 2012 to April 2016. Prior to Workday, Ms. Sisco served as Chief Accounting Officer and Corporate Controller at VMware, Inc., a leading innovator in enterprise software, from 2009 to 2012. Before that, Ms. Sisco was Senior Vice President and Chief Accounting Officer at VeriSign, Inc., and held senior finance positions at Oracle Corporation, Visa, Inc. GE Capital, and Ford Motor Company. She currently serves on the board of directors of Unity Software Inc. and is a director of one private company. Ms. Sisco received a bachelor’s degree in economics from Claremont McKenna College and a master’s degree in business administration in finance from Golden Gate University.
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EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

Other Executive Management
Christine Cefalo joined Workday in 2008 and has served as our Executive Vice President, Chief Marketing Officer since June 2020. She was our Executive Director, CEO and Chairman Communications from November 2019 to June 2020; Executive Vice President, Chief Marketing Officer from April 2016 to November 2019; and before that held various marketing, corporate communications, and public relations roles. Before joining Workday, Ms. Cefalo served as a technology practice leader at global communications firm Porter Novelli and later served as a public relations consultant. Prior to that, she spent five years on the public relations team at PeopleSoft, Inc. Ms. Cefalo received a bachelor’s degree in journalism from California State University, Chico.
Sayan Chakraborty joined Workday in May 2015 through our acquisition of GridCraft, Inc. and currently serves as our Executive Vice President, Product and Technology, a role he has held since October 2021. Mr. Chakraborty was our Executive Vice President, Technology from December 2019 to October 2021, Senior Vice President of Technology from November 2017 to December 2019, and Vice President, Software Development from May 2015 to November 2017. Prior to joining Workday, he co-founded Gridcraft in June 2013 and served as its Chief Operating Officer until its acquisition by Workday. From 2008 to 2013, Mr. Chakraborty held senior management positions at Oracle Corporation, and he previously held executive positions at Skyetek Inc, Sigaba, and Cygnus Solutions, and senior engineering positions at Atheros Communications, Trimble Navigation, and started his career at NASA/JPL. Mr. Chakraborty received a bachelor’s degree and master’s degree in aerospace engineering from the Massachusetts Institute of Technology.
Josh DeFigueiredo joined Workday in 2010 and has served as our Chief Information Security Officer since April 2018. Mr. DeFigueiredo is responsible for leading all aspects of Workday’s global cybersecurity program. He works with all levels of management, providing regular guidance to our executives and updates to our Audit Committee and Board on the cyber threat landscape and our security and risk posture. From 2016 to April 2018, Mr. DeFigueiredo served as our Vice President and Chief Trust Officer, responsible for building and developing the external-facing global team supporting our go-to-market efforts. Prior to joining Workday, Mr. DeFigueiredo served as Manager of Enterprise Risk Management at Yahoo! from 2008 to 2010. Mr. DeFigueiredo received a bachelor’s degree in management information systems from California Polytechnic State University – San Luis Obispo.
Ashley D. Goldsmith joined Workday in 2013 and has served as our Chief People Officer since that time. From 2010 to 2013, Ms. Goldsmith was Chief Human Resources Officer and Executive Vice President at Polycom, Inc. Prior to that, she was Senior Vice President of Human Resources, Corporate Communications, and Environmental Health and Safety for the Tissue Diagnostics Division of F. Hoffmann-La Roche AG; Chief Human Resources Officer at Ventana Medical Systems, Inc.; and held a number of human resources roles at The Home Depot, Inc. Ms. Goldsmith holds a bachelor’s degree in psychology from Vanderbilt University, a master’s degree in business administration from the Kellogg School of Management at Northwestern University, and a master’s degree in human resource development from Georgia State University.
Sheri Rhodes joined Workday in 2019 and has served as our Chief Customer Officer since February 2022 and was our Chief Information Officer from April 2019 to February 2022. Prior to joining Workday, Ms. Rhodes served as Executive Vice President and Chief Technology Officer at Western Union. Preceding Western Union, she was CIO at Electronics for Imaging and also held various leadership roles at Symantec, Visa, Inc., Washington Mutual, and KPMG. Ms. Rhodes has served on the board of directors for FormFactor, Inc. since December 2019. Ms. Rhodes received a Master of Business Administration degree and a bachelor’s degree in business from San Diego State University.
Peter Schlampp joined Workday in July 2016 through our acquisition of Platfora, Inc. and currently serves as our Chief Strategy Officer, a role he has held since October 2021. Before that, he held a variety of leadership roles in our product organization, including Executive Vice President, Product Development from December 2019 to October 2021, Senior Vice President, Tools Development from May 2019to December 2019; Vice President, Software Development from January 2019 to April 2019; and Vice President, Product Management from August 2016 to January 2019. Mr. Schlampp was Vice President of Products at Platfora from 2011 until joining Workday. Prior to that, he held leadership roles in product management, engineering, operations, and/or marketing at Solera Networks, Inc., IronPort Systems, Inc., and Cisco Systems, Inc. Mr. Schlampp received a bachelor’s degree in biology with a minor in computer science from Boston College.
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Carin Taylor has served as our Chief Diversity Office since joining Workday in December 2017. Prior to joining Workday, Ms. Taylor served as the head of diversity, inclusion, and innovation at Genentech. Before Genentech, Ms. Taylor held various positions in human resources, inclusion and diversity, finance, and customer service at Cisco Systems.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2022, for our named executive officers (or “NEOs”).
Name	Title
Aneel Bhusri	Co-Founder, Co-Chief Executive Officer, and Chairman of the Board
James J. Bozzini	Chief Operating Officer
Chano Fernandez	Co-Chief Executive Officer and Director
Douglas A. Robinson	Co-President
Richard H. Sauer	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Robynne D. Sisco	Co-President and Chief Financial Officer
Ms. Sisco served as our Chief Financial Officer through January 31, 2022. She continues to serve as Co-President, a role she has held since February 2018. Effective February 1, 2022, Barbara Larson was promoted to and serves as our Chief Financial Officer. Mr. Robinson was promoted to Executive Vice President, Global Sales, in February 2021, and further promoted to Co-President effective November 18, 2021.
We refer to the executive officers in the table above collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our NEOs. The material terms of the compensation provided to our NEOs for fiscal 2022 is described in this section and set forth in more detail in the Summary Compensation Table and other tables that follow this section, as well as in the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives, and design; how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during fiscal 2022; the role of Semler Brossy, our outside compensation consultant for executive compensation decisions for fiscal 2022; and the peer companies used in evaluating executive officer compensation.
The key elements of our executive compensation program include base salary, semi-annual cash bonuses (other than for Mr. Bhusri), equity-based awards, and health and welfare programs. Our executive compensation program has been, and continues to be, weighted more heavily towards long-term incentives, which are delivered via equity grants in the form of RSUs with multi-year vesting. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. In fiscal 2022, a significant portion of our executive compensation consisted of variable compensation and long-term incentives.
Leadership Structure and Changes
During fiscal 2021, we promoted Mr. Fernandez to the role of Co-CEO, alongside Mr. Bhusri. The Co-CEO model continues to allow us to leverage each of Mr. Bhusri’s and Mr. Fernandez’s unique strengths, backgrounds, and skill sets. With this Co-CEO model, Mr. Bhusri oversees product and technologies as well as corporate functions, including the offices for HR, finance, and operations, while Mr. Fernandez’s responsibilities include the entire customer relationship, from acquisition to customer services, support, and success. Both Mr. Fernandez and Mr. Bhusri report to our Board of Directors. Over fiscal 2022, the close working relationship of Mr. Fernandez and Mr. Bhusri has continued to strengthen and has been instrumental in continuing to drive growth and innovation while supporting our customers in their digital transformation journeys.
Ms. Sisco stepped down as Chief Financial Officer at the end of the fiscal year, but has remained in her role as President, now sharing the role as Co-President with Mr. Robinson. Following her resignation as Chief Financial Officer, Ms. Sisco has taken on an increased focus on customer engagement while continuing to oversee our Finance, Global Procurement, and Internal Audit Organizations. On November 18, 2021, we determined to promote one of our proven leaders, Barbara Larson, former Senior Vice President of Accounting, Tax and Treasury, to Chief Financial Officer, effective as of February 1, 2022, as further described in our Form 8-K, filed November 18, 2021.
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During fiscal 2022, we promoted another one of our proven leaders, Douglas A. Robinson, who was previously serving as our Executive Vice President, Global Sales, to serve as our Co-President, alongside Ms. Sisco. This positions Mr. Robinson to further accelerate our global sales efforts and partner with Ms. Sisco to lead key cross-functional initiatives to help Workday reach its business and financial goals. In connection with his promotion to Co-President in November 2021, Mr. Robinson received a special promotion equity grant of RSUs worth $2,000,000, and in connection with his earlier promotion to Executive Vice President, Global Sales in February 2021, he received a special promotion equity grant of RSUs worth $2,000,000. Mr. Robinson did not receive any base salary or target bonus increases in connection with either promotion. Additional information on Mr. Robinson’s promotional RSU grants is included in the section below entitled “— Equity-Based Awards.”
Executive Summary
Fiscal 2022 Financial and Business Highlights
We are a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. We strive to make the world of work and business better and empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries — from medium-sized businesses to more than 50% of the Fortune 500. As organizations adapt to changing conditions, we believe the need for an intuitive, scalable, and secure platform that ties finance, people, suppliers, and plans together in one version of truth is more important than ever. With Workday, organizations have a unified system that can help them plan, execute, analyze, and extend to other applications and environments — helping them continuously adapt how they manage their businesses. Workday’s suite of enterprise cloud applications addresses the evolving needs of the chief financial officer, chief human resources officer, and chief information officer across various industries, and Workday applications for Financial Management, Spend Management, Human Capital Management, Planning, and Analytics and Benchmarking can also be extended to other applications and environments through the Workday Cloud Platform.
In fiscal 2022, we achieved significant financial and operational results, including:

•
increasing our total revenues from $4.32 billion in fiscal 2021 to $5.14 billion in fiscal 2022 and our subscription revenues from $3.79 billion in fiscal 2021 to $4.55 billion in fiscal 2022;

•
increasing our operating cash flows from $1.27 billion in fiscal 2021 to $1.65 billion in fiscal 2022;

•
serving a customer community of more than 60 million workers at over 9,500 global customers; and

•
acquiring Peakon, an employee success platform that converts feedback into actionable insights, in March 2021, and VNDLY, an industry leader in cloud-based external workforce and vendor management technology, in December 2021.

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EXECUTIVE COMPENSATION

Fiscal 2022 Compensation Highlights
•
No increase in base salary and target bonus levels for NEOs. For fiscal 2022, the Compensation Committee, after considering a compensation analysis performed by Semler Brossy, maintained the annual base salaries and target bonus opportunities of our NEOs at current levels.

•
Maintained the use of time-based RSU awards to recruit, incentivize, and retain talented individuals in a highly competitive talent market. We operate in a highly competitive and rapidly evolving talent market, and we expect competition among companies in our market to continue to increase. For fiscal 2022, we maintained the use of time-based RSU awards to balance our retention goals for the near-term future, as well as motivate our executives to take actions in support of longer-term stockholder interests.

•
Extended our key employee cash bonus plan to all employees not covered under an existing sales or customer experience incentive plan. In response to the competitive market for talent and to reward and retain our employees, we extended our key employee cash bonus plan to cover all employees who were not covered under an existing sales or customer experience incentive plan. The introduction of the company-wide cash bonus program did not impact the established cash bonus program for our executives. Because of our emphasis on equity-based compensation, annual cash bonuses are not intended to constitute a material amount of the total compensation for our NEOs and we intend to continue to use equity as a primary incentive for our executives.

•
Expanded our health, safety, and wellbeing employee programs in light of the ongoing COVID-19 pandemic. We have continued to take precautions to help safeguard the health and safety of the Workday community, including our employees. As part of our efforts in fiscal 2022, we enhanced the healthcare resources provided to our employees, including onsite healthcare resources such as COVID-19 vaccine and testing drive-thru clinics, flu shot clinics, and a global virtual healthcare network.

Executive Compensation Philosophy, Objectives, and Design
Philosophy
Our ability to compete and succeed in a highly competitive environment is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, engineering, sales, marketing, services, and general and administrative functions. The market for skilled personnel in the software industry is very competitive, and we have seen these pressures increase significantly through the COVID-19 pandemic. Additionally, as we are headquartered in the Bay Area, we face intense competition among large and small firms in the Silicon Valley and greater Bay Area market. During fiscal 2022, challenges in recruiting, hiring, and retaining qualified personnel were compounded by an unprecedented competitive talent market, higher levels of attrition, and the increased pace of hiring by other companies, as well as by the compensation packages offered by such other companies. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals.
In fiscal 2022, our Compensation Committee reviewed and assessed our compensation philosophy, which is intended to promote Workday’s core values and align with our business strategy. The Compensation Committee believes that a great work environment, substantial employee ownership, and competitive pay and benefits, including mental well-being resources, support a winning team, company, and workplace. We believe that the compensation of our executive officers and employees should reflect our performance as an organization, and their performance as individuals. Therefore, our compensation is designed to be focused on ownership, innovation, results, fairness, and flexibility. Accordingly, key elements of our total rewards philosophy include the following:
Focus on ownership. We believe that our employees should share in the ownership of Workday. Therefore, equity compensation is a larger part of our total rewards than the market practice of our peer companies, which we believe best aligns the interests of our employees with our stockholders. Equity compensation makes up a material portion of the total compensation for our executives, which motivates our executives to take actions in support of longer-term stockholder interests.
Focus on innovation and performance. We reward performance, while recognizing market-based differences between functions. Developing great products and successfully bringing them to market is the lifeblood of Workday, and the compensation structure for the majority of our employee population, including our NEOs, is weighted toward
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EXECUTIVE COMPENSATION

long-term compensation in support of longer-term objectives. In contrast, compensation for our sales team is weighted toward variable short-term compensation in accordance with market practices and to promote revenue growth.
Fair and flexible. The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide target total direct compensation (base salary, bonus, and equity) that is at or above market norms, and to provide parity and consistency within functions and across geographies. We also believe in adhering to budgets, ensuring transparency, and promoting understanding of our compensation philosophy and practices by employees, while at the same time retaining the flexibility needed to promote employee acquisition and retention.
What We Do
Pay for Performance: We link pay to performance by heavily weighting total compensation to long-term equity awards that align executive interests with the interests of our stockholders.
Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.
Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.
Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of our executive and broad-based compensation programs to promote prudent risk management.
Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive relevant experience.

Stock Ownership Guidelines: Executives are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (for Mr. Bhusri and Mr. Fernandez, 5x the higher of their two salaries, and 3x for other executive officers) or a set dollar amount for other members of our Board of Directors ($600,000).

Clawback Policy: Our Officer Recoupment Policy provides that our Board of Directors may require the forfeiture, recovery, or reimbursement of incentive-based compensation from an executive officer in the event the officer’s fraud results in a restatement of Workday’s financial results.

What We Do Not Do
No CIC Single Trigger Acceleration: We do not provide for single trigger acceleration following a change in control.

No Excessive Perquisites: We do not provide excessive perquisites for executives, though we do provide certain security arrangements to help ensure the safety of Mr. Bhusri and his family. We also require Mr. Bhusri to travel on private aircraft for safety purposes, the costs of which may be paid for by Workday. We consider these costs to be integrally related to Mr. Bhusri’s ability to perform his employment responsibilities and necessary for the company’s benefit. We provide Mr. Fernandez with certain benefits which we believe are customary benefits in the UK.

No Hedging in Company Securities: Executives, directors, and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities.
No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses.
No Discounted Options / SARs: We do not provide discounted stock options or stock appreciation rights (“SARs”).
No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”
No Executive Pensions: We do not offer any defined benefit pension plans for executives.

Objectives
Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:
•
provide competitive compensation to recruit, retain, and motivate top talent;

•
align the interests of our executive officers and stockholders through the use of equity awards;

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EXECUTIVE COMPENSATION

•
discourage excessive risk taking through the use of long-term equity awards and multi-faceted performance goals for our cash bonus plan; and

•
motivate and reward behavior consistent with our values, goals, and performance objectives.

The Compensation Committee reviews our compensation structure at least annually and more frequently as needed to focus on different business objectives.
Design
Our executive compensation program has been, and continues to be, weighted more heavily towards equity compensation. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. We use RSUs as our primary equity vehicle for our executive officers, including our NEOs. We believe that RSU awards both align the interests of employees with stockholders and provide a longer-term focus through a multi-year vesting schedule, while helping to manage dilution to existing investors. To maintain an attractive compensation program, we also offer cash compensation in the form of base salaries and, other than for Mr. Bhusri, semi-annual cash bonuses. Total cash compensation for our executive officers historically has been low relative to companies in our peer group. Mr. Bhusri, as one of our Co-Founders, has significant equity holdings in the company, which incentivizes Mr. Bhusri to focus on short-term and long-term growth outside of our compensation program. Consequently, Mr. Bhusri does not currently participate in our semi-annual cash bonus program. We do not benchmark to specific percentiles for any element of our compensation program, but instead use the peer group information for general guidance.
Our Compensation-Setting Process
Pursuant to its charter and in accordance with the rules of the Nasdaq Global Select Market, the Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our Compensation Committee seeks input and receives recommendations from members of our executive management team when discussing the performance and compensation of other executive officers, and in assessing the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on the Compensation Committee, see “Committees of the Board of Directors — Compensation Committee” elsewhere in this Proxy Statement.
During fiscal 2022, our Compensation Committee, with the assistance of its compensation consultant, Semler Brossy, reviewed our executive compensation, including base salaries, bonuses, and equity awards, to help ensure our compensation program continued to align with stockholder interests and Workday's long-term business and operational goals, and provided appropriate rewards and incentives for our executive officers. Our Compensation Committee, with the assistance of its compensation consultant, also reviewed the executive compensation applicable to Mr. Robinson in connection with his promotion to Co-President in fiscal 2022 and Ms. Larson in her connection with promotion to Chief Financial Officer starting at the beginning of fiscal 2023.
The initial compensation arrangements with our executive officers, other than Mr. Bhusri, were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire, appointment, or promotion. In fiscal 2022, the Compensation Committee and, with respect to Messrs. Bhusri and Fernandez, the independent members of our Board of Directors, considered numerous factors in determining whether to adjust the cash and equity compensation of our executive officers, including our NEOs. The Compensation Committee (and the independent members of our Board with respect to Messrs. Bhusri and Fernandez) reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning objectives for our various executive officer positions. The Compensation Committee also reviewed a study by Semler Brossy regarding the compensation of executives at the companies in our compensation peer group. As noted above, we do not benchmark the compensation levels of our executive officers to specific percentiles of our peer companies, but we do review and consider the peer group information among various other factors in making compensation decisions. Except with respect to their individual compensation, Messrs. Bhusri and Fernandez made recommendations to the Compensation Committee regarding the compensation for our executive officers, which were taken into account by the Compensation Committee in making its decisions regarding executive
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compensation. No executive officer participated in the discussions of the Compensation Committee or the independent members of our Board regarding their own performance and compensation. Following deliberation, the Compensation Committee (and independent members of our Board in the case of Messrs. Bhusri and Fernandez) approved the cash compensation to be paid to our NEOs and granted RSU awards to our NEOs, each as described below and in the Summary Compensation Table.
2021 Stockholder Advisory Vote on Executive Compensation
At our annual meeting of stockholders in June 2021, we conducted a stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the compensation paid to our NEOs for our fiscal year ended January 31, 2021, with more than 95% of the votes cast in favor of our Say-on-Pay proposal.
The Compensation Committee considers the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review, which generally takes place in the spring. Following our 2021 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the Say-on-Pay vote and concluded, based on the results of such vote and the stockholders’ support of our compensation program, that our executive compensation program was operating as anticipated. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program based on its review of the voting results.
At our annual meeting of stockholders in June 2021, we also conducted an advisory vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-on-Frequency” vote). Over 99% of our stockholders voted in favor of our proposal to continue annual Say-on-Pay votes. Following the annual meeting, our Board of Directors reaffirmed our policy providing for annual Say-on-Pay votes. Our Board values the opinions of our stockholders and the Compensation Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executives, including our NEOs.
Role of Management
The role of management is to preliminarily design our executive compensation programs, policies, and governance, and to make recommendations to the Compensation Committee regarding these matters. In this respect, management reviews the effectiveness of our compensation programs, including competitiveness and alignment with Workday’s objectives. Management also recommends changes to our compensation programs to best ensure achievement of program objectives and reviews and makes recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans. Our Co-Chief Executive Officers make compensation recommendations to the Compensation Committee with respect to base salaries, bonuses, and equity awards for our executive officers, including our NEOs other than the Co-Chief Executive Officers.
Role of the Compensation Consultant
The Compensation Committee retained Semler Brossy to advise on our fiscal 2022 executive compensation programs and practices and our executive compensation decisions, given its expertise in the technology industry, especially with other cloud and enterprise software companies. During fiscal 2022, Semler Brossy provided the following services as requested by the Compensation Committee:
•
assisted in the development of the compensation peer group we used to understand market competitive compensation practices;

•
reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an equity retention analysis), including our NEOs, and also for members of our Board of Directors;

•
reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market, as well as conducting an equity burn rate and overhang analysis;

•
assisted in the review and assessment of the design and strategy of our annual and long-term incentives, including the design and expansion of our company-wide bonus plan;

•
reviewed and assessed our current severance and change in control benefits against peer practices; and

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•
advised on regulatory developments relating to executive compensation and collaborated on the risk assessment relating to employee compensation.

Other analyses relating to executive compensation for fiscal 2022 were conducted internally by our compensation team and were reviewed by the Compensation Committee. Such analyses included gathering and analyzing relevant data and reviewing and advising on principal aspects of executive compensation. Base salaries, equity awards, and bonuses for our executive officers were among the items reviewed by the Compensation Committee based on market data provided by Semler Brossy.
During fiscal 2022, the Compensation Committee reviewed the fees provided to Semler Brossy relative to Semler Brossy’s revenues, the services provided by Semler Brossy to the Compensation Committee, any relationships between Semler Brossy and its consultants and our executive officers, any stock ownership of Workday by Semler Brossy, and other factors relating to Semler Brossy’s independence. Based on such review, the Compensation Committee concluded that Semler Brossy is independent within the meaning of the listing standards of the Nasdaq Global Stock Market and that its engagement did not present any conflict of interest. The Compensation Committee has retained Semler Brossy to advise on our executive compensation programs and practices for the fiscal year ending January 31, 2023.
Compensation Peer Group
We maintain a compensation peer group selected from companies with a focus on applications software, systems software, internet services and infrastructure, media and entertainment, and interactive media and services, with revenues generally between one-third to three times our trailing 12 months of revenue, and/or market capitalization generally between one-third to three times our market capitalization. Our peer group has been further refined by targeting companies with similar business characteristics, such as those focused on cloud applications or enterprise software, those with a focus on innovation and research and development, and/or those with a strong talent brand. We also have generally sought to include companies with revenue growth of greater than or equal to 10% and market capitalization to revenue ratios of greater than or equal to 4.0 where possible.
Annually, the Compensation Committee engages Semler Brossy to assist in the review of our compensation peer group. At the end of fiscal 2021, after considering input from Semler Brossy and acquisition activity within the peer group, the Compensation Committee determined to adopt the following peer group for fiscal 2022:

Activision Blizzard, Inc.	salesforce.com, inc.
Adobe Inc.	ServiceNow, Inc.
Autodesk, Inc.	Shopify Inc.*
Coupa Software Incorporated*	Splunk Inc.
Electronic Arts Inc.	Square, Inc.
Intuit Inc.	Twilio Inc.*
Okta, Inc.*	Twitter, Inc.
Palo Alto Networks, Inc.	VMware, Inc.
PayPal Holdings, Inc.	Zoom Video Communications, Inc.*
*   Added to the peer group for fiscal 2022.
We added the indicated companies to the peer group for fiscal 2022 to help ensure a robust and well-balanced group given the removal of three acquired peers and two other peers. We removed the following companies from the peer group due to acquisition activity: Red Hat, Inc. (acquired by IBM), Tableau Software, Inc. (acquired by salesforce.com), and The Ultimate Software Group, Inc. (merged with Kronos Incorporated). Additionally, we removed Arista Networks, Inc. and Fortinet, Inc. from the peer group as they did not meet one or more of the criteria discussed above or were otherwise no longer considered to be meaningful comparison points based on geographic scope or business focus and strategy.
While the Compensation Committee and our Board of Directors consider the compensation levels of the executives at the companies in our compensation peer group to provide a general understanding of market practices among
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similar companies, we do not specifically set compensation levels based on the percentile levels reflected by the compensation peer group.
Elements of Our Executive Compensation Program
The key elements of our executive compensation program include base salary, semi-annual cash bonuses (other than for Mr. Bhusri), equity-based awards, and health and welfare programs. Except for target semi-annual cash bonuses, which typically are expressed as a pre-determined percentage of each participating executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. Rather, each executive officer’s compensation has been designed to provide a combination of pay elements that are tied to achievement of our short-term and long-term financial and operational objectives. In particular, we believe our use of RSU awards, which generally vest over four years, promotes a culture of long-term value creation, while cash bonuses payable based upon semi-annual performance drive achievement of near-term objectives.
In fiscal 2022, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; reviewed our executive officers’ base salaries and target annual bonus opportunities and adjusted where appropriate; and made annual equity awards and, where appropriate, mid-cycle awards, including promotion awards. As noted above, we made mid-cycle promotion grants of RSUs to Mr. Robinson. Following deliberation and consideration of the factors discussed below, our Board of Directors and Compensation Committee determined that equity awards should continue to be a significant portion of executive compensation, and that cash compensation (including base salary and bonuses) should remain lower relative to market norms.
Base Salary
We offer base salaries that are intended to provide a stable level of fixed compensation for our executive officers, including our NEOs, for performance of their day-to-day responsibilities. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required, and may be reviewed intra-year as well, such as in connection with a promotion. In connection with our annual compensation cycle during fiscal 2022, the Compensation Committee reviewed the base salaries of our NEOs other than Mr. Bhusri, whose base salary has been $65,000 since January 2017. After considering a compensation analysis performed by Semler Brossy and the other factors described above, the Compensation Committee determined to maintain the NEO’s annual base salaries at their current levels. Mr. Robinson’s base salary was also reviewed in connection with his promotion to Co-President and was maintained at its current level. The annual base salaries for each of our NEOs during fiscal 2021 and fiscal 2022 are set forth in the table below:
Named Executive Officer	Fiscal 2021 Annual Base Salary	Fiscal 2022 Annual Base Salary	Year-over-Year Change
Aneel Bhusri	$65,000	$65,000	$—
James J. Bozzini	350,000	350,000	—
Chano Fernandez	£470,000	£470,000	—
Douglas A. Robinson	350,000	350,000	—
Richard H. Sauer	500,000	500,000	—
Robynne D. Sisco	350,000	350,000	—
Cash Bonuses
Historically, Mr. Bhusri has not participated in a cash bonus plan because his large ownership stake in Workday adequately incentivizes him to achieve short-term and long-term performance goals. During fiscal 2022, our executive officers other than Mr. Bhusri participated in a semi-annual cash bonus plan available to key employees. During fiscal 2022, the target annual bonus opportunity of Messrs. Bozzini and Sauer and Ms. Sisco was equal to 50% of each NEO’s base salary. The target bonus opportunity for Messrs. Fernandez and Robinson during fiscal 2022 was 100% of each NEO’s base salary due to the critical role Messrs. Fernandez and Robinson play in driving sales and revenue. Because of our emphasis on equity-based compensation, annual bonuses are not intended to constitute a material amount of the total compensation for our NEOs.
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The Compensation Committee has discretion to determine the bonus amounts for each performance period based on their assessment of performance against pre-established goals and leadership contributions. Maximum bonus amounts are capped at 125% of annual target bonus opportunities and first-half payouts are capped at 100% of annual target bonus opportunities. This approach allows for flexibility and innovation to address competitive dynamics and the evolving economic landscape, which aligns with the key elements of our compensation philosophy.
The NEOs’ individual performance objectives assessed by our Compensation Committee for payment under the semi-annual cash bonus plan for fiscal 2022 generally included: 1) performance relative to their individual and organizational goals; 2) contributions to achievement of corporate goals; 3) contributions to achievement of financial goals; and 4) leadership contributions. The Compensation Committee also reviewed overall company performance in establishing bonus amounts payable for fiscal 2022. For the first half of fiscal 2022, the financial metrics under the plan were met and the Compensation Committee determined that individual performance objectives had been met or exceeded. Based on this level of performance, the Compensation Committee determined to fund bonuses for each participating NEO at 100% of their respective targets for the first-half period. The Compensation Committee also determined that individual performance objectives had been met or exceeded for the second half of fiscal 2022. Given the strong individual performance of the NEOs during a particularly challenging year and taking the level of fiscal 2022 company performance into account based on the applicable financial metrics, the Compensation Committee determined to fund full-year NEO bonuses, other than for Mr. Robinson, at approximately 119% of their respective targets for fiscal 2022. The Compensation Committee determined to fund Mr. Robinson's full-year bonus at approximately 122% of his target for fiscal 2022. Accordingly, each participating NEO, other than Mr. Robinson, received a second half bonus payout of approximately 138% of their second half bonus target (144% with respect to Mr. Robinson) which, together with the payment made for the first half of fiscal 2022, resulted in an annual bonus payout of approximately 119% of target (122% for Mr. Robinson) for fiscal 2022.
In determining the bonus amounts for each of our NEOs, the Compensation Committee took into account each NEO’s strong performance, execution, and agility during a year of rapid growth still impacted by the effects of the COVID-19 pandemic. For Mr. Bozzini, additional factors considered by the Compensation Committee included his broad leadership as our Chief Operating Officer and his contributions to customer satisfaction and our achievement of significant revenue growth. For Mr. Fernandez, additional factors considered by the Compensation Committee in determining his bonus amounts included his leadership as Co-Chief Executive Officer, his support of numerous successful large enterprise transactions, and his role in driving significant revenue growth. For Mr. Robinson, additional factors considered by the Compensation Committee included his leadership of our global sales organization, continued leadership of our Americas sales organization, and contribution to company-wide strategic initiatives. For Mr. Sauer, additional factors considered by the Compensation Committee included his leadership of our global legal, privacy, ethics and compliance, and corporate affairs organization and its world-class operations. For Ms. Sisco, additional factors considered by the Compensation Committee in determining her bonus amounts included her leadership of our global finance, procurement, and internal audit organizations, and strong sales support of Workday financials customers and prospects.
The bonuses paid to our NEOs for fiscal 2022 are set forth in the table below:
Named Executive Officer	Fiscal 2022 Annual Cash Bonus	% of Target Bonus
Aneel Bhusri	$—	—
James J. Bozzini	209,000	119%
Chano Fernandez	£560,000	119%
Douglas A. Robinson	427,000	122%
Richard H. Sauer	298,000	119%
Robynne D. Sisco	209,000	119%
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Equity-Based Awards
The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, is subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to take actions that will benefit Workday and its stockholders over the long term.
We make annual equity grants to our executive officers in order to align their interests with those of our stockholders, to best ensure appropriate incentives are in place to promote a focus on our long-term strategic and financial objectives, and to decrease risks associated with short-term decision making. We may also make mid-year awards on a case-by-case basis, such as in the event of a promotion. The sizes of these awards are not determined based on a specific formula, but rather through the exercise of the Compensation Committee’s or Board’s judgment after considering the individual performance of each of the executive officers, including financial, operational, customer, strategic, product, and competitive factors; the recommendations of Mr. Bhusri and Mr. Fernandez (except with respect to their own awards); the appropriate level of compensation for the position given the scope of responsibility; the need to hire or retain an individual in a particular position; the current unvested equity held by such individuals and related vesting schedules; the level of each executive officer’s total target cash compensation (base salary plus target cash bonus opportunity); and the perceived retentive value of the proposed awards. With respect to the Co-CEOs, the Compensation Committee and the Board considered the equity grants for each Co-CEO independently relative to competitive peer CEO pay. Given their shared responsibilities, the Compensation Committee and the Board also considered the aggregate spend for the Co-CEOs relative to pay for a peer’s “top two” executives. Additionally, Mr. Bhusri’s large ownership stake in Workday was balanced with a desire to continue to recognize his strong leadership role in overseeing our product, technology, and corporate functions.
In addition, the Compensation Committee reviews and considers the equity awards granted to the executives at the companies in our compensation peer group, although it does not benchmark to specific percentiles against those companies. Based on its review, the Compensation Committee agreed that the fiscal 2022 equity grants described below, together with existing equity awards, appropriately incentivized our executives and satisfied our retention goals for the near-term future, as well as motivated our executives to take actions in support of longer-term stockholder interests.
As noted above, our equity awards generally take the form of time-based RSU awards with a four-year vesting schedule. The number of RSUs awarded to each NEO is determined by dividing the value of RSUs approved by the Compensation Committee for each NEO by the trailing 20-day simple moving average stock price of Workday’s Class A common stock prior to the date of grant. The Compensation Committee believes that these RSU awards serve as an effective retention tool for our executive officers, because unvested awards are generally forfeited if an executive officer voluntarily leaves the company before the awards have vested. Additionally, the Compensation Committee believes that time-based RSU awards encourage completion of our long-term objectives.
As further described above, in addition to his annual refresh RSU award which was made prior to Mr. Robinson’s promotion to Co-President, in connection with his appointment as Co-President in November 2021, and in recognition of his new role and increased scope of responsibilities and following consultation with our independent compensation consultant, Mr. Robinson received a special promotion RSU award in the amount of $2,000,000. Additionally, Mr. Robinson was promoted to Executive Vice President, Global Sales, in February 2021, and he received a special promotion RSU award in the amount of $2,000,000 in March 2021 in connection with such promotion in recognition of his new role and increased scope of responsibilities.
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The RSU awards granted to our NEOs in fiscal 2022 were as follows:
Named Executive Officer	Grant Date	Number of Shares Subject to RSU Award(1)	Grant Date Fair Value of RSU Award(2)
Aneel Bhusri	4/15/2021	59,182	$15,404,483
James J. Bozzini	4/15/2021	37,482	9,756,190
Chano Fernandez	4/15/2021	78,909	20,539,224
Douglas A. Robinson	12/15/2021	7,161(3)	1,999,495
	4/15/2021	29,591	7,702,241
	3/15/2021	7,840(3)	1,998,259
Richard H. Sauer	4/15/2021	19,727	5,134,741
Robynne D. Sisco	4/15/2021	37,482	9,756,190

(1)
The RSU awards for our NEOs are subject to vesting based on continued service through the applicable vesting dates, with one-fourth of such awards vesting one year from their vesting start date, after which the awards vest in equal installments over the next 12 quarters.

(2)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(3)
As discussed above, in connection with his promotion to Executive Vice President, Global Sales in early 2021, Mr. Robinson received an RSU award in the amount of $2,000,000 as a promotion grant, one fourth of which vested on March 15, 2022, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates. Additionally, in connection with his subsequent promotion to Co-President, Mr. Robinson received an RSU award in the amount of $2,000,000 as a promotion grant, one fourth of which will vest on December 15, 2022, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates. The number of RSUs was calculated using the trailing 20-day simple moving average stock price of Workday’s Class A common stock prior to the date of grant.

Benefits Programs
Our employee benefit programs, which include our 401(k) plan, employee stock purchase plan, and health and welfare programs, such as health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Other than Mr. Fernandez, who resides in the United Kingdom, our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees. Mr. Fernandez is eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other full-time employees based in the United Kingdom.
Perquisites and Other Personal Benefits
The personal safety and security of our employees is of the utmost importance to Workday and our stockholders. Accordingly, while we do not view perquisites or other personal benefits as a significant component of our executive compensation program, we provide limited perquisites for business-related purposes and necessary for the security of Mr. Bhusri. We also provide customary expatriate benefits to Mr. Fernandez.
As disclosed in our 2020 Proxy Statement, in fiscal 2020, in response to specific threats and incidents related to the safety of Mr. Bhusri, the Compensation Committee established an executive security policy and approved the implementation of security measures to help address these safety concerns. In March 2020, based on an independent study prepared by an outside security consultant that analyzed security risks to Mr. Bhusri, the Compensation Committee approved a comprehensive security plan for Mr. Bhusri. Pursuant to this plan, we pay for the annual costs of security at his residences, executive security protection, and secure transportation arrangements. In August 2020, the Compensation Committee also approved the payment of certain security costs for Mr. Bhusri’s family in response to threats against Mr. Bhusri and his family and to reduce distraction for Mr. Bhusri relating to credible concerns for his family’s safety. We require these security measures because of the importance of Mr. Bhusri to Workday, and we believe that their scope and costs are an appropriate business expense for our benefit as they are integrally related to Mr. Bhusri’s ability to perform his employment responsibilities and necessary to his focused job performance. However, because certain components of the program may be considered to be perquisites under SEC disclosure rules, such as security for Mr. Bhusri’s family, security at his residences, and executive security protection outside of work hours, the aggregate incremental costs of such security services are included in the “All Other Compensation” column of the
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Summary Compensation Table set forth below. The Compensation Committee believes that these costs are appropriate in light of the threat landscape and the amount of Mr. Bhusri’s total fiscal 2022 compensation. The Compensation Committee periodically reviews the nature and cost of this program in relation to Mr. Bhusri’s security risk profile.
In fiscal 2022, the Board approved the purchase of a corporate jet as an additional security measure for Mr. Bhusri and to optimize his travel. The aircraft is primarily for use by Mr. Bhusri, with certain limited exceptions where other executives may use it for business purposes. Mr. Bhusri had no personal use of the corporate aircraft in fiscal 2022.
For Mr. Fernandez, prior to his promotion to Co-CEO, we provided certain perquisites and expat benefits in connection with his international assignment. These included, among other things, a car allowance, a housing allowance, and payments in lieu of pension benefits. However, upon his promotion to Co-CEO, we discontinued providing the payments in lieu of pension benefits as of August 2020 and the housing allowance as of October 2020. The only perquisites and expat benefits that we continue to provide to Mr. Fernandez are the car allowance, which we believe is a customary benefit for sales executives in the United Kingdom, certain Spanish social security contribution payments, and annual tax return preparation services and tax guidance provided by our third-party tax vendor. The value of the perquisites and benefits provided to Mr. Fernandez during fiscal 2022 is reported and further described in our Summary Compensation Table below.
In the future, we may provide perquisites or other personal benefits to our NEOs in limited and targeted circumstances, such as when we believe it is appropriate and beneficial to the company’s business to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective, and for recruitment, motivation, or retention purposes. Future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.
Post-Employment Compensation
We have a change in control policy applicable to our executive officers and certain other participants that provides for severance payments and benefits in the event of a qualifying termination of employment following a change in control of Workday. Under the policy, in the event of a qualifying termination (as defined below) of a participant’s employment within 12 months following a change in control of Workday, the participant would be entitled to receive severance payments and full accelerated vesting of outstanding equity awards, subject to the execution of a release agreement and the waiver of any other severance arrangement that would be triggered by a change in control. We do not provide for single trigger acceleration following a change in control and do not provide tax gross-ups for “excess parachute payments.”
The Compensation Committee has determined that the change in control policy is both competitively reasonable and necessary to recruit and retain key executives. We also believe that entering into these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the company. For additional information about the change in control policy, please see the section below entitled “Potential Payments upon Termination or Change in Control.”
Additionally, Mr. Fernandez is entitled to receive certain statutory severance amounts as required by local law if his employment is terminated other than in connection with a change in control and other than for “fair cause” or due to his voluntary resignation. The material terms of post-employment payments to our NEOs are set forth under “Employment Arrangements and Indemnification Agreements” below.
Other Compensation Policies
Executive Officer Recoupment Policy
The Compensation Committee has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results as a result of fraud by such executive officer, and the compensation earned by the executive officer was based on achieving financial results in excess of what could have been earned by the executive officer based on the restated financial results, in all cases as determined by the Board of Directors. The recovery period extends up to three years prior to the date of the restatement, for periods after the effective date of the policy.
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Equity Awards Grant Policy
The Compensation Committee has adopted a policy governing equity awards that are granted to our executive officers and employees and members of our Board of Directors. This policy provides that equity awards will be granted either by our Board or the Compensation Committee at a meeting or by unanimous written consent, subject to equity award guidelines adopted by our Board, and provides that each of the Co-Chief Executive Officers, Chairman of the Board, each of the Co-Presidents, Chief Financial Officer, and Chief People Officer may make awards to non-executive employees within prescribed limits. Generally, new hire awards will be effective on the 15th day of the month following commencement of employment, while promotion and discretionary awards for our executive officers will be effective on the 15th day of March, June, September, or December and on the 15th day of any month for non-executive employees. Refresh awards made in connection with Workday’s annual review cycle will be effective on a date occurring in March, April, or May that is designated by the Board or the Compensation Committee prior to the end of the immediately preceding calendar year, in each case unless otherwise approved by our Board or the Compensation Committee. The exercise price of all stock options and SARs must be equal to or greater than the fair market value of our common stock, as defined in the applicable equity incentive plan, on the date of grant.
Derivatives Trading and Anti-Hedging Policy
Our Policy on Trading in Securities, which applies to our employees, including our executive officers, and members of our Board of Directors, prohibits the trading of derivatives, including options, warrants, puts, calls, or other similar derivative instruments relating to our securities; the hedging of our equity securities, including the participation in exchange funds or “swap funds”; and the selling of Workday securities “short”.
Policy regarding 10b5-1 Plans for Directors and Executive Officers
Generally, our Policy on Trading in Securities requires our executive officers and members of our Board of Directors to adopt plans in accordance with Exchange Act Rule 10b5-1 for trades of Workday securities that they beneficially own and further provides that such individuals may not trade in our equity securities during our quarterly restricted periods.
Stock Ownership Guidelines
We maintain Stock Ownership Guidelines that require Mr. Bhusri and Mr. Fernandez to each own and hold shares of our stock with a value that is at least equal to five times the annual base salary of Mr. Bhusri or Mr. Fernandez, whichever is greater; our other executive officers to own and hold shares of our stock with a value that is at least three times their annual base salaries; and members of our Board of Directors other than Messrs. Bhusri and Fernandez to own and hold shares of our stock with a value that is at least $600,000, subject in each case to certain phase-in periods. This ownership requirement may be satisfied by ownership of shares of either our Class A or Class B common stock, vested RSUs, and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest.
Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•
We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. Our RSUs have time-based vesting, generally over a period of four years.

•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

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EXECUTIVE COMPENSATION

•
While we do not cap the cash incentive award for our sales incentive plan to provide maximum incentive for our sales force to meet and exceed their revenue objectives, we do maintain internal controls over the determination of sales incentive awards which we believe help prevent problematic behaviors.

•
Employees of Workday are required to comply with our Code of Conduct, which covers, among other things, accuracy in keeping financial and business records.

•
The Compensation Committee approves the employee annual and new hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.

•
A significant portion of the compensation paid to our executive officers and the members of our Board of Directors is in the form of RSUs, to align their interests with the interests of stockholders.

•
We maintain Stock Ownership Guidelines for our executive officers and the members of the Board to ensure that they retain specified levels of equity in Workday to align their interests with the interests of stockholders.

•
As part of our Policy on Trading in Securities, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

•
Our Board has adopted an Executive Officer Recoupment Policy providing that it may require reimbursement or forfeiture of all or a portion of any incentive compensation that was paid to an executive officer based on financial results if a restatement of those results is required and it determines that fraud on the part of the executive officer contributed to the need for the restatement.

Tax and Accounting Considerations
Limitation on Deductibility of Executive Compensation
We do not require executive compensation to be tax deductible to Workday, but instead balance the cost and benefits of tax deductibility to correspond with our executive compensation goals. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid in any taxable year to certain of its executive officers.
We expect that the Compensation Committee will continue to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote stockholder interests, retaining discretion to approve compensation that is non-deductible when it believes that such payments are appropriate to attract and retain executive talent. As a result, we expect that a significant portion of future cash and equity payments to our executive officers may not be tax deductible under Section 162(m).
No Tax Reimbursement of Parachute Payments or Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2022, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other such reimbursement.
Accounting Treatment
We account for share-based compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize compensation expense for share-based awards issued to employees and non-employees, primarily including RSUs, performance-based restricted stock units (“PRSUs”), and purchases under the 2012 Employee Stock Purchase Plan (“ESPP”). Compensation expense is generally recognized over the period during which the award recipient is required to perform service in exchange for the award. For RSUs and PRSUs, fair value is based on the closing price of our common stock on the grant date. For shares issued under the ESPP, fair value is estimated using the Black-Scholes option-pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.
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EXECUTIVE COMPENSATION

Report of the Compensation Committee
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in Workday’s Annual Report on Form 10-K for fiscal 2022 and included in this Proxy Statement.
Submitted by the Compensation Committee of our Board of Directors:
George J. Still, Jr. (Chair)
Carl M. Eschenbach
Jerry Yang
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SUMMARY COMPENSATION TABLE
The following table provides information concerning all plan and non-plan compensation earned by each of our NEOs during the fiscal years ended January 31, 2022, 2021, and 2020.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Aneel Bhusri Co-Founder, Co-Chief Executive Officer, and Chairman of the Board	2022	$65,000	$—	$15,404,483	$2,961,923	$18,431,406
	2021	65,000	—	—	2,628,925	2,693,925
	2020	65,250	—	9,885,871	598,900	10,550,021
James J. Bozzini Chief Operating Officer	2022	350,000	209,000	9,756,190	8,700	10,323,890
	2021	350,000	168,000	11,070,499	8,669	11,597,168
	2020	341,654	170,000	8,897,360	8,896	9,417,910
Chano Fernandez Co-Chief Executive Officer and Director	2022	631,962(4)	752,976 (4)	20,539,224	91,351	22,015,513
	2021	471,712(4)	453,735(4)	25,867,043(5)	265,284	27,057,774
	2020	329,604(4)	320,760(4)	9,885,871	347,673	10,883,908
Douglas A. Robinson Co-President	2022	350,000	427,000	11,699,995	7,670	12,484,665
Richard H. Sauer Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	2022	500,000	298,000	5,134,741	9,700	5,942,441
	2021	500,000	241,000	5,535,323	592,875	6,869,198
	2020	201,923	346,000(6)	7,323,270	35,661	7,906,854
Robynne D. Sisco Co-President	2022	350,000	209,000	9,756,190	9,700	10,324,890
	2021	350,000	168,000	11,070,499	56,139	11,644,638
	2020	351,346	170,000	8,897,360	45,479	9,464,185

(1)
For all NEOs, reported amounts reflect payment of bonuses pursuant to the semi-annual cash bonus plan, with the exception of Mr. Sauer, whose fiscal 2020 amount also includes a one-time signing bonus, as described in footnote 6 to this table below.

(2)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(3)
Amounts shown in this column for all other compensation are valued on the basis of actual costs to Workday and are detailed in the chart below for fiscal 2022:

Name	Company Funded 401(k) Match	Other(i)
Aneel Bhusri	$1,950	$2,959,973(ii)
James J. Bozzini	8,700	—
Chano Fernandez	—	91,351(iii)
Douglas A. Robinson	7,420	250
Richard H. Sauer	8,700	1,000
Robynne D. Sisco	8,700	1,000

(i)
The amounts in this column include, among the other items specified below, a company charitable match for Mr. Fernandez in the amount of $500, for Mr. Robinson in the amount of $250, for Mr. Sauer in the amount of $1,000, and for Ms. Sisco in the amount of $1,000.

(ii)
This amount represents the aggregate incremental costs paid by Workday for certain security arrangements provided for Mr. Bhusri and his family that may be considered perquisites under SEC disclosure rules. We view these security arrangements as a necessary and appropriate business expense, but have reported the aggregate incremental costs to us of the arrangements because they may be viewed as conveying a personal benefit to him. Additional information is set forth in the above section entitled “Elements of Our Executive Compensation Program — Perquisites and Other Personal Benefits.”

(iii)
This amount includes a car allowance paid to Mr. Fernandez in the amount of $17,884; a supplemental payment with respect to our Tapered Annual Allowance Policy for UK employees in the amount of $26,069; a pension contribution for Spanish shadow payroll in the amount of $20,816; a relocation benefit in the amount of $1,575 for expenses incurred in fiscal 2021 but invoiced in fiscal 2022; and tax preparation services and tax guidance in the amount of $24,507. The exchange rate used to convert these amounts from GBP into U.S.

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COMPENSATION TABLES

dollars was 1.3446, and from euro to U.S. dollars was 1.123, as applicable, which were the daily spot rates as of January 31, 2022. Additional information is set forth in the above section entitled “Elements of Our Executive Compensation Program — Perquisites and Other Personal Benefits.”
(4)
Mr. Fernandez’s salary and bonus are paid in GBP. The exchange rates used to convert these amounts into U.S. dollars were 1.3446 for fiscal 2022, 1.3708 for fiscal 2021, and 1.32 for fiscal 2020, which were the daily spot rates in effect as of the last day of each respective fiscal year.

(5)
This amount represents an annual refresh RSU award, as well as a special promotion RSU award granted in connection with Mr. Fernandez’s appointment as Co-Chief Executive Officer in August 2020.

(6)
As disclosed in our 2020 Proxy Statement, this amount represents a one-time signing bonus of $250,000 and a prorated fiscal 2020 cash bonus of $96,000 paid to Mr. Sauer.

Grants of Plan-Based Awards in Fiscal 2022
The following table provides information regarding grants of incentive plan-based awards made to each of our NEOs during fiscal 2022 under our 2012 Equity Incentive Plan.
		Equity Grants
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards(2)
Aneel Bhusri	04/15/2021	59,182	$15,404,483
James J. Bozzini	04/15/2021	37,482	9,756,190
Chano Fernandez	04/15/2021	78,909	20,539,224
Douglas A. Robinson	12/15/2021	7,161	1,999,495
	04/15/2021	29,591	7,702,241
	03/15/2021	7,840	1,998,259
Richard H. Sauer	04/15/2021	19,727	5,134,741
Robynne D. Sisco	04/15/2021	37,482	9,756,190

(1)
Each RSU award vested or will vest as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to continued service with Workday on the applicable vesting dates.

(2)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unexercised stock options and RSU awards held by our NEOs as of January 31, 2022.
		OPTION AWARDS			RSU AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Aneel Bhusri	04/15/2021	—	$—	—	59,182	$14,973,638
	04/22/2019	—	—	—	16,314	4,127,605
	04/15/2018	—	—	—	4,892	1,237,725
James J. Bozzini	04/15/2021	—	—	—	37,482	9,483,321
	04/15/2020	—	—	—	42,632	10,786,322
	04/22/2019	—	—	—	14,683	3,714,946
	04/15/2018	—	—	—	3,180	804,572
Chano Fernandez	04/15/2021	—	—	—	78,909	19,964,766
	09/15/2020	—	—	—	48,994	12,395,972
	04/15/2020	—	—	—	42,632	10,786,322
	04/22/2019	—	—	—	16,314	4,127,605
	04/15/2018	—	—	—	4,647	1,175,737
Douglas A. Robinson	12/15/2021	—	—	—	7,161	1,811,805
	04/15/2021	—	—	—	29,591	7,486,819
	03/15/2021	—	—	—	7,840	1,983,598
	04/15/2020	—	—	—	17,053	4,314,580
	04/22/2019	—	—	—	4,895	1,238,484
	06/15/2018	—	—	—	486	122,963
	04/15/2018	—	—	—	1,223	309,431
Richard H. Sauer	04/15/2021	—	—	—	19,727	4,991,128
	04/15/2020	—	—	—	21,316	5,393,161
	10/15/2019	—	—	—	17,706	4,479,795
Robynne D. Sisco	04/15/2021	—	—	—	37,482	9,483,321
	04/15/2020	—	—	—	42,632	10,786,322
	04/22/2019	—	—	—	14,683	3,714,946
	04/15/2018	—	—	—	4,158	1,052,016

(1)
All options are fully vested.

(2)
Each RSU award vested or will vest as to one-fourth of the underlying shares on approximately the one-year anniversary of grant and then quarterly thereafter, subject to continued service with Workday on the applicable vesting dates.

(3)
The market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing price of our Class A common stock on January 31, 2022, the last trading day of our fiscal year, which was $253.01.

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COMPENSATION TABLES

Option Exercises and Stock Vested in Fiscal 2022
The following table summarizes the value realized by our NEOs on option awards exercised and stock vested during fiscal 2022.
	Option Awards		RSU Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Aneel Bhusri	—	$—	39,397	$10,057,135
James J. Bozzini	43,750	10,852,813	61,764	15,809,518
Chano Fernandez	—	—	100,310	25,918,824
Douglas A. Robinson	—	—	24,725	6,319,562
Richard H. Sauer	—	—	26,696	6,828,671
Robynne D. Sisco	—	—	64,924	16,609,025

(1)
The value realized on exercise is calculated by multiplying the number of underlying shares at exercise by the difference between the fair market value of our Class A common stock on the date of exercise and the exercise price of the applicable option.

(2)
The value realized on vesting is calculated by multiplying the number of underlying shares at vest by the fair market value of our Class A common stock on the applicable vesting dates.

401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer up to 75% of their eligible compensation subject to applicable annual limits set pursuant to the Code. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Code Section 401 so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan, or under Code Section 402A so that contributions by employees to the 401(k) plan are taxable as income, but qualifying withdrawals and income earned on those contributions are not taxable to employees. We provide a company match for all eligible employees and currently match 50% of the first 6% of eligible compensation contributed by the employee.
Pension Benefits
We do not offer any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
CEO Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the total annual compensation of each of our Co-CEOs to the total annual compensation of our median compensated employee (“median employee”). The ratios of Mr. Bhusri’s and Mr. Fernandez’s total annual compensation to that of our median employee’s total annual compensation for fiscal 2022 are 87:1 and 104:1, respectively. We believe these ratios are reasonable estimates, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below. As disclosed in the Summary Compensation Table above, the total annual compensation of Mr. Bhusri and Mr. Fernandez for fiscal 2022 was $18,431,405 and $22,015,513, respectively. The total annual compensation of our median employee for fiscal 2022 was $212,269, calculated in the same manner as the compensation for our Co-CEOs in accordance with SEC rules. For additional information about the compensation of our Co-CEOs, see the “Compensation Discussion and Analysis” section elsewhere in this Proxy Statement.
We determined a new median employee for fiscal 2022 because substantial increases in our employee headcount, changes to the structure of our employee compensation program, and our acquisitions of Peakon, Zimit, and VNDLY in fiscal 2022 represented changes to our employee population that we believed could result in a significant change to our CEO pay ratio results. The methodology we used to determine the median employee for fiscal 2022 is described below and is substantially the same methodology that we previously used to determine the median employee.
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COMPENSATION TABLES

Our determination of which employee was the median employee was based on compensation data for all employees as of November 1, 2021 (the “determination date”), other than Mr. Bhusri and Mr. Fernandez, the Company’s Co-CEOs on the determination date, and certain other employees permissibly excluded under the de minimis exception. The compensation data used included the following elements for the 12-month period preceding the determination date:
•
base pay, which included all regular wages, overtime, paid time off, pay related to leaves of absences and leave payout, on call premiums, and allowances;

•
actual cash bonus compensation paid;

•
actual commissions paid; and

•
the grant date fair value of equity awards granted.

Our employee population as of the determination date consisted of 14,102 individuals in the United States and in international locations (including our consolidated subsidiaries) who were employed by us on a full-time, part-time, or seasonal basis, including employees on a leave of absence, with the exception of 644 employees from the following jurisdictions, which were excluded under the de minimis exception. Contractors and other non-employees were not included in our employee population. Given the even number of employees included in our population, we had two median employees from which we selected the employee with the lower total annual compensation to compute the pay ratio.
Excluded Jurisdiction	Approximate Number of Employees
Austria	≤10
Belgium	11-25
Czech Republic	51-75
Denmark	76-100
Finland	11-25
France	175-200
Hong Kong	26-50
Indonesia	≤10
Italy	26-50
Japan	51-75
Korea, Republic of	26-50
Malaysia	≤10
Mexico	11-25
Norway	≤10
South Africa	11-25
Sweden	26-50
Switzerland	11-25
Thailand	≤10
We annualized the base pay for any permanent employees who were hired during the 12-month period preceding the determination date. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect as of October 31, 2021. We did not make any cost-of-living adjustments for employees outside of the United States. We calculated the total compensation of our median employee for purposes of computing the ratio using the same criteria that were used for determining the total annual compensation of our Co-CEOs.
In selecting the median employee, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As such, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies may have different employment and compensation practices and may utilize different estimates, assumptions, and methodologies in calculating their own pay ratios.
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EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of January 31, 2022, for equity compensation plans:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	12,540,903(2)	$20.13	61,479,512(3)
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)
Included in this amount are 149,376 stock options and 1,483 RSUs that were previously issued under the 2013 Adaptive Insights Equity Incentive Plan and subsequently assumed by Workday.

(3)
Included in this amount are 3,733,321 shares available for future issuance under the 2012 Employee Stock Purchase Plan.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 20, 2022, certain information regarding beneficial ownership of our common stock by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock or Class B common stock, (b) each current director and nominee for director, (c) the NEOs (as defined in “Executive Compensation” above), and (d) all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 198,652,386 shares of Class A common stock and 55,015,680 shares of Class B common stock outstanding at April 20, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested and settleable, within 60 days of April 20, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588.
	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors
Aneel Bhusri(2)	304,168	*	53,851,299	98%	72%
Thomas F. Bogan(3)	38,719	*	—	—	*
James J. Bozzini(4)	222,915	*	—	—	*
Chano Fernandez(5)	32,228	*	—	—	*
Douglas A. Robinson(6)	28,157	*	—	—	*
Richard H. Sauer(7)	13,299	*	—	—	*
Robynne D. Sisco(8)	13,403	*	—	—	*
Ann-Marie Campbell(9)	8,277	*	—	—	*
Christa Davies(10)	163,472	*	—	—	*
Lynne M. Doughtie(11)	2,316	*	—	—	*
Carl M. Eschenbach(12)	17,374	*	—	—	*
Michael M. McNamara(13)	9,981	*	12,500	*	*
George J. Still, Jr.(14)	171,852	*	120,784	*	*
Lee J. Styslinger III(15)	41,641	*	—	—	*
Jerry Yang(16)	89,980	*	—	—	*

Current Executive Officers and Directors as a Group (16 persons)(17)	1,161,410	*	53,984,583	98%	72%

5% Stockholders
David A. Duffield(18)	410,497	*	53,851,299	98%	72%
BlackRock, Inc. and affiliates(19)	11,272,806	6%	—	—	2%
The Vanguard Group, Inc. and affiliates(20)	12,013,022	6%	—	—	2%
Wellington Management Group and affiliates(21)	9,770,033	5%	—	—	1%

*
Less than 1%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Includes (i) 304,168 shares of Class A common stock held directly by Mr. Bhusri, (ii)  8,126,443 shares of Class B common stock held directly by Mr. Bhusri, (iii) 5,000 shares of Class B common stock held by Mr. Bhusri’s minor child, of which Mr. Bhusri has sole voting and dispositive power, and (iv) 45,719,856 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri.

(3)
Includes 38,719 shares of Class A common stock held directly by Mr. Bogan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(4)
Includes (i) 57,224 shares of Class A common stock held directly by Mr. Bozzini, (ii)  86,660 shares of Class A common stock held by the Bozzini Revocable Trust, of which Mr. Bozzini and his spouse each have sole voting and dispositive powers, (iii) 31,900 shares of Class A common stock held by a grantor retained annuity trust, of which Mr. Bozzini is the sole trustee, grantor and recipient of annuity payments, (iv) 31,900 shares of Class A common stock held by a grantor retained annuity trust, of which Mr. Bozzini’s spouse is the sole trustee, grantor and recipient of annuity payments, (v) 5,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child, (vi) 5,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child, and (vii) 5,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child. Mr. Bozzini and his spouse each have sole voting and dispositive power with regard to the shares held by the Bozzini Irrevocable Trusts.

(5)
Includes (i) 27,774 shares of Class A common stock held directly by Mr. Fernandez and (ii) 4,454 RSUs held directly by Mr. Fernandez that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock.

(6)
Includes (i) 27,424 shares of Class A common stock held directly by Mr. Robinson and (ii) 733 RSUs held directly by Mr. Robinson that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock.

(7)
Includes 13,299 shares of Class A common stock held directly by Mr. Sauer.

(8)
Includes 13,403 shares of Class A common stock held directly by Ms. Sisco.

(9)
Includes (i) 6,770 shares of Class A common stock held directly by Ms. Campbell and (ii) 1,507 RSUs held directly by Ms. Campbell that vest within 60 day of April 20, 2022, and will be settled in shares of Class A common stock.

(10)
Includes (i) 161,638 shares of Class A common stock held directly by Ms. Davies, and (ii) 1,834 RSUs held directly by Ms. Davies that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock.

(11)
Includes (i) 735 shares of Class A common stock held directly by Ms. Doughtie, and (ii) 1,581 RSUs held directly by Ms. Doughtie that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock.

(12)
Includes (i) 4,227 shares of Class A common stock held directly by Mr. Eschenbach, (ii) 1,616 RSUs held directly by Mr. Eschenbach that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock, and (iii) 11,531 shares of Class A Common Stock held by the Eschenbach Family Trust dtd 4/15/2014, of which Mr. Eschenbach and his spouse each have sole voting and dispositive powers.

(13)
Includes (i) 7,201 shares of Class A common stock held directly by Mr. McNamara, (ii) 1,780 RSUs held directly by Mr. McNamara that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock, (iii) 1,000 shares of Class A Common Stock held by the McNamara Family Trust U/A DTD 10/11/2001, of which Mr. McNamara and his spouse have joint voting and dispositive powers, and (iv) 12,500 shares of Class B common stock issuable to Mr. McNamara pursuant to options exercisable within 60 days of April 20, 2022.

(14)
Includes (i) 154,799 shares of Class A common stock held directly by Mr. Still, (ii) 2,053 RSUs held directly by Mr. Still that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock, (iii) 15,000 shares of Class A common stock held by the Still Family Trust, of which Mr. Still and his spouse each have sole voting and dispositive powers, and (iv) 120,784 shares of Class B common stock held by Still Family Partners, of which Mr. Still has joint voting and dispositive powers with his children.

(15)
Includes (i) 30,080 shares of Class A common stock held directly by Mr. Styslinger, (ii) 1,561 RSUs held directly by Mr. Styslinger that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock, and (iii) 10,000 shares of Class A common stock held by an LLC which Mr. Styslinger wholly-owns.

(16)
Includes (i) 85,755 shares of Class A common stock held directly by Mr. Yang, (ii) 1,725 RSUs held directly by Mr. Yang that vest within 60 days of April 20, 2022, and will be settled in shares of Class A common stock, and (iii) 2,500 shares of Class A common stock held by the JY Trust, of which Mr. Yang has sole voting and dispositive power.

(17)
In addition to all shares of Class A common stock described in footnotes 2 through 16 above, the total number of shares of Class A common stock also includes 3,628 shares of Class A common stock held by an executive officer who is not named in the table. The total number of shares of Class B common stock includes the shares of Class B common stock described in footnotes 2 through 16 above.

(18)
Includes (i) 102,997 shares of Class A common stock held by Mr. Duffield, (ii) 307,500 shares of Class A common stock held by the Dave and Cheryl Duffield Foundation, of which Mr. Duffield and his spouse have joint voting and dispositive power, (iv) 45,719,856 shares of Class B common stock held by The David A. Duffield Trust (the “Duffield Trust”), of which Mr. Duffield has sole voting and dispositive power, and (v) 8,131,443 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri.

(19)
Based on information contained in Amendment 1 to a Schedule 13G filed by Blackrock, Inc. (“BlackRock”) on February 3, 2022 on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G, Blackrock has sole voting power over 9,539,404 shares of Class A common stock and sole dispositive power over 11,272,806 shares of Class A common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(20)
Based on information contained in Amendment 7 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2022 on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G/A, Vanguard has shared voting power over 183,946 shares of Class A common stock, sole dispositive power over 11,596,748 shares of Class A common stock, and shared dispositive power over 416,274 shares of Class A common stock. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(21)
Based on information contained in Amendment 1 to a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (collectively, “Wellington”) on February 4, 2022 on their own behalf and on behalf of certain of their subsidiaries specified on Exhibit A to the Schedule 13G, Wellington has shared voting power over 8,473,907 shares of Class A common stock and shared dispositive power over 9,770,033 shares of Class A common stock. Wellington is located at 280 Congress Street, Boston, MA 02210.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of initial ownership and changes of ownership of our securities with the SEC. Based on information submitted to us by these reporting persons and our review of copies of such reports received by us, we believe that all required Section 16(a) filings for fiscal 2022 were timely filed, except that the initial Form 3 for Mr. Robinson when he became a Section 16 officer on November 18, 2021, was filed late on December 2, 2021.
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EMPLOYMENT ARRANGEMENTS AND
INDEMNIFICATION AGREEMENTS
James J. Bozzini
We entered into an offer letter agreement with Mr. Bozzini, our Chief Operating Officer, on December 4, 2006. Pursuant to the offer letter, Mr. Bozzini’s initial base salary was established at $75,000 per year, with an increase to $150,000 per year commencing February 1, 2007. In addition, on January 19, 2007, in accordance with the terms of his offer letter, Mr. Bozzini was granted a stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and the related stock option agreement. On May 10, 2007, also in accordance with the terms of his offer letter and based on his performance, Mr. Bozzini was granted an additional stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board. This option vested according to the 2005 Stock Plan and related stock option agreement. Mr. Bozzini’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Bozzini will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Chano Fernandez
Mr. Fernandez, our Co-Chief Executive Officer, is party to an employment agreement with Workday España S.L. effective January 1, 2014. Pursuant to the employment agreement, Mr. Fernandez’s initial base salary was established at 285,000 euro per year. He also received a one-time hiring bonus of 325,000 euro. In addition, Mr. Fernandez became eligible to participate in a variable compensation plan, which was initially established at 285,000 euro per year, based on the achievement of mutually agreed-upon objectives. Subsequent to his initial employment agreement, Mr. Fernandez entered into a UK Secondment Agreement with Workday UK Limited and Workday España S.L. in 2014, as extended in 2016 and 2018, which supplemented his benefits to include a housing and car allowance, education reimbursement, and other miscellaneous relocation expenses. Additionally, Mr. Fernandez was entitled to a yearly pension contribution award in the gross amount of 12% of the sum of his base salary and annual bonus.
In connection with his appointment as Co-Chief Executive Officer in August 2020, Mr. Fernandez’s base salary was increased to 470,000 GBP, and he was granted 72,264 RSUs. The RSUs vested or will vest as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Mr. Fernandez’s continued service with Workday on the applicable vesting dates. Mr. Fernandez no longer receives a housing allowance or education reimbursement, and Workday no longer provides a yearly pension contribution award.
If Mr. Fernandez’s employment is terminated other than for “fair cause” or due to his voluntary resignation, he will be entitled to receive the statutory severance amounts due under the statutory rights contained in the Spanish Workers’ Act. However, if Mr. Fernandez’s employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control,” he will instead be entitled to participate in our change in control policy that we have adopted, provided that such policy provides him with no less a severance payment equal to his then current annual base salary and the accelerated vesting of 50% of his then unvested equity awards. For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Douglas A. Robinson
We entered into an offer letter agreement with Mr. Robinson, our Co-President, on June 3, 2010. Pursuant to the offer letter, Mr. Robinson’s initial base salary was established at $160,000 per year, with a variable compensation target of $170,000 per year pursuant to a sales plan target. In addition, on July 29, 2010, in accordance with the terms of his offer letter. Mr. Robinson was granted an option to purchase 25,000 shares of Workday Class A common stock, with an exercise price of $1.00, that vested as to 20% of the underlying shares after 12 months, with the balance vesting in equal quarterly installments thereafter. Mr. Robinson’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Robinson will be entitled to participate in our change in control policy that we have
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adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Richard H. Sauer
We entered into an offer letter agreement with Mr. Sauer, our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, on April 6, 2019. Pursuant to the offer letter, Mr. Sauer’s initial base salary was established at $500,000 per year, and he is eligible to participate in a semi-annual discretionary cash bonus plan with a target annual bonus opportunity equal to 50% of his base salary. Mr. Sauer also received a one-time hiring bonus of $250,000 and relocation benefits, each subject to repayment under certain circumstances. In addition, on October 15, 2019, in accordance with the terms of his offer letter, Mr. Sauer was granted 40,469 RSUs, which were subject to vesting as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Mr. Sauer’s continued service with Workday on the applicable vesting dates. Mr. Sauer’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Sauer will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Robynne D. Sisco
We entered into an offer letter agreement with Ms. Sisco, our Co-President, on August 23, 2012. Pursuant to the offer letter, Ms. Sisco’s initial base salary was established at $200,000 per year, and she also received a one-time hiring bonus of $50,000. In addition, on August 28, 2012, in accordance with the terms of her offer letter, Ms. Sisco was granted a stock option to purchase 175,000 shares of our common stock at an exercise price of $9.20 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. Also in accordance with the terms of her offer letter, on August 28, 2012, Ms. Sisco was granted 30,000 shares of RSUs. The options and RSUs vested according to the 2005 Stock Plan and the related stock option and RSU agreements. Ms. Sisco’s employment is at will and may be terminated at any time, with or without cause. However, Ms. Sisco will be entitled to participate in our change in control policy that we have adopted if her employment is terminated without “cause” or she resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Potential Payments Upon Termination or Change in Control
We maintain a change in control policy applicable to our executive officers and certain other participants. Under the policy, in the event of a qualifying termination (as defined below) of a participant’s employment within 12 months following a change in control of Workday, the participant would be entitled to receive severance benefits, subject to the execution of a release agreement and the waiver of any other severance arrangement that would be triggered by a change in control.
Under the policy as amended during fiscal 2022, upon the occurrence of a qualifying termination, Workday agrees, and will require its successor, to pay to such participant an amount equal to (a) his or her annual base salary in effect immediately prior to the change in control or the qualifying termination, whichever is greater (or two times their annual base salary in the case of our Co-CEOs); (b) his or her annual target bonus (or two times their annual target bonus in the case of our Co-CEOs); and (c) an estimate of the participant’s aggregate insurance premiums under COBRA for 12 months (or 24 months in the case of our Co-CEOs), in each case less applicable withholding taxes. In addition, 100% of the shares underlying all unvested equity awards held by such participant immediately prior to such termination will become vested and exercisable in full, excluding any equity awards that vest only upon satisfaction of performance criteria, whose vesting instead will be governed by the award agreement.
Under the policy, a “change in control” occurs upon the acquisition of 50% or more of the total voting power represented by Workday’s then-outstanding voting securities by a person other than our founders; the sale of all or substantially all of Workday’s assets; or the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation that results in Workday’s voting securities immediately prior thereto continuing to represent at least 50% of the voting power of the surviving entity immediately after such transaction. A “qualifying termination” occurs if a participant is involuntarily terminated for any reason other than for “cause,” death, or disability,
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or if the participant voluntarily resigns for “good reason.” Termination for “cause” includes, among other things, gross negligence or misconduct in a participant’s performance of their duties; conviction of certain crimes; and a participant’s breach of Workday’s written policies and procedures or any contract or agreement between the participant and Workday which is, or is reasonably likely to be, materially injurious to Workday’s financial condition or reputation. “Good reason” for a voluntary resignation includes, among other things, a material reduction in a participant’s base salary or target bonus opportunity, or a material diminution in duties.
The following table sets forth quantitative estimates of the benefits that would have accrued to our NEOs upon a qualifying termination pursuant to our change in control policy, assuming their employment had terminated as of January 31, 2022, the last day of fiscal 2022. The below estimates take into account the effect of the amendments made to the change in control policy during fiscal 2022 that increased the amounts payable to participants as described above. Other than for our Co-CEOS, the estimates below reflect 12 months of salary cash severance, annual target bonus, 12 months of COBRA benefit continuation, and 100% equity acceleration. For our Co-CEOS, the estimates below reflect 24 months of salary cash severance, two times annual target bonus, 24 months of COBRA benefit continuation, and 100% equity acceleration.
Name	Severance	Cash Target Bonus	Benefit Continuation	Intrinsic Value of Accelerated Equity Awards	Total
				RSU Awards(1)
Aneel Bhusri	$130,000	$—	$—	$20,338,968	$20,468,968
James J. Bozzini	350,000	175,000	26,154	24,789,161	25,340,315
Chano Fernandez	1,263,924(2)	1,263,924(2)	103,534	48,450,403	51,081,785
Douglas A. Robinson	350,000	350,000	26,154	17,267,679	17,993,833
Richard H. Sauer	500,000	250,000	26,154	14,864,084	15,640,238
Robynne D. Sisco	350,000	175,000	28,735	25,036,605	25,590,340

(1)
The estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs held by the applicable NEO by the closing price of our Class A common stock on January 31, 2022, the last trading day of our fiscal year, which was $253.01.

(2)
Reflects Mr. Fernandez’s annual base salary, converted from GBP into U.S. dollars based on the daily spot rate as of January 31, 2022, which was 1.3446.

Indemnification Arrangements
Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow us to indemnify other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our key employees, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director, officer, or key employee in any action or proceeding arising out of their service to us or any of our
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subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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QUESTIONS AND ANSWERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. The term “proxy materials” includes this Proxy Statement and our Annual Report on Form 10-K for fiscal 2022.
How does the Board of Directors recommend I vote on these proposals?
Proposal 1

The election to our Board of Directors of the following four nominees to serve as Class I directors until the 2025 Annual Meeting of Stockholders: Lynne M. Doughtie, Carl M. Eschenbach, Michael M. McNamara, and Jerry Yang

Proposal 2
A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2023
Proposal 3
A proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement
Proposal 4
A proposal to approve the 2022 Equity Incentive Plan to replace our 2012 Equity Incentive Plan
Proposal 5
A proposal to approve the Amended and Restated 2012 Employee Stock Purchase Plan
Why are you holding a virtual meeting and how can stockholders attend?
We believe hosting our Annual Meeting virtually helps to reduce costs, expand access, enable improved communication, and address public health concerns in light of the COVID-19 pandemic. Stockholders are able to attend our Annual Meeting, vote, and ask questions online from around the world. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/WDAY2022 and input the 16-digit control number included in the Internet Notice, your proxy card, or the voting instruction form sent by your broker.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 25, 2022, which our Board of Directors established as the Record Date, may vote at the Annual Meeting. As of the Record Date, there were        shares of Class A common stock outstanding and 55,015,680 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Workday Class A common stock is entitled to one vote for each share held as of the close of business on the Record Date, and each holder of Workday Class B common stock is entitled to 10 votes for each share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.
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QUESTIONS AND ANSWERS

How do I vote?
There are four ways for stockholders of record to vote, depending on whether you received only the Internet Notice or a printed copy of the proxy materials. In all cases, a 16-digit control number is required to vote. The control number will be included in the Internet Notice, on your proxy card, or on the voting instruction form received from your broker, bank, or other nominee.
•
Online Prior to the Annual Meeting. Please visit www.proxyvote.com, available 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 21, 2022, and enter your control number to submit your proxy.

•
Online During the Annual Meeting. To vote on June 22, 2022 at the Annual Meeting, please visit www.virtualshareholdermeeting.com/WDAY2022 and enter your control number to submit your proxy. The live audio webcast will begin promptly at 9:00 a.m. PDT. Online access will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test your system. If you experience technical difficulties, please call the help number listed on the virtual stockholder meeting website for assistance.

•
Phone. If you received a copy of the proxy materials, you may vote by calling 1-800-690-6903 toll-free, available 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 21, 2022, and entering your control number to submit your proxy.

•
Mail. If you received a proxy card or voting instruction form, you may submit your proxy by completing and mailing it to the specified address. Your proxy card or voting instruction form must be received prior to the Annual Meeting.

Even if you plan on attending the virtual Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the meeting.
Can I change my vote?
You can revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, in which case only your latest, validly-executed proxy that you submit will be counted. To change your vote or revoke your proxy, you must do one of the following:
•
enter a new vote online or by telephone pursuant to the above instructions;

•
return a later-dated proxy card or voting instruction form so that it is received prior to the Annual Meeting;

•
notify the Corporate Secretary of Workday, in writing, c/o Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California, 94588, Attn: Corporate Secretary; or

•
vote online during the virtual Annual Meeting pursuant to the above instructions.

Who is Workday’s transfer agent?
Workday’s transfer agent is American Stock Transfer & Trust Company (“AST”). You may email AST at help@astfinancial.com or you may call AST at 718-921-8124 Monday through Friday between 5:00 a.m. to 5:00 p.m. PDT. Materials may be mailed to AST at:
Workday Shareholder Services
c/o American Stock Transfer
6201 15th Avenue
Brooklyn, NY 11219
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.
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QUESTIONS AND ANSWERS

What is a quorum?
The presence of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Your shares will be counted as present at the meeting if you attend and vote online during the virtual Annual Meeting or if you have properly submitted a proxy. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as an abstention, with respect to a particular matter. In addition, a broker may not be permitted to vote stock (broker non-vote) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are also counted in the determination of a quorum.
How many votes are needed for approval of each matter?
•
Proposal No. 1: The election of each nominee to the Board of Directors requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against a nominee.

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

•
Proposal No. 3: The advisory vote regarding approval of our named executive officers’ compensation requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

•
Proposal No. 4: The approval of the 2022 Equity Incentive Plan to replace our 2012 Equity Incentive Plan requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

•
Proposal No. 5: The approval of the Amended and Restated Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

Because Proposal No. 3 is an advisory vote, the results will not be binding on Workday’s Board or Workday. The Compensation Committee and the Board will consider the outcome of the proposal when establishing or modifying the compensation of our named executive officers.
How are proxies solicited for the Annual Meeting?
The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Workday. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokers and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposals No. 1, 3, 4 or 5 absent direction from you, as they are considered “non-routine” matters.
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QUESTIONS AND ANSWERS

Why did I receive a notice regarding the availability of proxy materials electronically instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our fiscal 2022 Annual Report to Stockholders, primarily online. Beginning on or about May 10, 2022, the Internet Notice is being mailed to our stockholders, which contains notice of the Annual Meeting and instructions on how to access our proxy materials online, how to vote online, and how to request a paper or email copy of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Internet Notice. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce both the impact on the environment and the administrative costs of our annual meetings.
What does it mean if multiple members of my household are stockholders, but we only received one Internet Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive, and helps to preserve the environment.
Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting American Stock Transfer & Trust Company by calling 718-921-8124 or writing to Workday Shareholder Services, c/o American Stock Transfer, 6201 15th Avenue, Brooklyn, NY 11219. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Investor Relations department by writing to Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, CA 94588, via email at IR@workday.com, or by calling 925-379-6000.
Any stockholders who share the same address and currently receive multiple copies of the Internet Notice or proxy materials who wish to receive only one copy in the future can contact Workday’s Investor Relations department, their bank, broker, or, if a registered holder, American Stock Transfer & Trust Company, to request information about householding.
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ADDITIONAL INFORMATION
Stockholder Proposals for 2023 Annual Meeting
Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than January 10, 2023. Such proposals must be delivered to the Corporate Secretary of Workday at the address listed on the front page.
Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2023 Annual Meeting of Stockholders, or that concern one or more nominations for directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Corporate Secretary of Workday at the address listed on the front page, no earlier than March 9, 2023, and no later than April 8, 2023.
However, if the date of our 2023 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then for notice to the stockholder to be timely, it must be so received by the Corporate Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
A copy of the pertinent provisions of the Bylaws is available upon request to the Corporate Secretary of Workday at the address listed on the front page.
Solicitation of Proxies
We will bear the expense of preparing, printing, and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees, or our agents. We will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.
Fiscal 2022 Annual Report
A copy of our Fiscal 2022 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and our 2022 Proxy Statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. The Annual Report on Form 10-K and Proxy Statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investor Relations” section on our website at: www.workday.com/sec-filings. We encourage stockholders to take advantage of the availability of these materials online to help reduce both the impact on the environment and the administrative costs of our annual meetings.
OTHER MATTERS
We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.
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APPENDIX A
WORKDAY, INC.
2022 EQUITY INCENTIVE PLAN
1.
PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Workday, and any Parents, Affiliates and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in Workday’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.
SHARES SUBJECT TO THE PLAN.

2.1
Number of Shares Available.   Subject to Sections 2.4 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is Thirty Million (30,000,000) Shares plus (i) shares that are subject to stock options or other awards granted under Workday’s 2012 Equity Incentive Plan, as amended and Workday’s 2005 Stock Plan, as amended (collectively, the “Prior Plans”) that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (ii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iii) shares issued under the Prior Plans that are repurchased by Workday at the original issue price or otherwise forfeited, and (iv) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the withholding obligations for Tax-Related Items related to any award.

2.2
Lapsed, Returned Awards.   Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by Workday at the original issue price or otherwise forfeited; (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (iv) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3
Minimum Share Reserve.   At all times Workday will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4
Adjustment of Shares.   If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin off, or similar change in the capital structure of Workday, without consideration, then, as applicable, (i) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (ii) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (iii) the number and class of Shares subject to other outstanding Awards, and (iv) the maximum number and class of Shares that may be issued as ISOs set forth in Section 5.8 will be proportionately adjusted, subject to any required action by the Committee, Board, and/or the stockholders of Workday and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.4, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of
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stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.
ELIGIBILITY.   ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, and Directors; provided that such Consultants, and Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.
ADMINISTRATION.

4.1
Committee Composition; Authority.   This Plan will be administered by the Committee or by the Board acting as the Committee, and such administration may be delegated as set forth in Section 4.1(s) below. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a)
construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)
prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)
select eligible Employees, Consultants and Directors to receive Awards;

(d)
determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest, be exercised or settled (which may be based on, among other things, performance criteria, Termination due to retirement, death or Disability), any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy withholding obligations for Tax-Related Items or any other tax liabilities legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)
determine the number of Shares or other consideration subject to Awards;

(f)
determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of Workday or any Parent, Subsidiary or Affiliate of Workday;

(h)
grant waivers of Plan or Award conditions;

(i)
determine the vesting, exercisability and payment of Awards;

(j)
correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)
determine whether an Award has been vested and/or earned;

(l)
determine the terms and conditions of, and institute any, Exchange Program;

(m)
reduce, modify or waive any criteria with respect to Performance Factors;

(n)
adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

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(o)
adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures or to facilitate the administration of the Plan outside of the United States (“U.S.”) or to qualify Awards for special tax treatment under the laws of jurisdictions other than the U.S.;

(p)
exercise discretion with respect to Performance Awards;

(q)
make determinations with respect to the suspension or modification of vesting of Awards while Participants are on a leave of absence, or as a result of a reduction in hours worked (for example and for illustrative purposes only, a change in schedule from that of full-time or part-time), provided that in no event may an Award be exercised after the expiration of the term set forth in the Award Agreement;

(r)
make all other determinations necessary or advisable for the administration of this Plan;

(s)
delegate any of the foregoing as permitted by applicable law to a subcommittee or to one or more executive officers pursuant to a specific delegation, including but not limited to pursuant to Section 157(c) of the Delaware General Corporation Law, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s); and

(t)
adopt policies or programs relating to the foregoing.

4.2
Committee Interpretation and Discretion.   Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on Workday and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Workday to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on Workday and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s) and any such resolution will be final and binding on Workday and the Participant.

4.3
Section 16 of the Exchange Act.   Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4
Documentation.   The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) determined by Workday.

4.5
Non-U.S. Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the laws and practices in other jurisdictions in which Workday and its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards or to facilitate the operation and administration of the Plan in such jurisdictions, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the U.S. are eligible to participate in the Plan (which may include individuals who provide services to Workday, a Subsidiary or Affiliate under an agreement with a non-U.S. nation or agency); (c) modify the terms and conditions of any Award granted to individuals outside the U.S. or non-U.S. nationals to facilitate compliance with applicable laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or facilitate compliance with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable U.S. securities law, the Code, or any other applicable U.S. governing statute or law.

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5.
OPTIONS.   An Option is the right but not the obligation to purchase Share(s), subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants, and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this Section.

5.1
Option Grant.   Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may (but need not) be awarded or vest upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option vests upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for each Option; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2
Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3
Exercise Period.   Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of Workday or of any Parent or Subsidiary of Workday (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4
Exercise Price.   The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the applicable Award Agreement and in accordance with any procedures established by Workday.

5.5
Method of Exercise.   Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when Workday receives: (i) notice of exercise (in such form as the Committee or Workday may specify from time to time) from the person entitled to exercise the Option (and/or electronic execution through the authorized third-party administrator), and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable Tax-Related Items that Workday has determined must be withheld). Full payment may consist of any consideration and method of payment authorized by the Committee or Workday and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of Workday or of a duly authorized transfer agent of Workday), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. Workday will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6
Termination of Participant.   The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

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(a)
If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)
If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(c)
If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(d)
Unless otherwise determined by the Committee, if the Participant is Terminated for Cause, or if the Participant’s service is Terminated and following such Termination the Committee has reasonably determined in good faith that such Participant could have been Terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the Termination Date, then Participant’s Options (whether or not vested) will expire on the Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7
Limitations on Exercise.   The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8
Limitations on ISOs.   With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of Workday and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than Ninety Million (90,000,000) Shares will be issued pursuant to the exercise of ISOs granted under the Plan.

5.9
Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, materially impair any of such Participant’s rights under any Option

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previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10
No Disqualification.   Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.
RESTRICTED STOCK AWARDS.

6.1
Awards of Restricted Stock.   A Restricted Stock Award is an offer by Workday to sell to an eligible Employee, Consultant, or Director, Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions to which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2
Restricted Stock Purchase Agreement.   All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to Workday an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3
Purchase Price.   The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the applicable Award Agreement and in accordance with any procedures established by Workday.

6.4
Terms of Restricted Stock Awards.   Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of service with Workday or a Parent, Subsidiary or Affiliate or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5
Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.
STOCK BONUS AWARDS.

7.1
Awards of Stock Bonuses.   A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares that is subject to such conditions and restrictions (or to no restrictions) as the Committee may determine. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2
Terms of Stock Bonus Awards.   The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of service with Workday or a Parent, Subsidiary or Affiliate or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award, the

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Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3
Form of Payment to Participant.   Payment may be made in the form of cash, Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4
Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.
STOCK APPRECIATION RIGHTS.

8.1
Awards of SARs.   A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.2
Terms of SARs.   The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded or may vest upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR vests upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3
Exercise Period and Expiration Date.   A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4
Form of Settlement.   Upon exercise of a SAR, a Participant will be entitled to receive payment from Workday in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from Workday for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5
Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

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9.
RESTRICTED STOCK UNITS.

9.1
Awards of Restricted Stock Units.   A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

9.2
Terms of RSUs.   The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the vesting conditions applicable to the RSU; (c) the time or times during which the RSU may be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded or vest upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3
Form and Timing of Settlement.   Payment of vested RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement, which date(s) may include a payment schedule with respect to RSUs that are deferred compensation within the meaning of Section 409A. The Committee, in its sole discretion, may settle vested RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is vested provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4
Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement or in any Workday policy that applies to the Participant regarding vesting acceleration, as may be in effect from time to time, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.
PERFORMANCE AWARDS.

10.1
Performance Awards.   A Performance Award is an award to an eligible Employee, Consultant, or Director of Workday or any Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a)
Performance Shares.   The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)
Performance Units.   The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant

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by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
(c)
Cash-Settled Performance Awards.   The Committee may grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2
Terms of Performance Awards.   The Committee will determine, and each Award Agreement will set forth, the terms of each grant of Performance Awards including, without limitation: (i) the amount of any cash bonus; (ii) the number of Shares deemed subject to a Performance Award; (iii) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (iv) the consideration to be distributed on settlement; and (v) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3
Termination of Participation.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11.
PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by Workday and where permitted by applicable law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)
by surrender of shares of Workday held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise or purchase price of the Shares as to which said Award will be exercised or settled;

(b)
by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to Workday or any Parent, Subsidiary or Affiliate of Workday;

(c)
by consideration received by Workday pursuant to a broker-assisted exercise or other form of cashless exercise program implemented by Workday in connection with the Plan;

(d)
by cancellation of indebtedness of Workday to the Participant;

(e)
by any combination of the foregoing; or

(f)
by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.
12.
GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1
Types & Limitations of Awards.   Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan, when combined with cash compensation for service as a Non-Employee Director that exceed $750,000 in value (as described below) in any calendar year,

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increased to $1,750,000 in value (as described below) in the calendar year of his or her initial service as a Non-Employee Director; provided that any initial Award granted to a Non-Employee Director in connection with the commencement of his or her services as a Non-Employee Director shall not exceed $1,000,000 in value (as described below). The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value on the date of grant of such Option or SAR will be calculated using the Black-Scholes valuation methodology or Workday’s regular valuation methodology for determining the grant date fair value of Options or SARs for reporting purposes, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.1.
12.2
Eligibility.   Awards pursuant to this Section 12 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3
Vesting, Exercisability and Settlement.   Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4
Election to Receive Awards in Lieu of Cash.   A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from Workday in the form of cash or Awards or a combination thereof, if permitted, and as determined by the Board. Such Awards will be issued under the Plan.

13.
TAXES.

13.1
Taxes Generally.   Whenever a taxable or tax withholding event occurs in relation to any Award granted under this Plan, the Participant shall be responsible for any U.S. and non-U.S. federal, state, and local taxes, including all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or any other tax-related items (the “Tax-Related Items”) that are applicable to the Participant as a result of participation in the Plan. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items; provided, however, that any Tax-Related Items may also be withheld by other methods.

13.2
Withholding Methods.   The Committee or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of applicable law, may require or permit a Participant to satisfy any withholding obligation of Workday or a Parent, Subsidiary or Affiliate may have with respect to such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have Workday withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items required to be withheld, (iii) delivering to Workday already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by Workday. Workday may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws. Unless otherwise required by applicable law or otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

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14.
TRANSFERABILITY.

14.1
Transfer Generally.   Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

15.
PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1
Voting and Dividends.   No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of Workday will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends, stock distributions or Dividend Equivalent Rights with respect to such shares of Restricted Stock and such stock dividends, stock distributions or Dividend Equivalent Rights will be accrued and paid only at such time, if any, as such shares of Restricted Stock become vested Shares.

15.2
Restrictions on Shares.   At the discretion of the Committee, Workday may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all shares of Restricted Stock held by a Participant following such Participant’s Termination at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.
CERTIFICATES.   All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee or Workday (in accordance with the terms of the Plan) may deem necessary or advisable, including restrictions under any applicable U.S. and non-U.S. federal, state or local law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.
ESCROW; PLEDGE OF SHARES.   To enforce any restrictions on a Participant’s Shares, Workday or the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by Workday or the Committee, appropriately endorsed in blank, with Workday or an agent designated by Workday to hold in escrow until such restrictions have lapsed or terminated, and Workday or the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates, in each case in accordance with the Plan. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with Workday all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to Workday under the promissory note; provided, however, that Workday or the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, Workday will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as Workday will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

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18.
REPRICING; EXCHANGE AND BUYOUT OF AWARDS.   Without prior stockholder approval, the Committee may not, pursuant to an Exchange Program or otherwise (i) reprice Options or SARs or (ii) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.
SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award will not be effective unless such Award is in compliance with all applicable U.S. and non-U.S. federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, Workday will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (i) obtaining any approvals from governmental agencies that Workday determines are necessary or advisable; and/or (ii) completion of any registration or other qualification of such Shares under any U.S. or non-U.S. state, federal or local law or ruling or other decision of any governmental body that Workday determines to be necessary or advisable. Workday will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any U.S. state securities laws, or any non-U.S. securities or exchange control or other laws, or any stock exchange or automated quotation system, and Workday will have no liability for any inability or failure to do so.

20.
NO OBLIGATION TO EMPLOY.   Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, Workday or any Parent, Subsidiary or Affiliate of Workday or limit in any way any right Workday or any Subsidiary, Parent or Affiliate of Workday may have to terminate Participant’s employment or other relationship at any time.

21.
CORPORATE TRANSACTIONS.

21.1
In the event that Workday is a party to a Corporate Transaction, all Awards will be subject to the definitive agreement memorializing such Corporate Transaction. Such agreement need not treat all Awards in an identical manner (and treatment may vary from Award to Award and/or from Participant to Participant), and it will provide for one or more of the following with respect to each Award:

(a)
The continuation of the Award by Workday (if Workday is the surviving corporation).

(b)
The assumption of the Award by the surviving corporation or its parent in a manner that does not result in the imposition of taxation under Section 409A of the Code.

(c)
The substitution by the surviving corporation or its parent of an equivalent award in a manner that does not result in the imposition of taxation under Section 409A of the Code.

(d)
Full exercisability of an Option, full vesting of the Shares subject to an Option and/or full vesting of all other Awards, followed by the cancellation of the Option or Award; provided, that any awards that must be settled on a deferred basis to comply with Section 409A of the Code shall be so settled. The full exercisability of an Option, full vesting of the Shares subject to the Option and/or full vesting of all other Awards may be contingent on the closing of such merger or consolidation. The Participant will be able to exercise an Option during a period of not less than five full business days preceding the effective date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Participant a reasonable opportunity to exercise an Option. Any exercise of an Option during such period may be contingent on the closing of such merger or consolidation.

(e)
A payment to the Participant in exchange for cancellation of the Award equal to the excess of (A) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (B) the Exercise Price or Purchase Price of Shares, if any, as the case may be, subject to the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The acquiring or successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of

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the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or vested. However, such payment may be subject to vesting based on the Award’s vesting schedule and the Participant’s continuing service after the Corporate Transaction. In addition, any escrow, holdback, earnout or similar provisions in the agreement providing for the Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.
Notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, in the event of a Corporate Transaction in which the acquiring or successor corporation refuses to continue, assume, substitute, replace, or cash out any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award will be accelerated in full (contingent upon the effectiveness of the Corporate Transaction) as of immediately prior to the time of consummation of the Corporate Transaction (or such other time prior to the consummation of the Transaction as the Committee may determine). In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable (as applicable) for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period; provided, however, that any awards that must be settled on a deferred basis to comply with Section 409A of the Code shall be so settled. Awards need not be treated similarly in a Corporate Transaction.
21.2
Assumption of Awards by Workday.   Workday, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event Workday assumes an award granted by another company, except as otherwise provided in the definitive agreement pursuant to which such assumption occurs or in the assumption agreement reflecting such assumption, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and, unless otherwise determined by the Committee or Workday, the equity policies of Workday will apply to such awards). In the event Workday elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute or assumed Awards will not reduce the number of Shares authorized for grant under the Plan.

21.3
Non-Employee Directors’ Awards.   Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.
ADOPTION AND STOCKHOLDER APPROVAL.   This Plan will be submitted for the approval of Workday’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.
TERM OF PLAN/GOVERNING LAW.   Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware in the U.S. without regard to such state’s conflict of laws rules.

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24.
AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of Workday, amend this Plan in any manner that requires such stockholder approval. No termination or amendment of the Plan or any outstanding Award may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25.
NONEXCLUSIVITY OF THE PLAN.   Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of Workday for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.
INSIDER TRADING POLICY.   Each Participant who receives an Award will comply with any policy adopted by Workday from time to time covering transactions in Workday’s securities by Employees, Consultants, officers and/or Directors of Workday and its Subsidiaries or Affiliates, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27.
ALL AWARDS SUBJECT TO WORKDAY’S CLAWBACK OR RECOUPMENT POLICY.   All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or the Committee or required by law during the term of Participant’s employment or other service with Workday or a Parent, Subsidiary or Affiliate that is applicable to Employees, Directors or other service providers of Workday and its Parents, Subsidiaries or Affiliates, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards. Further, unless otherwise determined by the Committee, to the extent a Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of an Award for any reason (including, without limitation, by reason of mistake in calculation or other administrative error), the Participant shall promptly, upon notice from Workday of the overpayment, be required to repay to Workday any such excess amount.

28.
CODE SECTION 409A.   This Plan and Awards granted hereunder are intended to comply with Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder (collectively, “Section 409A”) to the extent subject thereto, or otherwise be exempt from Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding the foregoing, Workday does not guarantee that any payment under the Plan, any Award or Award Agreement hereunder complies with or is exempt from Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless required by applicable law. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of an additional tax under Section 409A. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if any provision in the Plan or an Award Agreement would result in the imposition of an additional tax under Section 409A, that Plan or Award Agreement provision or Award shall be reformed, to the extent permissible under Section 409A, to avoid the imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement hereunder which constitutes a “deferral of compensation” within the meaning of Section 409A. With respect to any Award that constitutes a “deferral of compensation” within the meaning of Section 409A, references in the Plan or any Award Agreement to “termination of service,” “termination of employment” and “termination of the Participant’s Service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or any Award Agreement granted pursuant hereto during the six-month period immediately following the Participant’s termination of Service (the “Deferred Amounts”) shall instead be paid on the first payroll date after the earlier of (i) the six-month anniversary of the Participant’s “separation from service” (as defined in Section 409A) or (ii) the

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Participant’s death (such date, the “Section 409A Payment Date”), with any portion of the Deferred Amounts that would otherwise be payable prior to the Section 409A Payment Date aggregated and paid in a lump sum without interest on the Section 409A Payment Date. Notwithstanding the foregoing, none of Workday or any Subsidiary or Affiliate, the Committee or any of their respective executives, members, partners, directors, officers or affiliates shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and, by accepting an Award granted hereunder, the Participant acknowledges and agrees that none of Workday, the Committee or any of their respective affiliates will have any liability to the Participant for any such tax or penalty.
29.
DEFINITIONS.   As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with Workday and (b) any entity in which Workday has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between Workday and the Participant setting forth the terms and conditions of the Award and any country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of Workday.
“Cause” means a determination by Workday (and in the case of a Participant who is an Insider, the Committee) that the Participant has committed an act or acts constituting the following: (i) embezzlement or misappropriation of funds; (ii) conviction of, or entry of a plea of nolo contendere to, a felony or other crime involving moral turpitude; (iii) commission of material acts of dishonesty, fraud, or deceit; (iv) breach of any material provisions of any employment agreement (including the Proprietary Information and Invention Agreement) or unauthorized disclosure or use of Workday’s confidential or proprietary information or trade secrets; (v) habitual or willful neglect of duties; (vi) breach of fiduciary duty or any other duty whether imposed by law or the Board; (vii) violation or breach of, or failure to comply with Workday’s code of ethics or conduct, or material violation or breach of, or failure to comply with any of Workday’s rules, policies or procedures applicable to the Participant or any agreement in effect between Workday or the Participant; or (viii) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of Workday. This definition does not in any way limit Workday’s or any Subsidiary’s, Parent’s or Affiliate’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 above, and the term Workday will be interpreted to include any Subsidiary or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Common Stock” means the Class A common stock of Workday.
“Consultant” means any natural person, including an advisor or independent contractor, engaged by Workday or a Subsidiary, Parent or Affiliate of Workday to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Workday representing fifty percent (50%) or more of the total voting
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power represented by Workday’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by Workday of all or substantially all of Workday’s assets; (iii) the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation which would result in the voting securities of Workday outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Workday or such surviving entity or its parent outstanding immediately after such merger or consolidation, (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Workday give up all of their equity interest in Workday (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Workday). Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of Workday or a change in the ownership of a substantial portion of the assets of Workday, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
“Director” means a member of the Board.
“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.
“Effective Date” means the date the Plan is approved by the stockholders of Workday (which shall be within twelve (12) months of the approval of the Plan by the Board).
“Employee” means any person, including officers and Directors, providing services as an employee to Workday or any Parent, Subsidiary or Affiliate of Workday. Neither service as a Director nor payment of a director’s fee by Workday will be sufficient to constitute “employment” by Workday.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program approved by Workday’s stockholders pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of Workday’s Common Stock determined as follows:
(a)
its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in such source as the Committee deems reliable, or if such principal national securities exchange is not open for business on the date that Fair Market Value is being determined, the closing price as reported on the preceding business day on which that exchange was open for business;

(b)
if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

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(c)
by the Board or the Committee in good faith, and, if applicable, in accordance with the requirements of Section 409A of the Code.

“Insider” means an officer or director of Workday or any other person whose transactions in Workday’s Common Stock are subject to Section 16 of the Exchange Act.
“IRS” means the United States Internal Revenue Service.
“Non-Employee Director” means a Director who is not an Employee of Workday or any Parent, or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than Workday) in an unbroken chain of corporations ending with Workday if each of such corporations other than Workday owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Award” means cash or stock granted pursuant to Section 10 of the Plan.
“Performance Factors” means any of the factors selected by the Committee (or, with respect to Performance Awards to Participants who are not Insiders, the Committee’s delegate(s), as applicable) and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to Workday as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable Awards have been satisfied:
(a)
Profit Before Tax;

(b)
Billings;

(c)
Revenue;

(d)
Net revenue;

(e)
Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, stock-based compensation expenses, depreciation and amortization);

(f)
Operating income;

(g)
Operating margin;

(h)
Operating profit;

(i)
Controllable operating profit, or net operating profit;

(j)
Net Profit;

(k)
Gross margin;

(l)
Operating expenses or operating expenses as a percentage of revenue;

(m)
Net income;

(n)
Earnings per share;

(o)
Total stockholder return or relative stockholder return;

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(p)
Market share;

(q)
Return on assets or net assets;

(r)
Workday’s stock price;

(s)
Growth in stockholder value relative to a pre-determined index;

(t)
Return on equity;

(u)
Return on invested capital;

(v)
Cash Flow (including free cash flow or operating cash flows) or cash flow margins;

(w)
Cash conversion cycle;

(x)
Economic value added;

(y)
Individual confidential business objectives;

(z)
Contract awards or backlog;

(aa)
Overhead or other expense reduction;

(bb)
Credit rating;

(cc)
Strategic plan development and implementation;

(dd)
Succession plan development and implementation;

(ee)
Improvement in workforce diversity;

(ff)
Customer indicators;

(gg)
New product invention or innovation;

(hh)
Attainment of research and development milestones;

(ii)
Improvements in productivity;

(jj)
Bookings;

(kk)
Attainment of objective operating goals and employee metrics;

(ll)
Completion of an identified special project, joint venture or other corporate transaction;

(mm)
Employee satisfaction and/or retention; and

(nn)
Any other metric as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
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“Performance Period” means one or more periods determined by the Committee (or its delegate(s) with respect to Participants who are not Insiders), which periods may be of varying and overlapping durations, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
“Performance Share” means a performance share bonus granted as a Performance Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
“Plan” means this Workday, Inc. 2022 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock” means Shares that have not yet vested or are subject to a right of repurchase in favor of Workday (or any successor thereto).
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of Workday’s Common Stock and the common stock of any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, Non-Employee Director, Consultant to Workday or an Affiliate, Parent or Subsidiary of Workday. An employee will not be deemed to have ceased to provide services in the case of (i) sick or medical leave, (ii) military leave, or (iii) any other leave of absence approved by Workday; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by Workday and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, Workday may make such provisions respecting suspension of vesting of the Award while on leave from the employ of Workday or a Parent, Affiliate or Subsidiary of Workday as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws and subject to applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Workday approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to Workday throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Unless determined otherwise by the Committee or set forth in an agreement between Workday and a Participant (and subject to the terms of such agreement including any applicable Award Agreement), an employee will be considered to have
2022 Proxy Statement | A-19

terminated employment for purposes of the Plan and any Award granted hereunder as of the date he or she ceases to provide services to Workday or one of its Parents, Subsidiaries or Affiliates (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided, however that a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not result in a Termination, unless otherwise determined by Committee. Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
“Workday” means Workday, Inc., a Delaware corporation, or any successor corporation.
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APPENDIX B
WORKDAY, INC.
AMENDED AND RESTATED
2012 EMPLOYEE STOCK PURCHASE PLAN
1.
Establishment of Plan.   Workday proposes to grant rights to purchase shares of Common Stock to eligible Employees of Workday and its Participating Corporations (as hereinafter defined) pursuant to this Plan. Workday intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan will be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code will have the same definition herein. However, with regard to offers of options for purchase of the Common Stock under the Plan to Employees outside the United States (the “U.S.”) working for a Participating Corporation, the Board or Committee (as defined herein) may offer a subplan or an option that is not intended to meet the Code Section 423 requirements under such other rules, procedures or terms determined by the Board or Committee (collectively, a “Subplan”), provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met. Subject to Section 14, a total of eleven million six hundred fifty thousand nine hundred and seventeen (11,650,917) shares of Common Stock is reserved for issuance under this Plan. The number of shares reserved for issuance under this Plan will be subject to adjustments effected in accordance with Section 14 of this Plan. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.
Purpose.   The purpose of this Plan is to provide eligible Employees of Workday and Participating Corporations with a means of acquiring an equity interest in Workday through payroll deductions (or other permitted contributions), to enhance such Employees’ sense of participation in the affairs of Workday.

3.
Administration.

(a)
The Plan will be administered by the Compensation Committee of the Board (the “Committee”), by the Board, or by the Committee’s delegate(s), as permitted by applicable law and provided herein. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan will be determined by the Committee or its delegate(s) and its decisions will be final and binding upon all Participants. The Committee or its delegate(s) will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, and to determine eligibility. The Committee will have full authority to determine which eligible entities will be Participating Corporations, whether an offer to a Participating Corporation is intended to meet Code Section 423 requirements, and whether to have separate offerings and the terms of such offerings (in accordance with the Plan), and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Board, the Committee or its delegate(s) will, to the full extent permitted by law, be final and binding upon all parties. The Board or Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination will be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee will receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan will be paid by Workday. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible Employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. In this regard, and unless otherwise specified by the Committee, each offering of the Plan to the eligible Employees of Workday or a Participating Corporation will be deemed a separate offering for purposes of Code Section 423 and the provisions of the Plan will separately apply to each Offering. The Committee may establish rules to govern transfers of employment between Workday and its Participating Corporations and transfers of participation between separate offerings made under the Plan, consistent with any applicable Code Section 423 requirements and the terms of the Plan.

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(b)
The Committee may adopt such rules, procedures, and Subplans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the U.S., the terms of which Subplans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such Subplan, the provisions of this Plan will govern the operation of such Subplan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the U.S., handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.

4.
Eligibility.   Any Employee of Workday or the Participating Corporations is eligible to participate in an Offering Period under this Plan except that the Committee may exclude any or all of the following (other than where prohibited by applicable law):

(a)
Employees who are not employed by Workday or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee or its delegate(s);

(b)
Employees who are customarily employed for twenty (20) or less hours per week:

(c)
Employees who are customarily employed for five (5) months or less in a calendar year;

(d)
Employees who are “highly compensated employees” of Workday or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (ii) any employee who is a “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(e)
Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also a citizen of the U.S. or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the non-U.S. jurisdiction would violate the requirements of Section 423 of the Code;

(f)
Employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(g)
individuals who provide services to Workday or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, (i) Employees who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Workday or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Workday or any of its Participating Corporations may not participate in the Plan and (ii) an individual will not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.
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5.
Offering Dates.

(a)
While the Plan is in effect, the Board or Committee may determine the duration and commencement date of each Offering Period, provided that an Offering Period will in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable Subplan. Offering Periods may be consecutive or overlapping. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan. While the Plan is in effect, the Board or Committee may determine the duration and commencement date of each Purchase Period, provided that a Purchase Period will in no event end later than the close of the Offering Period in which it begins. Purchase Periods will be consecutive.

(b)
Until otherwise determined by the Board or Committee, the Offering Periods under the Plan shall be six-months and will commence on each December 1 and June 1, with each such Offering Period also consisting of a single six-month Purchase Period, except as otherwise provided by an applicable Subplan. The Board or Committee will have the power to change these terms as provided in Section 5(a) above and Section 24 below.

6.
Participation in this Plan.

(a)
With respect to each Offering Period, an eligible Employee determined in accordance with Section 4 may elect to become a Participant by submitting the prescribed enrollment form (an “Enrollment Form”) in accordance with Workday’s procedures prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as Workday may determine.

(b)
Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level as was in effect in the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below, or otherwise notifies Workday of a change in the Participant’s contribution level by filing an additional Enrollment Form in accordance with Workday’s procedures. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section (i) is not required to file any additional Enrollment Form in order to continue participation in this Plan and (ii) will be deemed to have accepted the terms and conditions of the Plan, any Subplan and Enrollment Form in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

7.
Grant of Option on Enrollment.   Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by Workday to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount of the applicable contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Offering Date (but in no event less than the par value of a share of Workday’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date (but in no event less than the par value of a share of the Common Stock), and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan will not exceed the lesser of (x) the maximum number of shares provided under this Plan, as may be changed by the Board or Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.
Purchase Price.   The Purchase Price per share at which a share of Common Stock will be sold to a Participant in any Offering Period will be eighty-five percent (85%) of the lesser of:

(a)
The Fair Market Value on the Offering Date; or

(b)
The Fair Market Value on the Purchase Date.

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9.
Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a)
The aggregate Purchase Price of the shares purchased hereunder is accumulated by regular payroll deductions made during each Offering Period, unless Workday determines that contributions may be, or are required to be, made in another form (including payment by check at the end of a Purchase Period). The deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Board or Committee. “Compensation” will mean base salary and regular hourly wages (or in non-U.S. jurisdictions, equivalent cash compensation), not including bonuses and incentive compensation commissions and shift differentials; however, Workday may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation may include any W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in non-U.S. jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in non-U.S. jurisdictions, equivalent salary deductions) will be treated as if the Participant did not make such election. Payroll deductions will commence on the first payday on or following the beginning of the Offering Period or as otherwise determined by rules established by Workday and will continue to the end of the applicable Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any Subplan may permit matching shares without the payment of any Purchase Price.

(b)
Except as provided in Section 9(c) below or as otherwise determined by the Committee, a Participant may not make changes in the percentage of payroll deductions during an Offering Period or Purchase Period. A Participant may increase or decrease the percentage of payroll deductions by completing a new authorization for payroll deductions prior to the beginning of a new Offering Period, within such timeframe as may be specified by Workday and pursuant to such Enrollment Form or other form as required by Workday, with such change becoming effective as of the Offering Date of such new Offering Period.

(c)
Subject to Section 24 below and to the rules of the Plan, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with Workday a request for withdrawal from participation at least fifteen (15) days before the applicable Purchase Date (or within such other time frame as specified by Workday), and after such withdrawal becomes effective no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions accumulated on behalf of the Participant but not yet used to purchase shares prior to the effective date of the request will be refunded to the Participant. A reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day following the filing date of such request with Workday.

(d)
All payroll deductions made for a Participant are credited to the Participant’s account under this Plan and are deposited with the general funds of Workday, and Workday will not be obligated to segregate such payroll deductions, except to the extent required by local legal requirements outside the U.S. No interest accrues on the payroll deductions, except to the extent required by local legal requirements outside the U.S. All payroll deductions received or held by Workday may be used by Workday for any corporate purpose, except to the extent necessary to facilitate compliance with local legal requirements outside the U.S.

(e)
On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not withdrawn from participation in the Offering Period at least fifteen (15) days before such Purchase Date (or within such other time frame as specified by Workday), Workday will apply the funds accumulated on behalf of the Participant to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share will be as specified in Section 8 of this Plan. Any amount accumulated on behalf of a Participant on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock will be refunded to Participant in cash, without interest, at or shortly following the end of the Purchase Period or Offering Period, as the case may be (except to the extent required due to local legal requirements outside the U.S.), unless otherwise determined by Workday. No Common Stock will be purchased on a Purchase Date on behalf of any Employee who has ceased to provide services to either Workday or a Participating Corporation prior to such Purchase Date (except to the extent required by local legal requirements

B-4 | workday.com

outside the U.S.). In the event that this Plan has been oversubscribed, all funds accumulated on behalf of a Participant that are not used to purchase shares on the Purchase Date will be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the U.S.).
(f)
As promptly as practicable after the Purchase Date, Workday will issue shares for the Participant’s benefit representing the shares purchased upon exercise of the Participant’s option.

(g)
During a Participant’s lifetime, the option to purchase shares hereunder is exercisable only by the Participant. The Participant will have no interest or voting right in shares covered by the option until such option has been exercised.

(h)
To the extent required by applicable U.S. and non-U.S. federal, state or local law, a Participant will make arrangements satisfactory to Workday and the Participant’s employer for the satisfaction of any withholding tax obligations that arise in connection with the Plan. At any time, Workday or the Participant’s employer may, but shall not be obligated to, withhold from the Participant’s wages or other cash compensation the amount necessary for Workday or the Participant’s employer to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to Workday or any Participating Corporation, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock. In addition, Workday or the Participant’s employer may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or by any other method of withholding Workday or the Participant’s employer deems appropriate. Workday will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.
Limitations on Shares to be Purchased.

(a)
No Participant will be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code to purchase stock that are also outstanding in the same calendar year(s) under other Offering Periods or other employee stock purchase plans of Workday, its Parent and its Subsidiaries exceeds U.S. $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Dollar Amount”), or such lower amount as is determined by the Board or the Committee. Workday may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit; provided that when Workday automatically resumes such payroll deductions, Workday must apply the rate in effect immediately prior to such suspension. Alternatively, in Workday’s discretion and to the extent permissible under applicable law, if Workday does not automatically suspend payroll deductions of any Participant as necessary to enforce such limit or if payroll deductions exceed the amount that may be purchased pursuant to the Share Limit as defined in Section 10(b) below, Workday shall refund any accumulated payroll deductions that may not be applied to the purchase of shares due to the applicable Maximum Dollar Amount or Share Limit as determined by Sections 10(a) and (b), with such refund occurring as soon as practicable following the applicable Purchase Date without interest (except to the extent required due to local legal requirements outside the U.S.).

(b)
The Board or Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which will be the “Maximum Share Limit” for subsequent Offering Periods; provided, however, in no event will a Participant be permitted to purchase more than ten thousand (10,000) Shares during any one Purchase Period irrespective of the limits set forth in (a) and (b) hereof, or such lower share limit (the “Share Limit”) as the Committee may determine from time to time. The initial Share Limit is 1,500 shares during any one Purchase Period or such greater (not to exceed the Maximum Share Limit) or lesser number, in either case as the Committee or Board may determine. If a new Share Limit is set, then all Participants will be notified of such Share Limit prior to the commencement of the next Offering Period for which it is to be effective. The Share Limit will continue to apply with respect to all succeeding Offering Periods unless revised by the Board or Committee as set forth above.

(c)
If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then Workday will make a pro rata allocation of the remaining

2022 Proxy Statement | B-5

shares in as uniform a manner as will be reasonably practicable and as Workday determines to be equitable. In such event, Workday will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d)
Any payroll deductions accumulated on behalf of a Participant which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), as applicable, will be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the U.S.).

11.
Withdrawal.

(a)
Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by Workday. Such withdrawal may be elected at any time prior to the last fifteen (15) days of an Offering Period, or such other time period as specified by Workday.

(b)
Upon withdrawal from this Plan, the accumulated payroll deductions will be returned to the withdrawn Participant, without interest (except to the extent required by local legal requirements outside the U.S.), and the Participant’s interest in this Plan will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, the Participant may not resume participation in this Plan during the same Offering Period, but may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by re-enrolling in this Plan in the manner set forth in Section 6 above.

12.
Termination of Employment.   If a Participant’s employment terminates for any reason, including but not limited to retirement, death, disability, or the failure of a Participant to remain an eligible Employee of Workday or of a Participating Corporation, or the failure of a Parent, Subsidiary or Affiliate to remain a Participating Corporation for any reason, the Participant’s participation in this Plan will terminate as of the date of such termination. In such event, accumulated payroll deductions credited to the Participant will be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, without interest (except to the extent required due to local legal requirements outside the U.S.). For purposes of this Section 12, an Employee will not be deemed to have ceased to provide services or failed to remain in the continuous employ of Workday or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by Workday or as so provided pursuant to a formal policy adopted from time to time by Workday; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. Workday will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local employment law.

13.
Return of Payroll Deductions.   In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board or Committee, Workday will deliver to the Participant all accumulated payroll deductions accumulated on behalf of such Participant which were not previously used to purchase Shares. No interest will accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the U.S.).

14.
Capital Changes.   If the number or class of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Workday, without consideration, then, as applicable, the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 will be proportionately adjusted, subject to any required action by the Board or the stockholders of Workday and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

15.
Non-assignability.   Neither payroll deductions accumulated on behalf of a Participant nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or, if permitted by the Committee or Workday, the designation of a beneficiary pursuant to a method specified by Workday) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be void and without effect.

B-6 | workday.com

16.
Use of Participant Funds and Reports.   Workday may use all payroll deductions received or held by it under the Plan for any corporate purpose, and Workday will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the U.S.). Until Shares are issued, Participants will only have the rights of an unsecured creditor (except to the extent required by local legal requirements outside the U.S.). Each Participant will receive a report containing, or otherwise have access to, the following information promptly after the end of each Purchase Period: the total payroll deductions (or other contributions) accumulated, the number of shares purchased, the Purchase Price thereof and the remaining cash balance, if any, carried forward or refunded, as determined by Workday, to the next Purchase Period or Offering Period, as the case may be.

17.
Notice of Disposition.   Each U.S. taxpayer Participant will notify Workday in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). Workday may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting Workday’s transfer agent to notify Workday of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.

18.
No Rights to Continued Employment.   Neither this Plan nor the grant of any option hereunder will confer any right on any Employee to remain in the employ of Workday or any Participating Corporation, or restrict any right Workday or any Participating Corporation may have to terminate such Employee’s employment.

19.
Equal Rights and Privileges.   All eligible Employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by Workday, the Committee or the Board, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with Code Section 423 requirements). This Section 19 will take precedence over all other provisions in this Plan.

20.
Notices.   All notices or other communications by a Participant to Workday under or in connection with this Plan will be deemed to have been duly given when received in the form specified by Workday at the location, or by the person, designated by Workday for the receipt thereof.

21.
Term; Stockholder Approval.   This Plan originally became effective on October 11, 2012, the date on which the Registration Statement covering the initial public offering of Workday’s Common Stock was declared effective by the U.S. Securities and Exchange Commission. The amendment and restatement of this Plan will become effective on the Effective Date. This Plan will be approved by the stockholders of Workday within twelve (12) months before or after the date this Plan is adopted by the Board. Any amendment to this Plan that requires approval by stockholders of Workday will be done in any manner permitted by applicable law. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan will occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date will not occur and instead such Offering Period will terminate without the purchase of such shares and Participants in such Offering Period will be refunded their contributions without interest, unless the payment of interest is required under local laws). This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time pursuant to Section 24 below) or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.

22.
Conditions Upon Issuance of Shares; Limitation on Sale of Shares.   Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of U.S. and non-U.S. law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or

2022 Proxy Statement | B-7

securities law or other legal restrictions outside the U.S., and will be further subject to the approval of counsel for Workday with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any Subplan.
23.
Applicable Law.   The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

24.
Amendment or Termination.   The Board or the Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period which have not been used to purchase shares of Common Stock will be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld or contributed during a Purchase Period or an Offering Period, the Committee or Workday may establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, the Committee or Workday may permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, the Committee or Workday may establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as Workday or the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment will be made without approval of the stockholders of Workday (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would increase the number of shares that may be issued under this Plan or otherwise require stockholder approval under Code Section 423. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Board or Committee action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of Workday or the consent of any Participants.

25.
Corporate Transactions.   In the event of a Corporate Transaction, each outstanding right to purchase Workday Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date. The New Purchase Date will occur on or prior to the consummation of the Corporate Transaction, and the Plan will terminate on the consummation of the Corporate Transaction.

26.
Tax Qualification.   Although Workday may endeavor to (i) qualify an option to purchase Workday Common Stock for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), Workday makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. Workday will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

B-8 | workday.com

27.
Definitions.

(a)
“Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, Workday and (ii) in which Workday has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)
“Board” means the Board of Directors of Workday.

(c)
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(d)
“Common Stock” means the Class A common stock of Workday.

(e)
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Workday representing fifty percent (50%) or more of the total voting power represented by Workday’s then outstanding voting securities; (ii) the consummation of the sale or disposition by Workday of all or substantially all of Workday’s assets; (iii) the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation which would result in the voting securities of Workday outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Workday or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Workday give up all of their equity interest in Workday (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Workday).

(f)
“Effective Date” means the date this amendment and restatement is approved by the stockholders of Workday, which shall be within twelve (12) months of the approval of the Plan by the Board.

(g)
“Employee” means any person providing services to Workday or any Participating Corporation as an employee. Neither service as a director nor payment of a director’s fee by Workday will be sufficient to constitute “employment” by Workday.

(h)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(i)
“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)
if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in such source as the Board or Committee deems reliable, or if such principal national securities exchange is not open for business on the date that Fair Market Value is being determined, the closing price as reported on the preceding business day on which that exchange was open for business;

(ii)
if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination (or if such date is not a business day, on the preceding business day) as reported in such source as the Board or Committee deems reliable; or

(iii)
by the Board or the Committee in good faith.

(j)
“Offering Date” means the first U.S. business day of each Offering Period.

(k)
“Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Board or Committee pursuant to Section 5(a).

(l)
“Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

2022 Proxy Statement | B-9

(m)
“Participant” means an eligible Employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in the Plan, subject and pursuant to Section 6.

(n)
“Participating Corporation” means any Parent, Subsidiary or Affiliate that the Board designates from time to time as a corporation that will participate in this Plan.

(o)
“Plan” means this Workday, Inc. Amended and Restated 2012 Employee Stock Purchase Plan, as may be amended from time to time.

(p)
“Purchase Date” means the last U.S. business day of each Purchase Period.

(q)
“Purchase Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 5(b).

(r)
“Purchase Price” means the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

(s)
“Securities Act” means the U.S. Securities Act of 1933, as amended.

(t)
“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

(u)
“Workday” means Workday, Inc., a Delaware corporation, or any successor corporation.

B-10 | workday.com

workday.

WORKDAY, INC.
6110 STONERIDGE MALL ROAD
PLEASANTON, CA 94588

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

D80578-P65776

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**WORKDAY, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class I Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Lynne M. Doughtie
02) Carl M. Eschenbach
03) Michael M. McNamara
04) Jerry Yang

**The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

SCAN TOVIEW MATERIALS & VOTE WORKDAY, INC.6110 STONERIDGE MALL ROAD PLEASANTON, CA 94588 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveGo online to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WDAY2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D80578-P65776 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The combined Proxy Statement and Annual Report are available at www.proxyvote.com.D80579-P65776PROXY WORKDAY, INC.2022 Annual Meeting of Stockholders to be Held on June 22, 2022 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WORKDAY, INC.The undersigned hereby appoints Aneel Bhusri and Barbara Larson, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Workday, Inc. common stock which the undersigned is entitled to vote as of April 25, 2022, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Workday, Inc. to be held on June 22, 2022 at 9:00 a.m. Pacific Daylight Time as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/WDAY2022, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors'
recommendations. The undersigned hereby revokes any proxy previously given to vote at such meeting.Continued and to be signed on reverse side